UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant               ☒
Filed by a Party other than the Registrant       ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

NMI Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:
☐    Fee paid previously with preliminary materials.
☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:
2)	Form, Schedule, or Registration Statement No.:
3)	Date Filed:

NMI HOLDINGS, INC.
2100 Powell Street, 12th Floor
Emeryville, CA 94608
April 1, 2022

Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of NMI Holdings, Inc. The meeting will be held as a virtual meeting on Thursday, May 12, 2022. The meeting will begin at 8:30 a.m. Pacific Time. You will be able to attend the annual meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/NMIH2022 when you enter the 16-digit Control Number provided to you by us on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail. Prior to and during the meeting you may vote on the proposals described in this proxy statement. Your vote is important. Even if you plan to participate in the meeting, we encourage you to vote as soon as possible over the telephone or the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. You may also vote online during the meeting until voting is closed.
The accompanying Notice of 2022 Annual Meeting of Stockholders and proxy statement describe the items to be considered and acted upon by the stockholders at the meeting and include important information about the meeting and the voting process.
Sincerely,
Bradley M. Shuster
Executive Chairman and Chairman of the Board

NMI HOLDINGS, INC.
2100 Powell Street, 12th Floor
Emeryville, CA 94608
    NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of NMI Holdings, Inc.:
The 2022 Annual Meeting of Stockholders (Annual Meeting) of NMI Holdings, Inc. (NMI) will be held as a virtual meeting on Thursday, May 12, 2022, at 8:30 a.m. Pacific Time, to vote on the following matters:
1.Election of nine directors;
2.Advisory approval of our executive compensation;
3.Approval of the NMI Amended and Restated 2014 Omnibus Incentive Plan;
4.Ratification of the appointment of BDO USA, LLP as NMI's independent auditors; and
5.Any other matters that properly come before the Annual Meeting.
You will be able to attend the Annual Meeting via live audio webcast and vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/NMIH2022 when you enter your 16-digit Control Number provided to you by NMI on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail.
The record date for the Annual Meeting is March 16, 2022. Only stockholders of record at the close of business on that date are entitled to notice and to vote. Each stockholder of record will be entitled to one vote for each share held on the record date.
Beginning on or about April 1, 2022, we will send to our stockholders of record on the record date a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement via the Internet and vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can receive a paper copy of our proxy materials free of charge.
Your vote is important. Even if you expect to attend the Annual Meeting via the live audio webcast, please vote over the telephone or the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying proxy statement. Even if you have voted by proxy, you may still vote again in person if you attend the Annual Meeting.

By Order of the Board of Directors
Bradley M. Shuster
Executive Chairman and Chairman of the Board

April 1, 2022

Proxy Statement Summary
__________________________________________________________________________________________________________________________________________________________________________
NMI HOLDINGS, INC.
2100 Powell Street, 12th Floor
Emeryville, CA 94608

PROXY STATEMENT SUMMARY

    This Proxy Statement Summary highlights information contained elsewhere in this proxy statement, which is first being sent or made available to shareholders on or about April 1, 2022. This summary does not contain all of the information you should consider, so please read the entire proxy statement carefully before voting.
Meeting Information
Date and Time:    Thursday, May 12, 2022, at 8:30 a.m. Pacific Time
Location:    Virtual Meeting at www.virtualshareholdermeeting.com/NMIH2022
Record Date:    March 16, 2022
Matters to Be Voted Upon

Proposal	Votes Required for Approval	Effect of Abstention[1]	Shares/Effect of Broker Non-votes[2]	Signed but Unmarked Proxy Cards	Board Recommendation	Page Reference
1. Election of directors	Plurality of Votes Cast	No effect	Not voted/No effect	Voted "For" each nominee	FOR each nominee	5
2. Advisory approval of executive compensation	Majority of shares present or represented by proxy and entitled to vote	Same effect as a vote "Against"	Not voted/No effect	Voted "For"	FOR	49
3. Approval of the NMI Amended and Restated 2014 Omnibus Incentive Plan	Majority of shares present or represented by proxy and entitled to vote	Same effect as a vote "Against"	Not voted/No effect	Voted "For"	FOR	50
4. Ratification of the appointment of BDO USA, LLP as NMI's independent registered public accounting firm	Majority of shares present or represented by proxy and entitled to vote	Same effect as a vote "Against"	Discretionary Vote[3]	Voted "For"	FOR	57
(1) Abstentions and broker non-votes are included for purposes of determining whether a quorum is present; however, abstentions are considered "entitled to vote" whereas broker non-votes are not.
(2) If you complete and return your proxy card properly, but do not provide instructions on your proxy card as to how to vote your shares, your shares will be voted in accordance with the judgement of the individuals named as proxies on the proxy card as to any other matter properly brought before the Annual Meeting.
(3) The bank, broker or other holder of record is permitted to vote in its discretion with respect to Proposal 4 despite not having received instructions from the beneficial owner.

A quorum is necessary for us to conduct the business of our Annual Meeting. A quorum means that holders of at least a majority of the shares entitled to vote must be present at the meeting, either in person or represented by proxy. Your shares are counted as present at the Annual Meeting if (i) you attend our Annual Meeting, or (ii) if you properly complete and return a proxy card or follow the voting instructions provided by your bank, broker or other holder of record, as applicable.
The table above summarizes the required vote for each proposal at the Annual Meeting. The table also shows the effect on the outcome of the vote in the following cases: (i) abstentions; (ii) uninstructed shares held by brokers (which result in

i

Proxy Statement Summary
__________________________________________________________________________________________________________________________________________________________________________

broker non-votes when a beneficial owner of shares held in “street name” does not provide voting instructions and, as a result, the bank, broker or other holder of record is prohibited from voting those shares on certain proposals); and (iii) signed but unmarked proxy cards.
How to Vote
If you were a stockholder on the record date, you may vote your shares of Class A common stock by visiting our online voting website at www.proxyvote.com and following the voting instructions on the website. You may also vote your shares by telephone by calling 1-800-690-6903 and following the voting instructions read to you by the automated operator.
Upon visiting the meeting website or calling the call-in telephone line, you will be prompted to enter your 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail. Your unique Control Number allows us to identify you as a stockholder and will enable you to securely cast votes.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day beginning at 12:01 a.m. Eastern Time on April 1, 2022. Internet and telephone voting will close promptly at 11:59 p.m. Eastern Time, on Wednesday, May 11, 2022. After this, you will only be able to vote by attending the Annual Meeting via live audio webcast, as described on page 1 of our Proxy Statement below. After voting is closed during the Annual Meeting, you will no longer have the ability to vote your shares.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record to vote your shares. Telephone and internet voting also will be offered to stockholders of record owning shares through certain banks and brokers.
Your vote is important. Please vote.
DIRECTOR NOMINEES

Name	Age	Director Since	Experience	Committee Memberships	Other Public Company Boards
Bradley M. Shuster	67	2012	Executive Chairman and Chairman of the Board, NMI Holdings, Inc.	—	2
Steven L. Scheid*§	68	2012	Former Partner, Strategic Execution Group, Former Chairman and Chief Executive Officer, Janus Capital Group Inc.	CC, GNC	—
Michael Embler*	57	2012	Former Chief Investment Officer, Franklin Mutual Advisers LLC	AC**, CC	2
Priya Huskins*	50	2021	Partner, Senior Vice President and Board Member, Woodruff Sawyer	CC, GNC	2
James G. Jones*	73	2012	Former Chairman and Chief Executive Officer, AccountNow, Inc.	GNC, RC, CC**	__
Lynn S. McCreary*	62	2019	Chief Legal Officer, Sportradar Group AG	GNC**, RC	__
Michael Montgomery*	66	2012	Former Chief Compliance Officer, Glendon Capital Management, Former Chief Executive Officer, Barclays Group US, Inc.	AC, RC	—
Regina Muehlhauser*	73	2017	Former President, Bank of America, San Francisco	AC, RC**	—
Adam S. Pollitzer	43	2022	President, Chief Executive Officer, NMI Holdings, Inc.	—	—

AC = Audit Committee; CC = Compensation Committee; GNC = Governance and Nominating Committee; RC = Risk Committee

*    Independent Director
**    Committee Chair
§    Independent Lead Director

    2022 PROXY STATEMENT    ii

Proxy Statement Summary
__________________________________________________________________________________________________________________________________________________________________________

PERFORMANCE HIGHLIGHTS AND STRATEGY
In 2021, the Company continued to successfully navigate through the stress of the COVID-19 pandemic, including the Delta and newly emerged Omicron variants, while delivering record financial performance. The COVID-19 pandemic, along with the widespread public and regulatory response, continues to affect global and national economic activity. Against this backdrop and despite the challenges we faced, 2021 was a remarkable year of resiliency and reward for the Company. We maintained our focus on credit risk underwriting and our disciplined approach of being a pragmatic issuer and participant in reinsurance transactions. These activities, together with our proprietary risk-based pricing platform, Rate GPS®, has enabled us to serve our customers and their borrowers, while managing the credit risk profile of our insurance-in-force (IIF). Even with the continuing systemic challenges caused by the COVID-19 pandemic and newly emerged variants, the resilience of the housing market, the growth in total mortgage origination volume and the continued expansion of our customer franchise continued to spur the Company's record new insurance written (NIW) and IIF volume in 2021.

We believe our success, including our performance in 2021, traces to our commitment to our core strategic principles, whereby we aim to help qualified individuals achieve their homeownership goals, ensure that we remain a strong and credible counter-party, deliver a tailored customer service experience, and foster a culture of collaboration and excellence that helps us attract and retain experienced industry leaders. We establish a differentiated risk management approach that emphasizes individual underwriting review or validation of the vast majority of the loans we insure by utilizing Rate GPS® to dynamically evaluate risk and price our policies, and maintaining comprehensive reinsurance across all of our production. We continue to build on our position in the private mortgage insurance market, expand our customer base and grow our insured portfolio of high-quality residential loans by focusing on long-term customer relationships, disciplined and proactive risk selection and pricing, fair and transparent claims payment practices, responsive customer service, and financial strength and profitability.

We achieved record results in 2021. During the year ended December 31, 2021, we wrote a record $85.6 billion of NIW, up 36.5% compared to the year ended December 31, 2020. Even with significant run-off of our in-force policies driven by the continuation of strong refinancing activity tied to the low interest rate environment, we grew our insurance-in-force to a record total of $152.3 billion, up 36.8% compared to the year ended December 31, 2020. Not only did we achieve record growth in both NIW and IIF, we also delivered record financial performance in 2021, with premiums earned of $444.3 million (up 11.9% compared to the year ended December 31, 2020), total revenue of $485.1 million (up 12.0% compared to the year ended December 31, 2020), net income of $231.1 million (up 34.7% compared to the year ended December 31, 2020), diluted earnings per share of $2.65 (up 24.4% compared to the year ended December 31, 2020), and expense ratio of 32.0% (down 3.3% compared to the year ended December 31, 2020). We also delivered book value per share of $18.25 (up 13.5% compared to the year ended December 31, 2020). We believe our success to date and customer and credit risk strategies will allow us to continue to achieve our goals of growing our customer base and delivering strong returns to our shareholders in a manner that is balanced, profitable, and broadly sustainable.

CORPORATE GOVERNANCE
Our Board of Directors (Board) oversees the development and execution of our strategy. We are committed to corporate governance practices that promote long-term value and strengthen Board and management accountability to our stockholders. Our Board has implemented a number of measures to enrich Board composition, enhance independent oversight and increase Board effectiveness. These measures align our corporate governance structure with achieving our strategic objectives, and enable our Board to effectively communicate and oversee our culture of compliance, risk management, customer and stakeholder satisfaction, and robust, sustainable growth.

Our Board believes that strong, independent board leadership is a critical aspect of effective corporate governance, and established the position of Lead Director. The Lead Director is an independent director (Independent Lead Director) selected by the other independent directors. Mr. Scheid has served as the Independent Lead Director since the position was established in May 2012.

Our Board also believes that communication with stockholders and openness to investor feedback are crucial to the long-term success of the company. We have an active investor relations program and our management regularly meets with investors, prospective investors and investment analysts to discuss our business and strategy. Stockholders may communicate with the members of the Board, the Lead Director or the non-management members of the Board as a group, by sending a

iii

Proxy Statement Summary
__________________________________________________________________________________________________________________________________________________________________________
written communication to NMI Holdings, Inc., Attention: Corporate Secretary, 2100 Powell Street, 12th Floor, Emeryville, CA 94608.

Governance Highlights
Important components of our overall governance profile include:
•Unclassified Board and annual election of directors
•80% (7 out of 9) of current directors are independent
•Separation of Executive Chairman and Chief Executive Officer roles
•Robust Independent Lead Director duties
•Independent Chairs of the Audit, Governance and Nominating, Risk and Compensation Committees
•Demonstrated commitment to Board refreshment
•Demonstrated commitment to committee chair refreshment
•33% (3 out of 9) of current directors are women
•50% (2 out of 4) of committee chair positions are held by women
•44% (4 out of 9) of current director are from diverse demographic backgrounds
•Annual Board and Committee evaluations
•Regular executive sessions of independent directors
•Comprehensive risk oversight by Board and its Committees
•Stockholder outreach/engagement
•Mandatory stock ownership requirements for directors and executive officers
•Board continuing education policies

See page 12 for additional information regarding our governance profile.
COMPENSATION PRACTICES
We design our executive compensation program to drive the creation of long-term stockholder value. Through our compensation program, we seek to attract, retain and motivate talented and qualified executives from a diverse candidate pool, while maximizing stockholder value creation over the long-term by targeting compensation levels that are competitive when measured against other companies within our industry and geographic location. The Compensation Committee and management believe our executive compensation program must be flexible, with annual incentive and equity awards that consider corporate performance, while rewarding individual efforts advancing our corporate goals and performance objectives that align with our strategic plans, which in turn contributes to the successful development and long-term growth of the Company. We focus on performance-based compensation, as emphasized through annual cash-based awards and grants of service-based and performance-based restricted stock units (PRSUs) that appropriately motivate executives and reward them for delivering results over the short and long-term when measured against Compensation Committee-approved objectives. In 2021, the Committee approved equity awards for each named executive officer (NEO), other than Mr. Shuster, consisting of a 50:50 mix of time-based restricted stock units (RSUs) and PRSUs. The PRSUs granted in 2021 are earned based on achievement of cumulative book value per share (BVPS) growth targets over a three-year performance period. We believe that BVPS is a key measure of our long-term performance and stockholder value creation. As such, our 2021 PRSUs directly link a significant component of our executives' realized compensation value to the Company's achievement of long-term financial performance, incentivize the achievement of sustainable long-term returns and further align our long-term equity incentive with that of our peers' and the trends we see in the marketplace.

    2022 PROXY STATEMENT    iv

__________________________________________________________________________________________________________________________________________________________________________

Proxy Statement	1

ITEM 1 - ELECTION OF DIRECTORS	5

Information about Our Directors	5
Board Diversity and Tenure of Nominees	6
Board Diversity Matrix	6
Personal Attributes and Skills of the Director Nominees	7
Biographical Information of Our Director Nominees	7
2021 Director Compensation	10
Stockholder Vote Required	11
Board Recommendation	11

Corporate Governance and Board Matters	12

Board Leadership	12
Board Committees	13
Board Oversight of Risk	15
Corporate Governance	17
Board Oversight of Our Values and People	17
Environmental, Social and Governance Initiatives	17
Sustainability Report	19
Shareholder Engagement	19
Corporate Governance Guidelines	19
Stock Ownership Guidelines	19
Business Conduct and Ethics Policy	20
Director Independence	20
Related Person Transactions	20
Information on Our Website	21
Communicating with the Board	21

Executive Officers	22

Compensation of Named Executive Officers	24

Compensation Discussion and Analysis:	24
Executive Summary	24
Our Process for Executive Compensation	27
Elements of Executive Compensation Program	29
Other Important Governance and Executive Compensation Policies	34
Compensation Committee Report	35

v

__________________________________________________________________________________________________________________________________________________________________________

Compensation and Related Tables:	36
2021 Summary Compensation Table	36
Employment Arrangements with our NEOs	37
Grants of Plan-Based Awards for 2021	38
Outstanding Equity Awards at 2021 Fiscal Year-End	39
Option Exercises and Stock Vested during Fiscal Year 2021	40
Potential Payments upon Termination of Employment or Change in Control	41
CEO Pay Ratio	45

Beneficial Ownership of Common Stock	46
Shares of Class A Common Stock Beneficially Owned	46
Greater than 5% Stockholders, as of March 23, 2022	47
Equity Compensation Plans Information	48
ITEM 2 - ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION	49
Stockholder Vote Required	49
Board Recommendation	49
ITEM 3 - APPROVAL OF THE AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN (Amended Plan)	50
Key Features of the Amended Plan	50
Purpose of the Amended Plan	50
Stockholder Approval	51
Stockholder Vote Required	56
Board Recommendation	56
ITEM 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	57
Audit and Other Fees	57
Stockholder Vote Required	57
Board Recommendation	57
Appendix A - NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan	i
Appendix B - Explanation and Reconciliation of our use of Non-GAAP Financial Measures	ii
Non-GAAP Financial Measure Reconciliation	ii

    2022 PROXY STATEMENT    vi

Proxy Statement
__________________________________________________________________________________________________________________________________________________________________________
PROXY STATEMENT

This proxy statement is delivered in connection with the solicitation of proxies by the Board for use at our 2022 Annual Meeting to be held as a virtual meeting on Thursday, May 12, 2022, at 8:30 a.m. Pacific Time, and any postponement or adjournment of the meeting. You will be able to attend the Annual Meeting via live audio webcast and vote and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/NMIH2022 when you enter your 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials (Availability Notice) or on your proxy card if you receive materials by mail. We encourage you to vote prior to the meeting on the proposals described below in this proxy statement. In this proxy statement we refer to NMI Holdings, Inc. as NMI, the Company, we, our, or us.
This proxy statement and form of proxy card are first being sent to stockholders on April 1, 2022 in order to furnish information relating to the business to be transacted at the meeting. A copy of the Notice of 2022 Annual Meeting of Stockholders (Notice of Meeting) accompanies this proxy statement. These materials are also available on the internet at www.proxyvote.com.
ABOUT THE ANNUAL MEETING AND PROXY STATEMENT
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will act on the matters listed in our Notice of Meeting, including the election of the nine directors named in this proxy statement, an advisory vote on our executive compensation, approval of the NMI Amended and Restated 2014 Omnibus Incentive Plan and the ratification of the appointment of BDO USA, LLP (BDO) as our independent registered public accounting firm for the year ending December 31, 2022.
Who is entitled to notice of and to vote at the Annual Meeting?
Only stockholders of record at the close of business on March 16, 2022, the record date for the Annual Meeting, are entitled to receive notice and to vote. For each share of Class A common stock that you held on that date, you are entitled to one vote on each matter considered at the meeting. On the record date, 86,061,502 shares of Class A common stock were outstanding and entitled to vote.
Why did I receive a notice regarding internet availability of proxy materials instead of a paper copy of printed materials?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (SEC), we are permitted to furnish proxy materials, including this proxy statement, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Beginning on or about April 1, 2022, we will send to our stockholders of record the Availability Notice containing instructions on how to access this proxy statement and our Annual Report via the internet and how to vote online. As a result, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. All stockholders of record will have the ability to access the proxy materials on a website referred to in the Availability Notice and may request a printed set of the proxy materials free of charge by mail or electronically from such website. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Availability Notice. By participating in the e-proxy process, we save printing and mailing expenses and reduce the environmental impact of our Annual Meeting.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
SEC rules allow us to deliver a single copy of an annual report and proxy statement to any household not participating in electronic proxy material delivery at which two or more shareholders reside, if we believe the shareholders are members of the same family (a practice called “householding”). We believe that householding benefits both you and the Company by eliminating duplicate mailings to shareholders living at the same address and by reducing our printing and mailing costs. Each shareholder will continue to receive a separate proxy card or voting instruction card.
Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by going to www.proxyvote.com, by e-mailing sendmaterial@proxyvote.com, or by writing to the Corporate Secretary at our executive offices. Alternatively, if your household received multiple sets of proxy materials this year, and members of your household who are entitled to receive proxy

Proxy Statement
__________________________________________________________________________________________________________________________________________________________________________
materials would all prefer to receive only a single set of proxy materials, you may submit such a request as specified in the preceding sentences in this paragraph.

If a broker, bank or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer shareholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or other nominee directly to discontinue duplicate mailings to your household.

How do I attend the Annual Meeting?
As permitted by Delaware law and our Third Amended and Restated Bylaws (the Bylaws), our Annual Meeting will be held solely as a virtual meeting live via the internet, and not at any physical location. You will be able to attend the Annual Meeting via live audio webcast by visiting the Company's virtual meeting website at www.virtualshareholdermeeting.com/NMIH2022 on Thursday, May 12, 2022, at 8:30 a.m. Pacific Time. Upon visiting the meeting website, you will be prompted to enter your 16-digit Control Number provided to you on your Availability Notice or on your proxy card if you receive materials by mail. Your unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website.
How do I vote my shares?
If you were a registered stockholder on the record date (that is, you hold an NMI stock certificate or hold your NMI shares in an account with our transfer agent, American Stock Transfer & Trust Company, LLC), you may vote your shares of Class A common stock by visiting the Company's online voting website at www.proxyvote.com and following the voting instructions on the website. You may also vote your shares by telephone by calling 1-800-690-6903 and following the voting instructions read to you by the automated operator.

Upon visiting the meeting website or calling the call-in telephone line, you will be prompted to enter your 16-digit Control Number provided to you on your Availability Notice or on your proxy card if you receive materials by mail. Your unique Control Number allows us to identify you as a stockholder and will enable you to securely cast votes.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day beginning at 12:01 a.m. Eastern Time on April 1, 2022. Internet and telephone voting will close promptly at 11:59 p.m. Eastern Time, on Wednesday, May 11, 2022. After this, you will only be able to vote by attending the Annual Meeting via live audio webcast, as described above. After voting is closed during the Annual Meeting, you will no longer have the ability to vote your shares.
If you hold your shares in more than one account, you will receive separate voting credentials for each such account. Please be sure to vote separately for each account in order to cast all votes that you are entitled to cast at the Annual Meeting.
If you received your proxy materials by mail or if you request paper copies of the proxy materials, you can vote by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope. Further instructions on how to vote by mail are included on the proxy card.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders of record owning shares through certain banks and brokers.
How are votes counted?
A quorum is necessary for us to conduct the business of the Annual Meeting. This means that holders of at least a majority of the shares of Class A common stock entitled to vote must be present at the meeting. Your shares are counted as present at the Annual Meeting if they are voted. Shares that "ABSTAIN" and broker non-votes (shares held by a broker or nominee that has not received voting instructions from its client and does not have discretionary authority to vote) on any matter will be counted to determine the presence of a quorum, but will not be counted as votes for or against any matter.
Under our Bylaws, directors are elected by a plurality of the votes cast. Accordingly, the nine director nominees that receive the greatest number of votes at the Annual Meeting will be elected. In an uncontested election of directors, a director will be elected if he or she receives at least one vote.

    2022 PROXY STATEMENT    2

Proxy Statement
__________________________________________________________________________________________________________________________________________________________________________
Under our Bylaws, the approval of the NMI Amended and Restated 2014 Omnibus Incentive Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting.
    Under our Bylaws, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the Annual Meeting is required for the advisory approval of our executive compensation and the ratification of the appointment of BDO USA, LLP as our independent auditors.

How may I access the stockholder list?
    Under our Bylaws, stockholders are permitted to access a list showing the name, registered address and number of registered shares for each registered stockholder of the Company entitled to vote at the Annual Meeting. The list is open to the examination of any stockholder at our executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours for 10 days prior to the Annual Meeting. During the Annual Meeting, you may access the list by visiting www.virtualshareholdermeeting.com/NMIH2022 when you enter your 16-digit Control Number provided to you on your Availability Notice or on your proxy card if you receive materials by mail.
May I change my vote?
    You may revoke your proxy and change your vote at any time before the proxy is exercised at the meeting. You may change your vote by submitting another proxy on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the Annual Meeting and voting during the meeting. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked by providing a written notice of revocation to the Company's Corporate Secretary at our executive offices.
How does the Board recommend that I vote?
    The Board unanimously recommends that you vote:
"FOR" each of the nominees for director (Item 1);
"FOR" the advisory approval of our executive compensation (Item 2);
"FOR" the approval of the NMI Amended and Restated 2014 Omnibus Incentive Plan (Item 3); and
"FOR" the ratification of the appointment of BDO USA, LLP as NMI's independent auditors (Item 4).
Will any other items be acted upon at the Annual Meeting?
As of the date of this proxy statement, the Board does not know of any other business to be presented at the Annual Meeting. If other business is properly brought before the Annual Meeting, your proxy will be voted in the discretion of the proxies with respect to such other business unless you earlier revoke your proxy.
What is the deadline for submission of stockholder proposals and Director nominees for the next Annual Meeting?
Stockholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in our 2023 proxy statement (other than nominations for candidates for election as directors) and to be acted upon at our 2023 annual meeting of stockholders must be received by us, attention: Corporate Secretary, at our executive offices on or prior to December 2, 2022. If, however, the 2023 annual meeting is more than 30 days before or after the anniversary date of the 2022 Annual Meeting, then the deadline for stockholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in our 2023 proxy statement and to be acted upon at our 2023 annual meeting will be a date that we determine to be a reasonable time before we begin to print and send our proxy materials. In this event, we will disclose this deadline in a public filing with the SEC.
Under our Bylaws, a stockholder who wishes to submit a proposal for consideration at the 2023 annual meeting not pursuant to SEC Rule 14a-8, including nominations of candidates for election as directors, must give timely written notice of the proposal to the Corporate Secretary at our executive offices in accordance with the procedures set forth in our Bylaws, which are available on our website at ir.nationalmi.com/governance.cfm. Such notice must be delivered to the Corporate Secretary no earlier than the close of business on January 12, 2023 and no later than the close of business on February 11, 2023. If, however, the date of the 2023 annual meeting is more than 30 days before or more than 60 days after the anniversary date of the 2022 Annual Meeting, notice must be delivered by the stockholder between the close of business on the 120th day before and the close of business on the 90th day before the date of the 2023 annual meeting or, if the first public announcement of the

Proxy Statement
__________________________________________________________________________________________________________________________________________________________________________
date of the 2023 annual meeting is less than 100 days before the date of such meeting, then the notice by the stockholder must be delivered by the 10th day after such public announcement. The notice must comply with the disclosure requirements set forth in our Bylaws.
Who bears the cost of this solicitation?
    The Company bears the costs of preparing, assembling and delivering these proxy-soliciting materials and all costs of solicitation of proxies from our stockholders.
How may I obtain a copy of the company's Annual Report on Form 10-K?
    Our Annual Report on Form 10-K for the year ended December 31, 2021 has been posted, and is available without charge, on our corporate website at ir.nationalmi.com/financials.cfm. In addition, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2021 (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our common stock. Requests can be made by writing to NMI Holdings, Inc., Attention: Corporate Secretary, 2100 Powell Street, 12th Floor, Emeryville, CA 94608.
Whom should I contact with additional questions?
    If you have any questions about the proxy voting process, please contact the bank, broker or other nominee through which you hold your shares. Additionally, if you have any questions unrelated to voting your shares, please contact John Swenson at (510) 788-8417 or by email at john.swenson@nationalmi.com.

    2022 PROXY STATEMENT    4

Item 1 - Election of Directors
__________________________________________________________________________________________________________________________________________________________________________

ITEM 1 - ELECTION OF DIRECTORS

Our Bylaws provide that the number of members of our Board will be determined from time to time by resolution of the Board, which currently consists of nine members. Upon election at our annual stockholder's meeting, each of our directors serves a one-year term until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.
The Board, upon the recommendation of the Governance and Nominating Committee, has nominated Bradley M. Shuster, Steven L. Scheid, Michael Embler, Priya Huskins, James G. Jones, Lynn McCreary, Michael Montgomery, Regina Muehlhauser, and Adam S. Pollitzer for election to the Board to serve for one year, until our 2023 Annual Meeting of Stockholders.
Information about Our Directors
The Governance and Nominating Committee is responsible for recommending to the Board a slate of nominees for election as directors at the Company's annual meeting of stockholders and may obtain recommendations from director search firms engaged for the purpose of recruiting new directors. Such search firms will generally be paid a retainer to identify and screen candidates meeting specifications established by the Governance and Nominating Committee for a particular search. The Board believes that the members of the Board, as a whole, should possess a diverse combination of skills, professional experience and backgrounds necessary to oversee our business. Accordingly, the Board and the Governance and Nominating Committee consider the qualifications of director candidates individually and in the broader context of the Board's overall composition and the Company's current and future needs. The Governance and Nominating Committee seeks a variety of occupational and personal backgrounds on the Board to obtain a range of viewpoints and perspectives and to enable the Board to have access to a diverse body of talent and expertise relevant to the Company's activities. Of the director nominees for our 2022 Annual Meeting, one-third are women and four of nine are from diverse demographic backgrounds.
The Board and the Governance and Nominating Committee consider a variety of factors when reviewing the qualifications of each director nominee, which are set forth in our Corporate Governance Guidelines, posted on our website at ir.nationalmi.com/governance.cfm. The Company believes that each director nominee should generally:

✓	possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility;
✓	maintain a genuine interest in the Company and recognize that as a member of the Board he or she is accountable to the stockholders of the Company and not to any particular interest group;
✓	have financial services or other relevant industry experience gained through senior management or board of director service;
✓	have prior board experience, either as a director of a public company or as both an executive officer of a public company and a director of a privately held company;
✓	not serve on more than three other boards of directors of public companies;
✓	meet the independence requirements under NASDAQ listing requirements (other than any management directors);
✓	have the ability and be willing to spend the time required to function effectively as a director;
✓	be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director; and
✓	possess independent opinions and be willing to express them in a constructive manner.

Item 1 - Election of Directors
__________________________________________________________________________________________________________________________________________________________________________

Board Diversity and Tenure of Nominees

Median Tenure: 6.5 Years
Our Governance and Nominating Committee believes it is critical to nominate a Board that has a diversity of tenure which enables the Board to effectively oversee our business while driving long-term value through various economic and operating environments. Our Board tenure of the nominees for election reflects an appropriate balance between engaging new talent and maintaining institutional knowledge of our business and the private mortgage insurance market.

Our Corporate Governance Guidelines provide that a majority of our directors must be independent. 7 out of our 9 director nominees qualify as independent directors.
Board Diversity Matrix (As of March 28, 2022)

Total Number of Directors	9
	Female	Male
Part I: Gender Identity
Directors	3	6
Part II: Demographic Background
Asian	2	0
White	1	6
LGBTQ+	0	1
Did Not Disclose Demographic Background	0	0

    2022 PROXY STATEMENT    6

Item 1 - Election of Directors
__________________________________________________________________________________________________________________________________________________________________________

Personal Attributes and Skills of the Director Nominees
    The Board considers a wide range of attributes when selecting and recruiting candidates. Our nominees have executive experience and skills that are aligned with our business and strategy as follows:

Skill/Experience	Director Candidates
Senior Executive and Corporate Governance: Directors bring valuable senior executive experience on matters relating to corporate governance, management, operations and compensation.	9 out of 9
Public Company and Financial Reporting: Directors bring extensive knowledge of or experience in accounting, financial reporting, auditing processes and standards and public company reporting.	7 out of 9
Financial Services: Directors possess in-depth knowledge of the financial services industry, providing valuable expertise on issues facing the Company and its industry.	9 out of 9
Risk Management and Compliance: Directors have experience in risk management and compliance oversight relevant to exercising corporate and fiduciary responsibilities.	8 out of 9
Technology: Directors possess experience in the development and adoption of new technology as well as leading innovation initiatives at companies.	5 out of 9
Regulated Industries: Directors bring valuable experience with regulated businesses, regulatory requirements and relationships with regulatory agencies.	9 out of 9
The following provides biographical information about each of our director nominees. In reaching its determination to recommend each of the director nominees for election at this Annual Meeting, the Board and the Governance and Nominating Committee considered the qualifications of these nominees and determined that each nominee meets the criteria listed on page 5 and is highly skilled and qualified to serve as a member of the Board and to work with management to guide and develop the Company as an industry leader in the private mortgage insurance industry.
Bradley M. Shuster, Executive Chairman and Chairman of the Board (Executive Chairman)
    Mr. Shuster, 67, has served as Executive Chairman of our Board since January 2019. Mr. Shuster served as Chairman of the Board and Chief Executive Officer from 2012 to 2018. From April 2012 to December 31, 2014, Mr. Shuster also served as our President. With Mr. Shuster's extensive experience developing and operating mortgage insurance companies and insurance industry background, we believe he is qualified to serve as Executive Chairman of our Board. From 2008 to 2011, Mr. Shuster held various consulting positions assisting private investors with evaluating opportunities in the insurance industry. Mr. Shuster was an executive of The PMI Group, Inc. (PMI) from 2003 to 2008, where he served as president of International and Strategic Investments and chief executive officer of PMI Capital Corporation. Prior to that, he served as PMI's executive vice president of Corporate Development and senior vice president, treasurer and chief investment officer. Mr. Shuster was responsible for PMI's international operations, coordinating both acquisitions and de novo operations in diverse markets including Australia, Canada, Europe and Hong Kong. Prior to leaving PMI, Mr. Shuster was instrumental in the sale of PMI's Australian operations to QBE Group, a global insurance company, for approximately $1 billion. Before joining PMI in 1995, Mr. Shuster was a partner at Deloitte LLP, where he served as partner-in-charge of Deloitte's Northern California Insurance Practice and Mortgage Banking Practice. He holds a B.S. from the University of California, Berkeley and an M.B.A. from the University of California, Los Angeles. He is an independent director of McGrath RentCorp (from 2017) and of Luther Burbank Corporation (from 1999). Mr. Shuster completed the National Association of Corporate Directors Cyber-Risk Oversight Program, earning the CERT Certificate in Cybersecurity Oversight.
Steven L. Scheid, Lead Director
    Mr. Scheid, 68, has served on our Board since April 2012. A veteran financial industry executive with over 40 years of

Item 1 - Election of Directors
__________________________________________________________________________________________________________________________________________________________________________

experience, Mr. Scheid has a deep expertise in finance, retail strategies, risk management and investment services, and we believe he is qualified to serve on our Board. He served on the boards of Blue Nile Company, an online retailer of diamonds and fine jewelry (2007-2015); Janus Capital Group Inc., a global investment firm (2002-2012); and The PMI Group, Inc. (2002-2009). Mr. Scheid was previously a partner at Strategic Execution Group, a consulting firm, from 2007 to 2012. He served as the chairman of Janus Capital Group Inc. until 2012 and also served as the company's chief executive officer from 2004 to 2006. Mr. Scheid was an operating partner at Thoma Bravo, LLC, a private equity firm from 2008 to 2011. From 1996 to 2002, Mr. Scheid served in multiple senior executive positions for Charles Schwab Corporation. He was vice chairman of the Charles Schwab Corporation and president of the Schwab Retail Group. Prior to these roles, Mr. Scheid served as Schwab's chief financial officer and was the chief executive officer of Charles Schwab Investment Management. He served as the Federal Reserve Bank of San Francisco's representative on the Federal Advisory Council in Washington, D.C. from September 2000 to February 2002. Mr. Scheid is a certified public accountant and holds a B.S. in accounting from Michigan State University.
Michael Embler, Director
Mr. Embler, 57, has served on our Board since July 2012. Mr. Embler has over 20 years of experience in investments and financial markets. Mr. Embler also serves on the board of American Airlines Group (from 2013) and the board of Ventas, Inc. (from 2022). Previously, he was on the boards of Taubman Centers (2018-2020), Mohonk Preserve (2014-2020), a non-profit nature preserve, Abovenet, Inc. (2003-2012), Dynegy Inc. (2011-2012), CIT Group (2009-2016), Kindred Healthcare (2001-2008) and Grand Union Company (1999-2000). Mr. Embler served as the chief investment officer of Franklin Mutual Advisers LLC, an asset management subsidiary of Franklin Resources, Inc., overseeing approximately $60 billion in assets and 25 investment professionals. He joined Franklin in 2001 and retired in 2009. Prior to serving as chief investment officer, he managed the firm's distressed investing strategy. Previously, from October 1992 to May 2001, he held various positions at Nomura Holdings America. In his role as managing director from 2000 until 2001, Mr. Embler managed a team which invested a proprietary fund focused on distressed and other event-driven corporate investments. Mr. Embler received a B.S. in economics from the State University of New York at Albany and earned an M.B.A. in finance from George Washington University. Mr. Embler has also earned the CERT Certificate in Cybersecurity Oversight from the National Association of Corporate Directors Cyber-Risk Oversight Program, and a certificate in Environmental Conservation and Sustainability from The Earth Institute, Center for Environmental Research and Conservation at Columbia University, demonstrating his commitment to board-level cyber-risk oversight and sound conservation and sustainability practices. Based on Mr. Embler's extensive financial industry background, we believe he is qualified to serve on the Board.
Priya Huskins, Director
Priya Huskins, 50, has served on our Board since 2021. Since 2003, Ms. Huskins has been an employee of Woodruff Sawyer & Co. (Woodruff Sawyer), a commercial insurance brokerage and consulting firm, serving as a partner and senior vice president since 2005 and a member of its board since 2016. Prior to joining Woodruff Sawyer, Ms. Huskins served as a corporate and securities attorney at the law firm of Wilson Sonsini Goodrich & Rosati from 1997 until 2003. Since 2007, Ms. Huskins has served as a director of the board of Realty Income Corporation, a publicly traded REIT, currently serving as chair of its Compensation Committee and as a member of its Nominating and Corporate Governance Committee. Since 2021, Ms. Huskins has served as a director of the board of Anzu Special Acquisition Corp I, a publicly traded special purpose acquisition corporation. She has served on the advisory board of the Stanford Rock Center for Corporate Governance since 2012. With Ms. Huskins' extensive financial, legal and insurance industry background, we believe she is qualified to serve on our Board. Ms. Huskins earned her undergraduate degree from Harvard College and a J.D. from the University of Chicago Law School. In 2009, Ms. Huskins was named one of the “Top 100 Women of Influence in the Silicon Valley” by the San Jose/Silicon Valley Business Journal, and in 2012, she was named one of the “Most Influential Women in Bay Area Business” by the San Francisco Business Times.
James G. Jones, Director
    Mr. Jones, 73, has served on our Board since July 2012. Mr. Jones has previously served on the boards of Community Lend, Visa USA, E- Loan, Inc., BA Merchant Services, DebtMarket, Residential Capital, LLC and Bank of America, NA. Previously in his career, he held senior executive positions for major banks and financial services companies. From May 1992 to September 2000, Mr. Jones served as the group executive vice president for consumer credit and subsequently as president of direct banking at Bank of America. He was a vice chairman at Providian Financial Services from September 2000 to June 2003. He was a senior executive vice president with Universal Savings Bank from November 2004 to March 2006. He subsequently served as chief executive officer of Aegis Mortgage from October 2006 to February 2007, after which he served as the chief executive officer at GMAC Residential Capital, a major participant in US residential finance, from February 2007 to August 2008. From January 2010 to January 2015, Mr. Jones served as the chairman and chief executive officer of AccountNow, Inc., a

    2022 PROXY STATEMENT    8

Item 1 - Election of Directors
__________________________________________________________________________________________________________________________________________________________________________

leading internet prepaid card issuer. Mr. Jones also directed consumer finance business lines at Citicorp (1974-1978), Crocker National Bank (1978-1983) (including mortgage servicing) and Wells Fargo (1983-1992) (including residential finance). Mr. Jones holds a B.A. in psychology from Washburn University, an M.A. in industrial psychology from the University of Nebraska at Omaha and an M.B.A. from the University of Kansas. With Mr. Jones' more than 40 years of executive experience in commercial banking, consumer lending, payment processing and related financial services, we believe he is qualified to serve on our Board.
Lynn S. McCreary, Director
    Ms. McCreary, 62, has served on our Board since May 2019. Ms. McCreary is a seasoned executive with over 35 years of experience in business and management. She is the chief legal officer and corporate secretary at Sportradar Group AG, a multinational company that aggregates and analyzes sports data and provides services to a wide range of constituents in the sports world. Prior to joining Sportradar in June 2021, Ms. McCreary served as the chief legal officer, corporate secretary and a member of the executive committee of Fiserv, Inc., a fortune 500 global leader in payment and fintech where, from 2013-2021, she advised the CEO, board and business leaders on a broad array of business and legal matters. From 2010-2013, Ms. McCreary served as Fiserv's deputy general counsel. Prior to joining Fiserv, Ms. McCreary was a partner at Bryan Cave LLP where she represented commercial, retail, financial and insurance companies. She began her career in financial services in 1982, holding positions at Citicorp Person to Person and Metmor Financial, then a subsidiary of Metropolitan Life Insurance Company. Ms. McCreary earned a bachelor's degree from Western New England College and a J.D. from Washburn University School of Law. Based on Ms. McCreary's extensive experience and background, we believe she is qualified to serve on our Board.
Michael Montgomery, Director
    Mr. Montgomery, 66, has served on our Board since July 2012. He has served on the boards of directors for numerous regulated entities, including FDIC-insured banks, mortgage origination companies, mortgage servicing companies, broker dealers and investment advisers. Mr. Montgomery was a member of the boards of directors of Barclays Bank Delaware from 2005 until 2012 and of Barclays Capital Inc. and Barclays Group US, Inc. from 2002 to 2012. From April 2013 to September 2018, Mr. Montgomery served as Glendon Capital Management's chief compliance officer. From July 2010 to April 2013, Mr. Montgomery served as chief compliance officer of Barclays Asset Management Group LLC. Previously, Mr. Montgomery served as chief executive officer of Barclays Group US, Inc., the top-tier U.S. holding company for Barclays from 2003 to 2010, and he has significant experience as an audit committee member. From July 2006 to July 2010, he served as chief administrative officer of Mortgage Origination and Servicing at Barclays Capital, a position in which he managed mortgage origination and servicing activities and coordinated the underwriting, production, warehousing and servicing functions with its New York-based asset securitization business. From 1998 to 2000, Mr. Montgomery served as chief financial officer for Deutsche Bank Securities Inc. He served in various positions at Goldman Sachs & Co. from 1987 to 1998, including as vice-president of UK Regulatory Reporting, vice-president of Subsidiary Accounting, vice-president and director of Regulatory Reporting and chief financial officer of Goldman Sachs Canada. Mr. Montgomery has also previously held operating roles as chief financial officer and chief administrative officer and has served on several industry-wide committees for the Securities Industry Association, the Bond Market Association and the Public Securities Association. Mr. Montgomery earned a B.A. in economics and French literature from the University of Virginia and a J.D. from Georgetown University Law Center. Mr. Montgomery has over 30 years of experience working at global commercial and investment banks, and we believe he is qualified to serve on our Board.
Regina Muehlhauser, Director
    Ms. Muehlhauser, 73, has served on our Board since 2017. Ms. Muehlhauser is a seasoned finance executive, with over 30 years of experience in wholesale real estate lending, administration and treasury management services, and we believe she is qualified to serve on our Board. Ms. Muehlhauser retired as president of Bank of America, San Francisco, a subsidiary of Bank of America Corporation (BAC), in 2004. BAC is one of the world’s largest financial institutions, serving individual consumers, businesses, institutional investors and governments with a full range of banking, investing, asset management and other financial and risk management products and services. Ms. Muehlhauser was a member of BAC's Global Management Operating Committee and was global treasury management executive, responsible for the sales and delivery of treasury management services to large corporations in 35 countries and approximately two million commercial and small business companies in the United States. From 1997 to 2004, Ms. Muehlhauser reported to the chairman & CEO as executive vice president, overseeing BAC's Client Focus Initiative, having joined Bank of America in 1991 as senior vice president. In 1993, Ms. Muehlhauser was promoted to executive vice president, and during 1994, served as chair of the Diversity Advisory Counsel. Ms. Muehlhauser began her career at Wells Fargo Bank where she held a variety of client management and

Item 1 - Election of Directors
__________________________________________________________________________________________________________________________________________________________________________

organizational leadership responsibilities within the real estate industries group, rising to senior-vice president. In June 2003, Treasury & Risk Management Magazine named her among the "100 Most Influential People in Finance" in the United States. In 2002, 2003 and 2004, Ms. Muehlhauser was named as one of the most influential women in the San Francisco Bay Area by the San Francisco Business Times. In 2002, she received the Woman of Honor award by the Chinese Historical Society of America for her impact on society as a business leader and was named 2006 Board Leader Volunteer of the Year for the San Francisco and San Mateo, California counties. Ms. Muehlhauser earned a bachelor's degree in political science from American University.
Adam Pollitzer, Director, President and Chief Executive Officer
Mr. Pollitzer, 43, joined the Board in January 2022 and serves as our President and Chief Executive Officer (CEO). As President and CEO, Mr. Pollitzer is responsible for the company’s day-to-day management, financial performance, and long-term growth strategy. Mr. Pollitzer joined NMI in May 2017 and served as our Executive Vice President and Chief Financial Officer from 2017 to 2021. Before joining the Company in 2017, Mr. Pollitzer was a Managing Director in the corporate and investment banking division of J.P. Morgan Securities, LLC, where he led advisory and capital raising efforts on behalf of North American insurance companies. Before serving as a Managing Director, Mr. Pollitzer held other senior leadership positions with J.P. Morgan. He holds a bachelor’s degree in business administration from the Stephen M. Ross School of Business at the University of Michigan. A seasoned mortgage industry and finance executive, Mr. Pollitzer draws on over 20 years of experience in mortgage banking, mortgage insurance, business development and operations, and we believe he is qualified to serve on our Board and as President and CEO.
2021 Director Compensation
    The Board determines director compensation after its review of the Compensation Committee's recommendations, which take into account advice received from the Compensation Committee's independent compensation consultant. A substantial portion of each non-employee director's annual compensation is in the form of equity awards. In May 2021, our Board approved an increase (from $80,000 to $100,000) in the annual cash retainer portion of the compensation package that we pay to each of our non-employee directors and increased the annual amounts paid to our directors for service as committee chairs and Lead Independent Director, as follows:

	Non-employee Directors	Audit Committee Chair	Other Committee Chair	Lead Independent Director
Annual Compensation Package	($)	($)	($)	($)
Cash Retainer	$100,000	$25,000	$15,000	$40,000
RSU Award	$120,000	N/A	N/A	N/A
In addition to granting annual RSU awards for board service, we grant new board members an additional RSU award with a target grant date fair value equal to the then applicable RSU annual retainer, which additional grant is eligible to vest in equal parts on the second and third anniversaries of the grant date. We designed the three-year RSU award for our non-employee director compensation package to strengthen the alignment between director pay and the long-term interest of our stockholders. Accordingly, in addition to receiving the 2021 RSU grant that each of our non-employee directors received, Ms. Huskins was awarded an additional RSU grant with a grant date fair value of $119,991 in connection with her joining the Board in February 2021. We do not pay additional amounts for attending Board or committee meetings. We do pay or reimburse travel and other expenses incurred by our non-employee directors in attending Board meetings and attending director continuing education training. In 2021, Mr. Shuster and Ms. Merkle were NEOs of the Company in addition to serving as directors and receive compensation as NEOs rather than as directors, as described below in "Compensation of Named Executive Officers."

    2022 PROXY STATEMENT    10

Item 1 - Election of Directors
__________________________________________________________________________________________________________________________________________________________________________

Compensation for our non-employee directors during 2021 was as follows:

	Fees Earned or Paid in Cash (1)	RSU Awards (2)	Total Compensation
Name	($)	($)	($)
Michael Embler[3]	$112,116	$119,991	$232,107
Priya Huskins[4]	$83,305	$239,981	$323,286
James G. Jones[5]	$105,797	$119,991	$225,788
Lynn S. McCreary[6]	$105,797	$119,991	$225,788
Michael Montgomery	$92,638	$119,991	$212,629
Regina L. Muehlhauser[7]	$102,116	$119,991	$222,107
James H. Ozanne[8]	$33,132	$—	$33,132
Steven L. Scheid[9]	$121,594	$119,991	$241,585
(1)     Amounts reflect the cash retainers we paid to our non-employee directors in 2021. We paid our directors at the increased rate as approved by the Board in 2021 (noted above) beginning in the third quarter of 2021.
(2)     Amounts in this column represent the grant date fair value of the RSUs granted to our non-employee directors in fiscal year 2021, calculated in accordance with ASC Topic 718. See Note 10, "Share-Based Compensation" of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended December 31, 2021 for an explanation of the assumptions made in valuing these awards. In May 2021, we granted 5,130 RSUs to each non-employee director (except for Mr. Ozanne who retired in May 2021), with a grant date fair value of $119,991 and which are eligible to vest on the first anniversary of the grant date, subject to continued service on the Board. Ms. Huskins received an additional grant of 5,130 RSUs with a target grant date fair value of $119,991, which vests in equal installments on each of the second and third anniversaries of the grant date, subject to her continued service on the Board. As of December 31, 2021, Mr. Jones held vested stock options with respect to 25,313 shares of our common stock and Mr. Montgomery held vested stock options with respect to 37,813 shares of our common stock. As of December 31, 2021, each of Ms. Muehlhauser and Messrs. Scheid, Embler, Jones and Montgomery held 5,130 unvested RSUs, Ms. McCreary held 9,484 unvested RSUs, and Ms. Huskins held 10,260 unvested RSUs.
(3)     Fees earned includes additional cash retainer Mr. Embler earned in 2021 as chair of Audit Committee.
(4)    Ms. Huskins joined the Board in February 2021 and received, in the first quarter of 2021, prorated fees. Ms. Huskins was awarded an additional RSU grant in connection with joining the Board.
(5)     Fees earned includes additional cash retainer Mr. Jones earned in the first and second quarters of 2021 as chair of Risk Committee, and in the third and fourth quarters of 2021 as chair of Compensation Committee.
(6) Fees earned includes additional cash retainer Ms. McCreary earned in 2021 as chair of Governance and Nominating Committee.
(7) Fees earned includes additional cash retainer Ms. Muehlhauser earned in the third and fourth quarters of 2021 as chair of Risk Committee.
(8) Mr. Ozanne retired from the Board in May 2021 and did not receive the annual RSU grant.
(9) Fees earned includes additional cash retainer Mr. Scheid earned in 2021 as the Lead Independent Director.

Stockholder Vote Required
Directors are elected by a plurality of the votes cast. Accordingly, the nine director nominees that receive the greatest number of votes at the Annual Meeting will be elected. In an uncontested election of directors, a director will be elected if he or she receives at least one vote.
Board Recommendation
The Board unanimously recommends that you vote for each of the director nominees.

Corporate Governance and Board Matters
__________________________________________________________________________________________________________________________________________________________________________

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board, led by our Executive Chairman and Chairman of the Board (whose role is separate from our Chief Executive Officer (CEO)) and Independent Lead Director, oversees the management of the Company and our business. The Board selects our CEO and in conjunction with our CEO selects the rest of our senior management team, which is responsible for operating our business.
The Board met eight times during 2021. Each director serving in 2021, during their service as a Board member, attended 100% of the meetings of the Board and 100% of the meetings of committees of the Board on which they served during 2021. Our policy is that all of our directors are expected to attend our annual stockholder meeting, which each of our directors attended in 2021.
Board Leadership
Our Executive Chairman and Our CEO Roles Are Separated
As part of its ongoing commitment to corporate governance best practices, the Board periodically considers the Company's leadership structure and adapts the Company's leadership structure as circumstances warrant. We believe that separating the roles of CEO and Chairman of the Board is appropriate for the Company and in the best interests of the Company and its stockholders at this time. Under this structure, Mr. Shuster is our Executive Chairman and Chairman of the Board. The Executive Chairman's responsibilities include:
•managing the overall Board function;
•leading the Board in setting and implementing company strategy and direction;
•assisting in the development of strategic plans; and
•chairing Board meetings and serving as a mentor to the CEO.
Mr. Pollitzer is our President, CEO and a director. The CEO maintains operational responsibilities, collaborates on the Company's strategic direction in conjunction with the Board and executes strategic initiatives. The Board believes this structure (i) allows the CEO to focus more of his time and energy on operations and management; and (ii) leverages the Executive Chairman's leadership, financial, governance and regulatory experience.
We Have a Lead Independent Director
Because the Board also believes that strong, independent board leadership is a critical aspect of effective corporate governance, the Board has established the position of Lead Director. The Lead Director is an independent director selected by the independent directors. Mr. Scheid has served as the Lead Director since the position was established in May 2012. The Lead Director's responsibilities include:
•acting as the primary contact between the Company and the independent directors, such as undertaking to meet or confer periodically with members of the Company's executive team regarding matters related to the business of the Company;
•assisting the Chairman of the Board, as necessary, with conducting Board meetings;
•assisting with preparation of agenda items for meetings of the Board and its Committees; and
•such other duties as the Board may from time to time assign to the Lead Director.
The Board believes that at the current time, separating the roles of Executive Chairman and CEO in this manner, together with an experienced and engaged Lead Director allows for the most effective alignment of corporate governance with stockholder interests.

    2022 PROXY STATEMENT    12

Corporate Governance and Board Matters
__________________________________________________________________________________________________________________________________________________________________________

Board Committees
The Board has four committees: Audit, Governance and Nominating, Risk and Compensation. Information regarding these committees, in each case describing the committee's purposes, responsibilities and authority, is provided below. Written copies of the charters of each of these committees are available on our website at ir.nationalmi.com/governance.cfm, and we will send copies to any stockholder who submits a written request to our Corporate Secretary.
The current composition of the Board's four committees is as follows:

Director Name	Audit Committee	Governance And Nominating Committee	Risk Committee	Compensation Committee
Bradley M. Shuster
Priya Huskins*		X		X
Adam Pollitzer
Steven L. Scheid*		X		X
Michael Embler*	Chair			X
James G. Jones*		X	X	Chair
Lynn S. McCreary*		Chair	X
Michael Montgomery*	X		X
Regina Muehlhauser*	X		Chair
* Independent Director.
Audit Committee
The members of the Audit Committee are Messrs. Embler and Montgomery and Ms. Muehlhauser, each of whom qualifies as an "independent" director as defined under the applicable rules and regulations of NASDAQ and the SEC. Mr. Embler is the chair of the Audit Committee, and each member of the Audit Committee serves as an "audit committee financial expert" as that term is defined in SEC rules. The Audit Committee met eight times in 2021.
The Audit Committee is responsible for, among other things, monitoring:
•the integrity of the financial statements of the Company;
•the independent auditor's qualifications and independence;
•the performance of the Company's internal audit function and independent auditors;
•the Company's system of disclosure controls and system of internal controls over financial reporting;
•the Company's information technology and cybersecurity risk; and
•the Company's compliance with legal and regulatory requirements.
Audit Committee Report
Before we filed our Annual Report on Form 10-K for the year ended December 31, 2021 with the SEC, the Audit Committee reviewed and discussed with management our audited Consolidated Financial Statements for the year ended December 31, 2021, and the notes thereto and other financial information included in the report, including the section of the report entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" (collectively, the 2021 10-K). The Audit Committee also discussed with BDO, our independent registered public accounting firm for 2021, the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301 including, among other things, matters related to the conduct of the audit of our financial statements. The Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO's communications with the Audit Committee concerning independence and has discussed with BDO their independence from the Company.

Corporate Governance and Board Matters
__________________________________________________________________________________________________________________________________________________________________________

Based on its reviews and discussions described above, the Audit Committee recommended to our Board that our audited financial statements be included in our 2021 10-K, which we filed with the SEC.
Members of the Audit Committee
Michael Embler (Chair)
Michael Montgomery
Regina Muehlhauser
Governance and Nominating Committee
The members of the Governance and Nominating Committee are Messrs. Scheid and Jones and Mses. Huskins and McCreary, each of whom qualifies as an "independent" director under the applicable rules and regulations of NASDAQ and the SEC. Ms. McCreary is the chair of our Governance and Nominating Committee. The Governance and Nominating Committee met four times in 2021.
The Governance and Nominating Committee is responsible for, among other things:
•identifying individuals qualified to become Board members and recommending to the Board nominees for election for the next annual meeting of stockholders;
•reviewing the qualifications and independence of the members of the Board and its committees on a regular basis;
•recommending to the Board corporate governance guidelines and reviewing such guidelines, as well as the Governance and Nominating Committee charter, to confirm that they remain consistent with sound corporate governance practices and with any legal requirements;
•overseeing our ESG efforts and initiatives;
•leading the Board in its annual review of the Board's and its committees' performance; and
•recommending committee assignments for members of the Board.
The Governance and Nominating Committee evaluates director candidates for the Company's nominees for the Board under the criteria described above under "Item 1 - Election of Directors - Information about Our Directors." The Governance and Nominating Committee will consider recommendations from stockholders regarding director candidates that are received in writing and accompanied by sufficient information to enable the Governance and Nominating Committee to assess the candidate's qualifications, along with the candidate's consent to serve as a director if elected. Such recommendations should be sent to our Corporate Secretary. Any recommendation received from a stockholder after January 1 of any year is not assured of being considered for nomination in that year. The Governance and Nominating Committee will evaluate any director candidates recommended by stockholders using the same process and criteria that apply to candidates recommended by other sources.
Risk Committee
The members of the Risk Committee are Messrs. Jones and Montgomery and Mses. Muehlhauser and McCreary, each of whom qualifies as an "independent" director as defined under the applicable rules and regulations of the NASDAQ and the SEC. Ms. Muehlhauser succeeded Mr. Jones as the chair of our Risk Committee after May 2021. The Risk Committee met four times in 2021.
The Risk Committee is responsible for the oversight of the Company's management of key risks and exposures that could materially impact the Company and management's operation of the Company's mortgage insurance business and the management of the Company's investment portfolio, including, among other things:
•monitoring the performance of the Company's insured books of business and the principal factors affecting performance;
•discussing, reviewing and monitoring the Company's mortgage insurance products, including premium rates, underwriting guidelines and returns;
•reviewing and approving the Company's investment policy and reviewing the performance of the investment portfolio;

    2022 PROXY STATEMENT    14

Corporate Governance and Board Matters
__________________________________________________________________________________________________________________________________________________________________________

•reviewing the mortgage insurance operating environment, including the state of local and regional housing markets, competitive forces affecting the Company and the Company's relationships with residential mortgage lenders and investors;
•assisting the Board in its oversight of the Company's enterprise risk management approach, including the significant risk management policies, procedures and processes; and
•reviewing and approving the Company's directors and officers liability coverage for adequacy and scope.
Compensation Committee
The current members of the Compensation Committee are Messrs. Embler, Jones and Scheid and Ms. Huskins, each of whom qualifies as an "independent" director as defined under the applicable rules and regulations of NASDAQ and the SEC. Mr. Jones succeeded H. Ozanne (who retired from the Board in May 2021) as the chair of the Compensation Committee. Each member of the Compensation Committee is an outside director under Section 162(m) of the Internal Revenue Code. The Compensation Committee met six times in 2021.
The Compensation Committee is responsible for, among other things:
•overseeing our executive compensation program, including approving corporate objectives relating to compensation for our CEO, Executive Chairman and other senior executives and determining the annual compensation of our CEO, Executive Chairman and other senior executives;
•reviewing and approving the compensation policy recommended by management with respect to other employees;
•determining, subject to ratification by our independent directors, the compensation of our independent directors;
•evaluating the relationship between our risk management practices and our compensation policies and practices applicable to all employees, including our CEO and Executive Chairman, to consider whether they encourage risk-taking that would be reasonably likely to have a material adverse effect on the Company;
•reviewing and approving incentive and equity-based compensation plans and grants;
•reviewing transition and succession planning for senior executives; and
•preparing the Compensation Committee Report and reviewing any Compensation Discussion and Analysis included in our proxy statements.
The Compensation Committee has the authority to secure the services of independent, external advisers to be used by the Compensation Committee in the exercise of its responsibilities, including review of executive compensation, Board compensation and to perform any other analysis that the Compensation Committee deems appropriate. The Compensation Committee engaged Semler Brossy Consulting Group, LLC (Semler Brossy or the Compensation Consultant), an independent compensation consultant, to assist it in evaluating executive and director compensation programs and levels. Further, Semler Brossy provided the Compensation Committee with data and analysis to assist with the preparation of the NMI Amended and Restated 2014 Omnibus Incentive Plan, including determining the number of additional shares available under the amended plan. See "Compensation of Named Executive Officers - Compensation Discussion and Analysis - Our Process For Executive Compensation - Role of the Compensation Consultant" for more information about Semler Brossy and the services it provides to the Compensation Committee. The Compensation Committee has the authority to delegate any of its responsibilities to one or more subcommittees of the Compensation Committee as it may deem appropriate.

Board Oversight of Risk
Our management is charged with identifying and managing the risks facing our business and operations. The Board is responsible for overseeing how our senior management addresses these business and operational risks to the extent they are material. Accordingly, the Board, assisted by the Board-level Risk Committee, oversees and considers risk throughout the year on a company-wide and individual action basis.
The Board also implements its risk oversight function through delegation to each of our Audit Committee, Compensation Committee, Governance and Nominating Committee and Risk Committee. These committees meet regularly and report back to our board. Our Board-level committees play significant roles in carrying out our risk oversight function.
•The Risk Committee assists the Board in its oversight and review of information regarding our enterprise risk management approach and oversees risks related to our mortgage insurance business and investment portfolio.

Corporate Governance and Board Matters
__________________________________________________________________________________________________________________________________________________________________________

•The Audit Committee oversees and reviews risks associated with financial accounting and reporting, including our system of internal controls, as well as fraud risk, information technology and cybersecurity risk, and major legislative and regulatory developments which could result in material financial risk exposures. In performing this function, the Audit Committee considers information from our independent and internal auditors and discusses relevant issues with management and the independent auditors. The Audit Committee also reviews any proposed related person transactions to ensure that we do not engage in transactions that would create a conflict of interest that could result in harm to us.
•The Compensation Committee evaluates the risks and rewards associated with our compensation philosophy and programs and succession planning.
•The Governance and Nominating Committee oversees our implementation of sound corporate governance principles and practices (including our ESG efforts and initiatives). In performing this function, the Governance and Nominating Committee periodically reviews and recommends changes to the Company's Corporate Governance Guidelines and recommends any additional actions related to governance matters that it may deem necessary or advisable from time to time.
Our management also implements its risk oversight function through the Management Risk Committee, which is responsible for overseeing the company’s insurance liability risk, and whose membership includes our CEO, Chief Financial Officer, Chief Risk Officer, Executive Vice President for Insurance Operations and Information Technology, General Counsel, and Vice President of Credit Policy.
We manage enterprise risks through the coordinated efforts of our board-level Risk Committee, management-level Enterprise Risk Management Committee (ERMC) and our internal audit department.
•ERMC is a cross-disciplinary management level enterprise risk committee that (i) facilitates risk discussions and monitors the implementation of effective risk management practices and (ii) assists risk owners with identifying, defining and monitoring risk exposures. ERMC documents the key risks we face, and how we monitor and manage those risks. Its membership includes our CEO, Chief Risk Officer, General Counsel, Chief Financial Officer, EVP of IT and Operations, Chief Sales Officer, Chief Compliance Officer, and Head of Internal Audit. The chair of ERMC provides updates to the board-level Risk Committee, the CEO and the Executive Chairman.
•Internal audit was established by the Audit Committee to review and assess the activities of the Company in all functional areas and reports to the Chair of Audit Committee. Internal audit provides management and the Audit Committee with reasonable assurance that the risk management and internal control systems throughout the Company are adequate and operating effectively. We require that internal audit remain at all times independent of any activity it reviews in order to provide objective and credible assessments on behalf of the Company.
We believe that our leadership structure, discussed in "- Board Leadership" above, reinforces the Board's risk oversight function. Independent directors chair and make up the entire membership of the committees involved in risk oversight, and we have established a system of open communication among senior management and directors, with our Executive Chairman and CEO routinely keeping the Board informed of material risks.

    2022 PROXY STATEMENT    16

Corporate Governance and Board Matters
__________________________________________________________________________________________________________________________________________________________________________

Corporate Governance
We are committed to corporate governance practices that promote long-term value and strengthen board and management accountability to our stockholders. Our Board has implemented a number of measures to enrich board composition and diversity, enhance independent oversight and increase the effectiveness of the Board. These measures align our corporate governance structure with achieving our strategic objectives, and enable our Board to effectively communicate and oversee our culture of compliance, risk management, customer and stakeholder satisfaction and robust, sustainable growth.
Board Oversight of Our Values and People
We believe we play a critical role in the housing market and serve an important social purpose – helping borrowers gain access to housing and supporting them as they build value and community for themselves and their families. In 2021, we helped over 280,000 borrowers to obtain homeownership. Access to home ownership is central to our customers and the communities we serve. Our business puts us at the intersection of home access and home affordability whereby we help borrowers to overcome the down payment hurdle of buying homes. We also provide private capital to take on first loss ahead of taxpayers.
Throughout the year, the Board and its committees review and discuss with management the progress our Company has made in helping borrowers gain access to housing and supporting them as they build value and community for themselves and their families. The Board and its committees also review and discuss with management matters related to our people, including our progress towards inclusive and diverse representation among our employees, employee engagement, compensation and benefits, business conduct and compliance, and executive succession planning. For example, throughout the COVID-19 global pandemic and during 2021, our management activated company-wide structures to assess, respond to, and mitigate adverse impacts. Throughout COVID-19 and during 2021, our Board and its committees continued to review and discuss with management the assessment and mitigation of the impact of COVID-19 on our employees and business.
Environmental, Social and Governance (ESG) Initiatives
The Board, including through its Governance and Nominating Committee which oversees our ESG efforts, reviews and discusses with management our ESG initiatives and progress. We focus on minimizing the environmental impact of our operations and furthering social objectives through our business and relationships with our communities and employees. The diversity of our employees is a tremendous asset. We value diversity as a company and believe that diverse perspectives

Corporate Governance and Board Matters
__________________________________________________________________________________________________________________________________________________________________________

promote innovation and are crucial to the long-term success of our business.
Environmental Initiatives:
As a financial services company in the mortgage insurance space, we have a limited environmental footprint and specific risks related to climate change are not directly relevant to our business. Nevertheless, we recognize the secondary risks that climate change poses to the broader economy and home prices, so we strive to minimize the impact of our operations on the environment. Our headquarters in the San Francisco Bay area, our only office location, is a LEEDS certified building. We have also adopted sustainable practices to support recycling and the use of recycled and recyclable materials in our operations in order to further support an efficient environmental footprint.
Social Responsibility: Communities, Human Capital and Diversity
Communities
We believe our business serves an important social function at its core: we assist first-time and low down-payment borrowers in achieving their home ownership goals. Access to home ownership for borrowers is central to our customers and the communities we serve. In 2021, we helped over 280,000 borrowers gain access to housing and establish a safe, secure environment in which to shelter through the pandemic. Our mortgage insurance products provide individual borrowers with the assistance they need to secure affordable mortgage loans and, in doing so, we help open the door to sustainable homeownership in communities across the country. Our products also facilitate secondary market sales of residential mortgages, primarily to Fannie Mae and Freddie Mac (the government-sponsored enterprises (GSEs)), and provide lenders and investors a means to diversify and mitigate their exposure to mortgage credit risk. With our private capital standing in a first loss position, we play a crucial role in protecting U.S. taxpayers from exposure to credit losses experienced by the GSEs, which are effectively guaranteed by the government.
As part of our community initiatives, we have been in partnership with Mortgage Bankers Association (MBA) Opens Doors Foundation. MBA Opens Doors was formed in 2011 with the mission of helping vulnerable families with critically ill or injured children to stay in their homes while a child is in treatment. Since 2020, we have donated to the MBA Opens Doors Foundation a portion of the premium payments we receive on every new policy we originate.
Human Capital
We are a company of approximately 250 employees. Our ability to operate efficiently and profitably, to offer products and services that meet the expectations of our customers, and to maintain an effective risk management framework is highly dependent on the competence and integrity of our employees, as well as the employees of the third-party service providers, vendors and others whom we engage.
We prioritize human capital management with the goal of attracting, retaining and developing a high-quality, diverse employee base and aim to foster an employee-driven, collaborative and productive work environment that emphasizes balance between organizational, community and personal goals. We offer competitive salaries and a comprehensive benefits package that includes annual cash bonuses and equity grants, life, health and supplemental (dental and vision) insurance, paid time off, paid parental leave, emergency backup child and elder care, a 401(k) plan with employer matching contributions, and programs to support employee mental, physical and financial well-being. To date, we have granted equity to every one of our employees annually and offer mortgage assistance to support our employees who are first-time homebuyers. We also encourage and support our employees to continue their educational and professional development with tuition reimbursement and student loan payback programs, and provide paid time off for volunteer activities to allow employees to give back to their communities.

In 2021, we were recognized as a Great Place to Work® for the sixth consecutive year. Great Place to Work® is a global authority on workplace culture, employee experience and leadership, and partners with FORTUNE magazine to produce the annual FORTUNE "100 Best Companies to Work For” list.
Diversity
We value diversity as a company and believe that diverse perspectives promote innovation and are crucial to the long-term success of our business. We are committed to supporting diversity, equity and inclusion in our workplace, and have aimed to create an environment that welcomes and supports differences and encourages input and ideas from all. We have and will continue to take action to (i) enhance cultural awareness throughout the organization by creating substantive learning

    2022 PROXY STATEMENT    18

Corporate Governance and Board Matters
__________________________________________________________________________________________________________________________________________________________________________

opportunities for all employees; (ii) broaden our leadership pipeline by creating and supporting programs and policies that foster leadership development; (iii) seek and support diverse backgrounds on our Board and amongst our management team; (iv) address potential bias during our hiring, promotion, and evaluation processes; (v) support an inclusive corporate culture; and (vi) engage in initiatives that foster economic mobility, community development and financial education. We require our third-party recruiting firms to seek and source diverse candidates and have established an employee inclusion committee to further diversity, equity and inclusion initiatives across our Company. Inclusion committee members reflect a cross-functional and diverse employee mix by gender, ethnicity, race, age and tenure, and work to address diversity topics in areas such as employee and leadership composition, vendor diversity and cultural community outreach.

Sustainability Report
We publicly disclose information about our business across a number of topics on our website. In 2022, in response to stakeholder feedback, we have extended our commitment to transparency by publishing our inaugural Sustainability Report, which provides a broad view of our ESG efforts across the Company. The Sustainability Report includes an index that maps our ESG disclosures (ESG Index) across metrics outlined in the Sustainability Accounting Standards Board's voluntary disclosure framework. We also reference the United Nations Sustainable Development Goals (UN Goals) in our Sustainability Report and have aligned our business activities and programs with the five UN Goals where we believe we can make the greatest impact. The Sustainability Report and ESG Index are available on our website at https://www.nationalmi.com/sustainability-report/.
Shareholder Engagement
We proactively engage with shareholders and other stakeholders throughout the year to learn their perspectives on significant issues, including company performance and strategy, corporate governance, executive compensation, and environmental, social, and governance topics. Such engagement helps us better understand shareholder priorities and perspectives, gives us an opportunity to elaborate upon our initiatives with relevant experts, and fosters constructive dialogue. We take feedback and insights from our engagement with shareholders and other stakeholders into consideration as we review and evolve our practices and disclosures, and further share the feedback and insights with our Board as appropriate.
Corporate Governance Guidelines
Upon our Governance and Nominating Committee’s recommendation, our Board adopted our Corporate Governance Guidelines, which set forth a framework for our governance. The Guidelines cover the Board's membership criteria, director independence, director compensation, board meeting process, committee structure and succession planning. Among other things, the Board meets in executive sessions at which only independent directors are present at least twice annually, and the Lead Director presides over these sessions (unless the Lead Director delegates such responsibility to another independent director). The Governance and Nominating Committee and the Board consider the need for amendments or enhancements to our Corporate Governance Guidelines at least annually. See "- Board Leadership" above, for information regarding the Lead Director's responsibilities and authority.
The Corporate Governance Guidelines also require a director who, during their tenure as a director (i) joins the board of directors of another company or (ii) experiences a change in their business or commercial activity, to notify the Governance and Nominating Committee, which will then review the circumstances to determine if such director's continued service is appropriate and make a recommendation to the Board, after which the remaining Board members will make their determination of whether that director's continued service is appropriate.
Stock Ownership Guidelines
The Corporate Governance Guidelines further state that directors shall comply with the Company's stock ownership guidelines, as adopted by the Board and amended from time-to-time. The Board has adopted a written Stock Ownership Policy applicable to the Company's executive officers and directors, other than any non-employee director who serves on the Board in fulfillment of his or her employment obligations to a non-affiliate of the Company and is required to transfer all or a portion of their equity awards granted by the Company to their employer. None of our directors is currently under any such obligation. Under the current stock ownership guidelines, the total value of all shares of common stock held by each non-employee director must equal or exceed five times such non-employee director's annual cash retainer (the stock ownership threshold is currently set at $500,000, based on the current annual rate of $100,000, for cash retainers we pay to non-employee directors), and each such director is required to hold 50% of shares delivered by the Company upon vesting or exercise of equity awards granted under the Company's equity plans, until the applicable stock ownership threshold has been met. As of December 31, 2021, each of our directors, other than Ms. Huskins (who joined the Board in February 2021), met the stock ownership requirement, and

Corporate Governance and Board Matters
__________________________________________________________________________________________________________________________________________________________________________

Ms. Huskins will have until February 2026 to meet the requirement. For further discussion of the guidelines applicable to executive officers under the Company's stock ownership policy, see "Compensation of Named Executive Officers - Compensation Discussion and Analysis - Other Aspects of our Executive Compensation Program - Stock Ownership by Executive Officers."
Business Conduct and Ethics Policy
Our Board has adopted a code of business conduct and ethics (the Business Conduct & Ethics Policy) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions, external directors and contractors (full-time, part-time or temporary). If we amend or grant any waiver from a provision of our Business Conduct & Ethics Policy that applies to our executive officers, we will publicly disclose such amendment or waiver on our website as required by applicable law.
Director Independence
    Our Corporate Governance Guidelines regarding director independence are consistent with the applicable rules and regulations of NASDAQ and the SEC. A director is independent under our Corporate Governance Guidelines if the Board has made an affirmative determination that the director has no material relationship with the Company that would impair his or her independent judgment (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company, or if an immediate family member has such a relationship). In the process of making such determinations, the Board will consider the nature, extent and materiality of the director's relationships with the Company and the Board will apply the NASDAQ and SEC independence requirements. In accordance with our Corporate Governance Guidelines, our Board has determined that all of the current members of the Board, except Mr. Shuster, our Executive Chairman, and Mr. Pollitzer, our CEO, are "independent" under the applicable rules and regulations of NASDAQ and the SEC.
Related Person Transactions
    In addition to the director and executive officer compensation arrangements discussed in this proxy statement, the following is a summary of the material provisions of various transactions with our executive officers, directors, director nominees, five percent or greater stockholders and any of their immediate family members or entities affiliated with them since January 1, 2021. We believe the terms and conditions set forth in such agreements are reasonable and customary for similar transactions.
Registration Rights Agreement
Concurrently with the consummation of the private placement of our Class A common stock in April 2012 (the Private Placement), we entered into a registration rights agreement for the benefit of our stockholders, which includes certain of our officers and directors, as well as our five percent or greater stockholders, with respect to our common stock sold in the Private Placement (the Registration Rights Agreement). Under the terms of the Registration Rights Agreement, we agreed, at our expense, to file with the SEC a shelf registration statement registering the resale of shares of our common stock sold in the Private Placement (the "shelf registration statement"). The shelf registration statement was initially filed with the SEC on June 21, 2013 and declared effective by the SEC on December 6, 2013. On August 21, 2015, the Company filed and the SEC declared effective a post-effective amendment to the shelf registration statement to deregister all of the shares of common stock that had not been sold pursuant to the shelf registration statement as of that date, because the Company's contractual obligation to maintain the effectiveness of the shelf registration statement had expired. We continue to have certain indemnification obligations under the Registration Rights Agreement. In fulfilling its obligations under the Registration Rights Agreement, to date the Company has incurred legal and filing fees of approximately $1.65 million.
Statement of Policy Regarding Transactions with Related Persons
We have adopted a written Related Party Transaction Approval Policy. Pursuant to this policy, our directors and director nominees, executive officers and holders of more than five percent of our common stock, including their immediate family members, (each, a related party) will not be permitted to enter into a transaction with us where the amount involved exceeds or is reasonably expected to exceed $120,000 without the review and consent of our Audit Committee, or in certain circumstances, the Chair of the Audit Committee (Chair). Any request for us to enter into such a transaction, where any such related party has a direct or indirect material interest, subject to certain exceptions, will be required to be presented by management to our Audit Committee or Chair, which will review and approve or disapprove such proposed transaction. In determining whether to approve a related party transaction, the Audit Committee or Chair, as applicable, shall consider:

    2022 PROXY STATEMENT    20

Corporate Governance and Board Matters
__________________________________________________________________________________________________________________________________________________________________________

•whether the transaction is on terms that are fair and reasonable to the Company and substantially the same as would apply if the other party was not a related party;
•the size of the transaction and the amount payable to the related party;
•the nature of the interest of the related party in the transaction;
•whether the transaction is in the business interests of the Company and in the interests of the Company's stockholders;
•whether the transaction may involve a conflict of interest or otherwise interfere with the objectivity and independence of the related party; and
•any other facts and circumstances that the members of the Committee or Chair, as applicable, deem relevant.
Information on Our Website
The Corporate Governance section of our website (https://ir.nationalmi.com/corporate-governance) includes the following corporate governance documents:
•Amended and Restated Certificate of Corporation
•Amended and Restated Bylaws
•Board Committee Charters: Each of the committees of our Board operates under a written charter adopted by the full Board upon the recommendation of the Governance and Nominating Committee. Each committee considers the need for amendments or enhancements to its charter at least annually and more frequently as necessary.
•Corporate Governance Guidelines. See "- Corporate Governance Guidelines" above for more detailed description.
•Business Conduct and Ethics Policy. See "- Business Conduct and Ethics Policy" above for more detailed description.
This proxy statement and our 2021 Annual Report to Stockholders are available at https://ir.nationalmi.com/financial-information/sec-filings.
Any updated or amended versions of the items listed above will be posted to our website promptly after adoption. Any of the items listed above are also available in print and free of charge upon written request to our Corporate Secretary. The information contained on our website is not deemed to be incorporated by reference into this proxy statement.
Communicating with the Board
Stockholders may communicate with the members of the Board, the Lead Director or the non-management members of the Board as a group, by sending a written communication to NMI Holdings, Inc., Attention: Corporate Secretary, 2100 Powell Street, 12th Floor, Emeryville, CA 94608.

Executive Officers
__________________________________________________________________________________________________________________________________________________________________________
EXECUTIVE OFFICERS

The following information is provided with respect to each of our executive officers. Our executive officers are appointed by the Board to serve in their respective capacities until their successors are duly elected and qualified or until their earlier death, resignation or removal.
Bradley M. Shuster, Executive Chairman and Chairman of the Board
    Information about Mr. Shuster is provided above in "Item 1 - Election of Directors - Information about Our Directors."
Adam S. Pollitzer, President, Chief Executive Officer and Director
    Information about Mr. Pollitzer is provided above in "Item 1 - Election of Directors - Information about Our Directors."
Norman P. Fitzgerald, Executive Vice President and Chief Sales Officer
Mr. Fitzgerald, 55, has served as our Executive Vice President and Chief Sales Officer since January 2022 and is responsible for overseeing the sales and marketing departments and serves on our Executive Committee. He joined the Company in 2014 and served as Senior Vice President and Chief Sales Officer from 2020 to 2021 and as Senior Vice President, Field Sales from 2014 to 2019. Prior to joining the Company, Mr. Fitzgerald served as Senior Vice President, Head of Correspondent Lending at Mr. Cooper (formerly Nationstar Mortgage), and held senior leadership positions with PHH Mortgage and CitiMortgage Inc. Mr. Fitzgerald holds a B.A. from the University of Massachusetts in Boston.
William J. Leatherberry, Executive Vice President, Chief Legal Officer, General Counsel and Secretary
Mr. Leatherberry, 51, has served as our Chief Legal Officer and Secretary since 2014, is responsible for overseeing the Company's legal, compliance and government relations functions and serves on our Executive Committee. Prior to NMI, he served in various executive positions from 2005 to 2013 at Century Aluminum Company, a global producer of aluminum, including as executive vice president, chief legal officer, general counsel and secretary from 2010 to 2013, and was responsible for compliance, human resources, government relations and the legal affairs of the organization, including mergers, acquisitions and divestitures, contracts, employment matters, securities, intellectual property and litigation. Mr. Leatherberry started his legal career at the Jones Day law firm, with a focus on public company, securities law, merger and acquisition and private equity practices. Mr. Leatherberry holds both a B.A. in business management and an M.B.A. from the University of Texas and a J.D. from Southern Methodist University in Dallas, Texas.
Ravi Mallela, Executive Vice President and Chief Financial Officer
Mr. Mallela, age 51, has served as our Chief Financial Officer since January 2022 and serves on our Executive Committee. Mr. Mallela previously served as Executive Vice President and Chief Financial Officer, Finance Group, of First Hawaiian, Inc. and First Hawaiian Bank, which he had joined in September 2018. He was also a member of the First Hawaiian Bank Senior Management Committee. Prior to joining First Hawaiian, Mr. Mallela served as Senior Vice President, Head of Finance and Treasury of First Republic Bank from 2013 to 2018, where he managed the functions of Corporate Treasury, Financial Planning and Analysis, Investment Operations and Monitoring, Cash Management, and Capital and Liquidity Stress Testing. He earned a Bachelor of Science degree in Economics from the University of San Francisco and an MBA from UCLA Anderson School of Management.
Patrick Mathis, Executive Vice President and Chief Operating Officer
    Mr. Mathis, 61, has served as our Chief Operating Officer since December 2018, overseeing the Company's insurance operations and information technology functions and serves on our Executive Committee. From May 2018 until December 2018, Mr. Mathis served as the Company's Executive Vice President, Operations and IT, and from 2012 until May 2018, as Executive Vice President, Chief Risk Officer. He has over 25 years of experience in the insurance, mortgage and financial industries, including executive level positions in the areas of risk and credit management. Prior to NMI, Mr. Mathis served as senior vice president, head of credit risk management for PMI Mortgage Insurance Co. (PMIC), a private mortgage insurer, from January 2009 to May 2012. In that capacity, he managed loss reserving, credit policy formulation and quality control for

    2022 PROXY STATEMENT    22

Executive Officers
__________________________________________________________________________________________________________________________________________________________________________

PMIC underwriters as well as for loans underwritten by customers on a delegated basis. Previously, from January 2005 to December 2008, Mr. Mathis served as senior vice president, chief risk officer at PMI Capital Corporation. In that role, he held oversight responsibility for international mortgage insurance subsidiaries in Australia, Europe, Hong Kong and Canada. Earlier in his career, Mr. Mathis held executive roles in credit and insured portfolio management at XL Capital Assurance and MBIA, Inc. Mr. Mathis holds a B.A. from the University of North Carolina-Chapel Hill and an M.B.A. from the University of Texas-Austin.
Robert Smith, Executive Vice President and Chief Risk Officer
    Mr. Smith, 51, has served as our Chief Risk Officer since May 2018, overseeing and managing credit risk and internal audit for NMI and serves on our Executive Committee. Mr. Smith joined the Company in 2012 as Vice President of Pricing and Portfolio Analytics and served in that capacity until May 2018. He has more than 19 years of experience in the mortgage and financial services industry, including previous roles at Washington Mutual and PMIC. Mr. Smith is a Chartered Financial Analyst and holds a master's degree in Engineering and an MBA from Stanford's Graduate School of Business.
Mohammad Yousaf, Executive Vice President, Operations and Information Technology
Mr. Yousaf, 46, has served as our Executive Vice President, Operations and Information Technology since January 2022 and is responsible for overseeing the Operations and Information Technology departments and serves on our Executive Committee. Mr. Yousaf joined the Company in 2018 as the Business Transformation Officer and VP, Business Development & Technology Partnerships. He has over 21 years of mortgage lending experience and has bridged business needs with mortgage technology advancements. Prior to joining the Company in 2018, Mr. Yousaf was a senior managing director of Home Point Financial Corporation from March 2018 until Nov 2018, and SVP, Origination Operations of Home Point Financial Corporation from October 2012 until March 2015 and led the servicing operations. His prior experience includes operations and technology leadership roles at Wells Fargo. He attended Technical University of Budapest, Hungary and holds a bachelor’s degree in computer science from the Metropolitan State University in St. Paul, Minneapolis.

Compensation of Named Executive Officers
__________________________________________________________________________________________________________________________________________________________________________

COMPENSATION OF NAMED EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the objectives and components of our executive compensation program for our named executive officers (NEOs) and how we make compensation decisions. Our NEOs for the year ended December 31, 2021 were as set forth below:
•Claudia J. Merkle, Chief Executive Officer
•Bradley M. Shuster, Executive Chairman and Chairman of the Board
•Adam S. Pollitzer, Chief Financial Officer
•William J. Leatherberry, Chief Legal Officer
•Patrick Mathis, Chief Operating Officer
Effective as of January 1, 2022, Mr. Pollitzer was appointed as our President and Chief Executive Officer and Ms. Merkle ceased to serve as Chief Executive Officer and as a member of the Board. Effective as of April 1, 2022, Mr. Mathis retired and ceased to serve as Chief Operating Officer.
We present the compensation of our NEOs in the Summary Compensation Table and other compensation tables set forth below in this proxy statement.
Executive Summary
    The following summarizes our Company's pay-for-performance objectives and key compensation-related actions that we took in 2021 and demonstrates the alignment of our executive compensation program with Company performance.
Overview of Our Performance in 2021
2021 was a year of record financial results for the Company. Following a challenging 2020, the Company fully embraced its dispersed work environment in 2021 while supporting (i) our employees to successfully navigate through the COVID-19 pandemic, and (ii) a record number of our customers. Our operating performance, along with a resilient and strong housing market coupled with low interest rates, helped to drive record achievements, including the following:

Our Record Financial Performance in 2021
$152.3 billion Insurance-in-Force	We grew our insurance portfolio to a record total primary Insurance-in-Force (IIF) of $152.3 billion, a 36.8% increase over total primary IIF as of December 31, 2020.
$85.6 billion New Insurance Written	We wrote a record $85.6 billion of New Insurance Written (NIW), up 36.5% compared to the year ended December 31, 2020.
$444.3 million Premium Earned	We earned record premiums of $444.3 million, up 11.9% compared to the year ended December 31, 2020.
$485.1 million Total Revenue	We earned a record total revenue of $485.1 million, up 12.0% compared to the year ended December 31, 2020.
$231.1 million Net Income	We earned a record net income of $231.1 million, up 34.7% compared to the year ended December 31, 2020.
$2.65 Diluted EPS	We grew our Diluted Earnings Per Share (EPS) to $2.65, up 24.4% compared to the year ended December 31, 2020.
32.0% Expense Ratio	We had a record low expense ratio of 32.0%, down 3.3% compared to the year ended December 31, 2020. We expect to continue to drive efficiency and expense ratio improvement through 2022 (and beyond).
$18.25 Book Value Per Share	We delivered a record Book Value Per Share of $18.25, up 13.5% at December 31, 2021, compared to the year ended December 31, 2020.

    2022 PROXY STATEMENT    24

Compensation of Named Executive Officers | Compensation Discussion and Analysis
__________________________________________________________________________________________________________________________________________________________________________
Executive Compensation Highlights
    Our executive officer compensation program is administered by the Compensation Committee of our Board (referred to as the Committee in this section). With respect to executive compensation, the Committee, among other things:
•Supports our Board in fulfilling its responsibilities related to reviewing and determining the compensation of our CEO, Executive Chairman and other NEOs;
•Reviews long-range planning for executive development and succession, including the successful transition from Ms. Merkle to Mr. Pollitzer and the planned retirement of Mr. Mathis;
•Oversees the administration of our compensation plans, in particular our incentive compensation and equity-based plans; and
•Evaluates performance, taking into consideration our annual goals and long-range objectives.
See "Corporate Governance and Board Matters - Board Committees - Compensation Committee," above for additional information about the responsibilities of the Committee.
    Key matters addressed by the Committee (in consultation with Semler Brossy, its Compensation Consultant) with respect to executive compensation in 2021 included:
•Setting performance objectives for the Company's 2021 bonus plan, including incentives to manage costs, write high-quality business to achieve sustainable revenues, and achieve objectives for adjusted operating income and strong ROE targets;
•Conducting a comprehensive review and evaluation of our NEOs' compensation, including changes to further align our NEOs' compensation with corporate performance objectives;
•Reviewing and evaluating our compensation program to ensure that its policies and practices appropriately safeguard against excessive risk taking;
•Successfully guiding the Company through the smooth leadership transition from Ms. Merkle to Mr. Pollitzer, as CEO;
•Determining the structure of and target compensation for Mr. Pollitzer as CEO;
•Setting compensation for two newly appointed Executive Vice Presidents; and
•Reviewing and increasing the compensation paid to our independent directors.
Executive Compensation Philosophy
    We have designed our compensation program to attract, retain and motivate talented and qualified executives, while maximizing stockholder value creation over the long-term by targeting compensation levels that are externally competitive when measured against other companies within our industry and geographic location. With the Company located in the San Francisco Bay Area near Silicon Valley, we compete for talent with other firms that offer competitive compensation packages, including significant equity grants. We structure our compensation program to include a balanced portfolio with multiple elements, consisting of base salary, short-term annual incentive awards and long-term incentive awards through a mix of equity-based awards for all of our NEOs.
    The Committee and management believe our executive compensation program must be flexible, with annual salaries, incentive and equity awards that measure corporate performance to reward the advancement of our corporate goals and execution against performance objectives that align with our strategic plans, which in turn contributes to the successful development and long-term growth of the Company. In our annual incentive program, we emphasize performance-based compensation through cash-based awards that appropriately motivate executives and reward them for delivering financial, operational, strategic and individual results against Committee-approved objectives. Our long-term incentive program is comprised of a mix of RSUs and PRSUs, with the RSUs vesting over three years and the PRSUs vesting after three years based on the Company's meeting of strong cumulative book-value per share performance metrics, which we believe further ties our executive compensation to the Company's long-term performance and further incentivizes our NEOs to achieve sustainable long-term returns. See "Compensation of Named Executive Officers - Compensation Discussion and Analysis - Elements of Executive Compensation - Long Term Incentive Program" below.
Strong Executive Compensation Policies and Practices
    We maintain strong compensation-related governance policies and practices. Our compensation-related governance policies and practices align our executive compensation with long-term stockholder interests, as further described in "Compensation of Named Executive Officers - Compensation Discussion and Analysis - Other Aspects of our Executive Compensation Program":

Compensation of Named Executive Officers | Compensation Discussion and Analysis
__________________________________________________________________________________________________________________________________________________________________________
Minimum Stock Ownership and Holding Period Requirements. The Company's Stock Ownership Policy imposes rigorous stock ownership requirements on our NEOs, with our CEO required to hold Company shares valued at five times his or her base salary, our Executive Chairman required to hold shares valued at 10 times his base salary, and our other NEOs required to hold shares valued at three times their base salary. The Stock Ownership Policy also includes a post-vesting share retention period until such NEO meets the applicable stock ownership threshold.
Absolute Prohibition of Hedging and Pledging. Our policies prohibit our directors and NEOs from engaging in all forms of speculative hedging and pledging transactions involving the Company's equity securities.
Clawback Policy. Our clawback policy applies to all cash and equity-based incentive compensation and applies to our NEOs, among others, and allows the Board to recover any incentive compensation paid based on material accounting restatements.
Compensation Consultant Performs No Additional Services for Us. The Compensation Consultant is retained by the Committee and performs no other services for the Company.
Compensation Risk Evaluation. Annually, the Committee performs an executive compensation risk evaluation that is designed to ensure that our compensation program does not motivate excessive risk-taking and is not reasonably likely to cause a material adverse effect on the Company.
Change-in-Control Severance Plan (CIC Severance Plan) Provides Limited Benefits. A "double-trigger" is required before any severance benefits may be paid under the CIC Severance Plan.
No Tax Gross-Ups. We do not provide golden parachute excise tax or other income tax gross-ups to any of our NEOs.
No change in PRSU compensation programs due to COVID-19. Our Compensation Committee did not eliminate or modify the performance criteria of our NEOs' PRSUs despite the significant challenges the COVID-19 pandemic presented.
CEO Transition
On January 1, 2022, Mr. Pollitzer became the Company's new President and CEO, after having served as the Company's CFO since 2017. As President and CEO, Mr. Pollitzer is responsible for the Company's day-to-day management, financial performance and long-term growth strategy. As President and CEO, Mr. Pollitzer's 2022 annual base salary is $800,000, with a target annual bonus opportunity of 150% of his base salary. He remains eligible to receive future equity grants under both of the Company's equity plans and to participate in all of the Company's benefit programs. Mr. Pollitzer continues to be subject to the Company's Stock Ownership Policy, with a requirement to retain Company common stock at a multiple of five times (increased from three times) his annual base salary. In addition, Mr. Pollitzer will remain eligible to participate in the CIC Severance Plan under the same terms and benefits as before, except that his severance multiple will increase from 1.5x to 2x, and his COBRA Period will increase from 18 months to 24 months.
Ms. Merkle dedicated nearly a decade of service to the Company that contributed to the Company's continued growth and success. As the Company's CEO through December 31, 2021, Ms. Merkle successfully led the Company through two years of the COVID-19 pandemic. Under the terms of Ms. Merkle's Separation Agreement, dated September 9, 2021, in addition to treating Ms. Merkle’s departure as a severance-qualifying termination of employment under the Company’s Severance Benefit Plan in accordance with its terms, she received (1) a short-term incentive program payment in respect of the 2021 fiscal year, based on the Company’s actual achievement of the applicable performance metrics for such year, (2) board search placement services, and (3) accelerated vesting of outstanding stock options and time-vesting RSU awards. Ms. Merkle’s outstanding performance-based PRSU awards remain outstanding and eligible to vest based on actual achievement of the applicable performance metrics for the applicable performance periods under the respective awards.
Stockholder Say-on-Pay Votes
Aligned with our stockholders' preference, we are holding an annual say-on-pay advisory vote in this proxy statement as Proposal 2. Although the say-on-pay vote is advisory, we value stockholder input, and the Committee takes into consideration stockholder input, including the outcome of the say-on-pay vote, when it reviews the Company's compensation philosophy and plan design. At our 2021 Annual Meeting, over 99% of the votes cast were in favor of the advisory vote to approve our executive compensation paid in 2020, which we believe affirms our stockholders’ support of our approach to our executive compensation program

    2022 PROXY STATEMENT    26

Compensation of Named Executive Officers | Compensation Discussion and Analysis
__________________________________________________________________________________________________________________________________________________________________________
Our Process For Executive Compensation
Role of the Compensation Committee
    The Committee, which consists solely of independent directors, is responsible for overseeing the development and administration of our executive compensation program. The Committee designs new compensation arrangements for promoted or newly hired executive officers, and oversees retirement and separation arrangements for departing executive officers. The Committee reviews market pay and performance levels, with the help of its Compensation Consultant (as described below), on a regular basis. The Committee evaluates, within the context of the broader economy, Company performance against its operation plans, budgets, pay and performance levels at comparable companies. The Committee retains complete and final discretion in determining annual incentive awards and determines the vesting of our NEOs' performance awards, including any PRSUs. In general, the Committee evaluates the Company's performance in light of pre-established objectives that are subject to adjustment under the annual bonus plan and makes its final determination of annual bonus awards and achievement of awards earned based on long-term performance in the first quarter following the end of each performance period.
    The Committee maintains an annual agenda to help ensure that it discharges its duties in a thoughtful and timely manner. Each meeting has a primary purpose, and as a general practice, the Committee makes significant decisions over multiple meetings by discussing conceptual matters, reviewing preliminary recommendations, discussing recommendations among the Committee members, and reviewing final recommendations before acting. The Committee also holds special meetings as necessary in order to perform its duties. In 2021, the Committee met six times, devoting significant time and attention to management compensation.
Role of the Compensation Consultant
Since 2012, the Committee has used the services of Semler Brossy to assist it in evaluating executive and director compensation programs and levels. During 2021, Semler Brossy assisted the Committee with evaluating compensation for non-employee members of our Board and our NEOs including related to the CEO transition, and the promotion and compensation of two of our Executive Vice Presidents; long-term and short-term annual incentive award design; an assessment of the risks associated with the Company's overall compensation policies and practices; and understanding trends in executive and board compensation. In addition, Semler Brossy provided the Committee with data on compensation levels and programs, including at peer companies, to ensure that our executive officers' total compensation opportunities were market competitive. Semler Brossy does not provide any other services directly to the Company. The Committee has assessed Semler Brossy's independence, taking into consideration the factors listed in NASDAQ Listing Rule 5605(d)(3)(D), and has determined that Semler Brossy's work with the Company does not raise any conflicts of interest.
Role of the CEO
As part of its review and determination of the Company's executive compensation objectives, philosophy, programs and decisions, the Committee works with and receives advice and recommendations from our CEO (other than with respect to his or her own compensation). At the beginning of each year, our CEO oversees the development of corporate and individual objectives for purposes of short- and long-term compensation of each other NEO. These objectives are derived from our corporate business plan and include both quantitative measurements and qualitative considerations selected to reinforce and enhance achievement of our operating and growth objectives. As Executive Chairman, Mr. Shuster remains engaged as a key member of the Company's executive management team, collaborating with our CEO to define the Company's long-term goals and providing oversight and guidance to the CEO, including with respect to executive compensation. At the end of each year, our CEO reviews with the Committee the achievement of objectives and the performance of our other NEOs and presents recommendations regarding adjustments to NEOs' compensation to ensure alignment of stockholder interests with our objectives, as well as to reward the executive for performance. The Committee considers our CEO's recommendations, together with review by the Committee's compensation consultant, in making independent determinations regarding executive compensation. Based on our CEO's day-to-day management of our NEOs, the CEO is well-positioned to evaluate each NEO's performance and make recommendations as to each NEO's overall performance and compensation. Our CEO attends all Committee meetings, other than those portions that are held in executive session, and is not present during any deliberations on matters involving CEO compensation.

Compensation of Named Executive Officers | Compensation Discussion and Analysis
__________________________________________________________________________________________________________________________________________________________________________

Benchmarking
    Our executive compensation philosophy emphasizes competitive objectives for executive pay. The Committee does not benchmark to a specific percentile, and prefers a flexible target range in order to be mindful of individual differences such as tenure and performance. Elements of compensation that are benchmarked, separately and in the aggregate, include base salary, cash-based annual incentive awards and long-term equity incentive awards.
    The companies in our fiscal year 2021 peer group were identified based on size (measured by revenue and market capitalization), as well as IPO date, recent growth patterns, geographical scope, and the companies with which we compete for executive talent. The Committee determined it was important to benchmark compensation against a broad data set as the Company continues to grow in size and as its compensation design continues to evolve.
    In addition to the peer group, the Committee also uses the following data elements for benchmarking:
•The Company's three direct pure-play competitors within the mortgage insurance industry: Essent Group Ltd., Radian Group, Inc., and MGIC Investment Corporation.
•Relevant survey information from companies of similar size and geographic scope.
These additional data points played a role in the Committee's competitive benchmarking approach given the Company's size and the limited number of direct business comparators within the mortgage insurance industry.
    Our peer group for fiscal year 2021 consists of the companies listed below:

NMI 2021 Peer Group	Mortgage Insurer Direct Competitor	Chose NMI as Peer(1)	Broader Exposure to Insurance and Real Estate	Business
Essent Group Ltd.	X	X	X	Mortgage Insurer
MGIC Investment Corporation	X	X	X	Mortgage Insurer
Radian Group Inc.	X	X	X	Mortgage Insurer
Protective Insurance Group		X	X	Property & Casualty Insurance, Reinsurance
Redwood Trust		X	X	Mortgage Banking & Investments
Assured Guaranty			X	Financial Guaranty Insurer
PennyMac Financial Services			X	Mortgage Service & Lending
Flagstar Bancorp			X	Mortgage Originations & Servicing, Banking
James River Group			X	Specialty Insurance & Reinsurance
Kinsale Capital Group			X	Property & Casualty Insurance
Investors Title			X	Property & Casualty Insurance
Kingstone Cos.			X	Property & Casualty Insurance
National Security Group			X	Property & Casualty Insurance; Life Insurance
Unico American			X	Property & Casualty Insurance
(1)    Based on 2020 proxy statements.

    2022 PROXY STATEMENT    28

Compensation of Named Executive Officers | Compensation Discussion and Analysis
__________________________________________________________________________________________________________________________________________________________________________
Elements of Executive Compensation Program
Overview of Compensation Elements
    The table below describes the principal elements and characteristics of our executive compensation program, which align with our overall executive compensation philosophy.

Compensation Element	Description	Alignment with Compensation Philosophy
Annual Compensation:
Annual Base Salary	● Fixed component of annual cash compensation that reflects expertise and scope of responsibilities, influenced by market pay levels and trends and individual performance	● Attract and retain key talent with market competitive salaries ● Provide financial certainty and stability ● Recognize individual performance
Short-Term Incentive Program	● Cash-based annual bonus plan based 100% on meeting Company objectives ● Requirement that executive be employed at the time the bonus is paid has a retentive effect
● Balance between short- and long-term corporate objectives that align with Company's pay-for-performance philosophy and stockholder interests
● Short-term growth important in mortgage insurance business, with each book year of business supporting the long-term growth of the Company

Long-Term Compensation:
Long-Term Incentive Program
● Equity-based, 50:50 mix of time-based RSUs and PRSUs
● RSUs vest over a three-year period
● PRSUs earned based on achievement of cumulative book value per share (BVPS) growth targets over a three-year performance period
● RSUs align management and stockholder interests on increasing share value ● PRSUs link realized compensation value to the Company's achievement of long-term financial performance
Other Executive Benefits:
Retirement Program	● Participation in a 401(k) plan, including a matching contribution by the Company of 100% of the executive's contribution up to 5% of the executive's eligible compensation, which was offered to all eligible employees who participated in the Company's 401(k) plan in 2021	● Attract and retain key talent ● Provide income security for retirement
Executive Cash Allowance Program	● Fixed cash amount to be used at the discretion of the executive, in lieu of individualized perquisite programs	● Attract and retain key talent ● Provide total compensation package that is competitive in our market and geographic location
Compensation of our CEO & Executive Officers are Weighted Towards Variable Compensations
Fixed compensation continues to represent a limited portion of our NEOs' total compensation. Base salary represented only 19% of Ms. Merkle's 2021 total target compensation and, on average, only 27% of the total target compensation of our other NEOs. The remaining target compensation of our NEOs was tied to, and is contingent upon, Company and individual performance.
The following charts highlight, for our CEO and our other NEOs, the components of their average total annualized target compensation for fiscal year 2021. The information presented is based on components of average compensation at target, and therefore, is not directly comparable to amounts set forth in the 2021 Summary Compensation Table on page 36.

Compensation of Named Executive Officers | Compensation Discussion and Analysis
__________________________________________________________________________________________________________________________________________________________________________
CEO's Percentage
of Total Target Compensation(1)
Compensation At Risk: 81%(1)

Other NEOs' Percentage
of Total Target Compensation(1)
Compensation At Risk: 73%(1)
(1): Figures used in the charts above have been rounded to the nearest whole numbers.
Compensation Program Details
Base Salary
Base salaries provide our NEOs with fixed cash compensation for service during the year, with consideration given to the scope of each NEO's responsibilities, experience and other qualifications essential to the NEO's role. The following table shows our NEOs' annual base salaries, effective January 1, 2021.

NEO	2021 Annual Base Salary
Claudia J. Merkle	$780,000
Bradley M. Shuster	$650,000
Adam S. Pollitzer	$591,000
William J. Leatherberry	$509,000
Patrick Mathis	$488,000
Effective January 1, 2021, the Committee increased Ms. Merkle's 2021 annual base salary by 4% (from $750,000 to $780,000) to recognize Ms. Merkle's contributions in leading the Company to record financial performance in 2020 and to align her salary with CEOs of similarly sized companies. In addition, the Committee increased each of Messrs. Pollitzer's, Leatherberry's and Mathis' 2021 annual base salaries by 7.5%, 5% and 5%, respectively to:
•Better align these NEOs' compensation with executives holding similar positions within our peer group;
•Recognize the breadth of management oversight by these NEOs in that all substantive functional areas of the Company, including operations, information technology, risk, legal, government relations, finance and treasury report to or through these individuals; and
•Reward the individual contributions of our NEOs to the Company's growth and successful performance.
Short-Term Incentive Program
In order to appropriately motivate and reward our NEOs, and to further align their pay with Company performance, we offer a discretionary bonus program that provides cash bonus awards based on the Committee's assessment of Company performance within a framework of financial and operational objectives that are set by the Committee at the beginning of

    2022 PROXY STATEMENT    30

Compensation of Named Executive Officers | Compensation Discussion and Analysis
__________________________________________________________________________________________________________________________________________________________________________
each fiscal year. The Committee sets these objectives as reference points to monitor and evaluate our NEOs' progress toward, and alignment with, the Company's short- and long-term priorities. Each NEO's 2021 bonus opportunity was solely based on corporate performance and was targeted at 100% of their base salary, except for our CEO whose bonus opportunity was increased and set at 120% of her base salary. Generally, the Committee aims to design and implement our annual incentive plan to reward outstanding performance against our corporate objectives significantly above the targeted benchmark. Conversely, the Committee retains discretion and flexibility, as it determines appropriate, to make its final bonus payment decisions for our NEOs' awards, including to reduce any such amount to zero when individual or corporate performance is below expectations. To be eligible to receive any bonus, each executive must be employed with the Company at the time we pay such bonus.
The following table sets forth the target awards established by the Committee for our NEOs for fiscal year 2021.

NEO	Target Award (As Percentage of Salary)	2021 Target Award
Claudia J. Merkle	120%	$936,000
Bradley M. Shuster	100%	$650,000
Adam S. Pollitzer	100%	$591,000
William J. Leatherberry	100%	$509,000
Patrick Mathis	100%	$488,000
In February 2021, the Committee approved corporate performance objectives for fiscal year 2021, with threshold, target and maximum achievement levels, which were developed by the executive management team consistent with the Company's 2021 operational plan and budget approved by the Board. With respect to our corporate performance objectives, the 2021 bonus plan included three achievement benchmarks: (i) a 75% payout for threshold achievement, (ii) 100% payout for target achievement, and (iii) 180% payout for maximum achievement. Bonus awards are interpolated linearly if actual results fall between the threshold and target measurement points, or between the target and maximum measurement points.
The following table sets forth the corporate performance objectives established by the Committee for our fiscal year 2021 bonus plan, along with the relative weightings, the three achievement benchmarks, and the Company's actual performance with respect to each objective.

2021 Performance Objectives(1)	Weighting	Threshold	Target	Maximum	Actual Performance
Adjusted Return on Equity	30%	8.5%	10.5%	14.5%	16.0%
Adjusted Net Operating Income (In Millions)	30%	$164.7	$203.7	$283.2	$311.3
New Insurance Written (In Billions)	25%	$50.0	$62.5	$75.0	$85.6
Adjusted Expense Ratio	15%	38.0%	34.0%	30.0%	28.4%
(1)    Adjusted Return on Equity (AROE), Adjusted Net Operating Income, and Adjusted Expense Ratio are non-GAAP measures. For a description of how we define these measures under the 2021 bonus plan, see Appendix A.
When setting the 2021 corporate performance objectives, the Committee used a rigorous process to set challenging, yet reasonably attainable objectives intended to support and align with the Company's strategic goals and to ensure an appropriate level of competitiveness within the marketplace, without encouraging unnecessary or excessive risk-taking. In setting the 2021 objectives, the Committee considered (i) the Company's 2021 operational plan and budget that included then-current economic conditions, and (ii) the competitive landscape in the mortgage insurance industry.
When determining the final awards for our NEOs under the 2021 bonus plan, the Committee considered the Company's achievement against the 2021 corporate performance objectives. In 2021, the Company achieved a 16.0% AROE, $311.3. million Adjusted Net Operating Income, $85.6 billion NIW and a 28.4% Adjusted Expense Ratio. Accordingly, the Company exceeded the maximum performance levels across all four corporate performance objectives of AROE, Adjusted Net Operating Income, NIW and Adjusted Expense Ratio. The Committee did not give any special

Compensation of Named Executive Officers | Compensation Discussion and Analysis
__________________________________________________________________________________________________________________________________________________________________________
consideration to the macroeconomic disruption caused by the COVID-19 pandemic, nor its impact on the Company's financial performance in setting the final bonus awards for our NEOs.
After evaluating the Company's financial performance in 2021, achievement levels with respect to the 2021 performance objectives and the significant accomplishments of our executive team during 2021, the Committee approved payment of bonuses to our NEOs of 180% of total targeted bonus opportunity.
Long-Term Incentive Program
Our NEOs may be awarded equity at the discretion of the Committee under the Company's equity plans. Equity awards are intended to:
i.further align the interests of our NEOs with the interests of our stockholders,
ii.emphasize long-term financial performance,
iii.reward sustained share price appreciation and
iv.support the retention of our management team.
In 2021, the Committee approved equity awards for each NEO (other than Mr. Shuster who was granted RSUs only due to his limited daily operational responsibilities) consisting of a 50:50 mix of RSUs and PRSUs. Our 2021 PRSUs directly link a significant component of our executive's realized compensation value to the Company's achievement of book value per share growth, incentivize the achievement of sustainable long-term returns and further align our long-term equity incentive with that of our peers' and the trends observed in the marketplace.
The Committee granted our CEO and other NEOs the following 2021 equity awards as part of their target compensation package.

NEO	Fair Value of RSUs	Fair Value of PRSUs	Total Grant Date Fair Value of 2021 RSU and PRSU Awards
Claudia J. Merkle	$1,157,981	$1,157,981	$2,315,962
Bradley M. Shuster	$949,992	$—	$949,992
Adam S. Pollitzer	$561,499	$561,499	$1,122,998
William J. Leatherberry	$483,483	$483,483	$966,966
Patrick Mathis	$463,496	$463,496	$926,992
RSUs:
The 2021 RSU awards for each of our NEOs (other than Mr. Shuster) are eligible to vest 40% on each of the first and second anniversaries of the grant date, with the remaining 20% eligible to vest on the third anniversary of the grant date. Mr. Shuster's 2021 RSU award is eligible to vest in thirds over a three-year period from the grant date.
PRSUs:
The PRSUs we granted to our NEOs (other than Mr. Shuster) in 2021 are earned based on achievement of cumulative book value per share (BVPS) growth targets (as described below) over a three-year performance period commencing on January 1, 2021 and ending on December 31, 2023 (Performance Period). We believe that BVPS is a key measure of our long-term performance and stockholder value creation. With respect to the BVPS goals, the awards have a 50% payout for threshold achievement, 100% payouts for target achievement and 200% payouts for maximum achievement, with linear interpolation between performance levels.

    2022 PROXY STATEMENT    32

Compensation of Named Executive Officers | Compensation Discussion and Analysis
__________________________________________________________________________________________________________________________________________________________________________
The chart below illustrates the percentage of PRSUs eligible to vest (BVPS Vesting Percentage) if the Company achieves the corresponding BVPS growth target (BVPS Growth Percentage), rounded to the nearest tenth of a percent (0.1%), as determined by the Committee at the end of the Performance Period:

	Threshold	Target	Above	Maximum
BVPS[1] Growth Percentage[2]	7.5%	13.5%	15%	17.5%

BVPS Vesting Percentage	50%	100%	150%	200%

1    As defined for purposes of the 2021 PRSUs, BVPS, for any year during the Performance Period, is equal to the "Adjusted Book Value" for such year divided by the number of "Common Shares Outstanding." "Adjusted Book Value" is a non-GAAP measure, and means, for any year, the consolidated stockholder's equity of the Company computed in accordance with GAAP, adjusted to exclude the impact of (i) accumulated other comprehensive income (loss); (ii) the cumulative effect of cash dividends paid on the Company's common stock during the Performance Period, (iii) the cumulative effect of the repurchase of the Company's common stock during the Performance Period, (iv) the cumulative effect of changes in the fair value of the Company's warrant liability to the extent such warrants are not exercised, (v) the cumulative effect of changes in accounting principles under GAAP, and (vi) the cumulative effect of changes in tax law.
2    BVPS Growth Percentage means, for the Performance Period, the compounded annual growth rate in BVPS measured at the end of the Performance Period over the BVPS measured as of December 31, 2020.
No later than 60 days following the completion of the Performance Period, the Committee will determine the Company's BVPS Growth Percentage, certify the level of achievement with respect to the BVPS Vesting Percentage, if any, and determine the portion of shares that have been earned in accordance with the terms of the applicable plan and/or award agreement, with any unearned PRSUs to be forfeited at that time.
Retirement Plan
Since 2014, the Company has offered a tax-qualified defined contribution retirement savings plan (401(k) Plan), pursuant to which our employees, including our NEOs, are able to contribute a percentage of their annual compensation on a pre- and post-tax basis, up to the limits prescribed by the Internal Revenue Service. In 2021, we offered a 401(k) Company matching contribution for eligible employees who participated in the 401(k) Plan, including our NEOs, of up to 5% of an employee's eligible compensation. Generally, "eligible compensation" used for purposes of calculating contributions under the 401(k) Plan is the amount paid to the NEO as base salary, cash allowance and bonuses. Each of our NEOs was eligible to participate in the 401(k) Plan in 2021. The Company does not sponsor any nonqualified deferred compensation plans or pension plans.
Executive Cash Allowance Program
The Company includes in the annual compensation of each NEO a standardized, fixed cash amount to be used at the discretion of the executive officer, in lieu of individualized perquisite programs. In 2021, the additional compensation under this program was $38,400 for Ms. Merkle and Mr. Shuster and $30,000 for our other NEOs.

Compensation of Named Executive Officers | Compensation Discussion and Analysis
__________________________________________________________________________________________________________________________________________________________________________
Other Important Governance and Executive Compensation Policies
Stock Ownership and Holding Period
Our Stock Ownership Policy, which is administered by the Committee, is applicable to the Company's executive officers, including our Executive Chairman and other NEOs, and non-employee directors. These guidelines were adopted to further underscore that management's interests should be aligned with those of our stockholders'. Stock considered owned under the policy includes (i) common shares owned outright by the executive or director; (ii) shares underlying unvested restricted stock units; and (iii) "in-the-money" vested options. Under the policy, the total value of all shares of the Company's common stock held by each executive officer must equal or exceed the following multiples of their respective base salaries:

Position	Base Salary Multiple
Executive Chairman	10.0x
Chief Executive Officer	5.0x
Executive Vice Presidents, including Chief Financial Officer, Chief Legal Officer and Chief Operating Officer	3.0x
Each executive officer is required to hold 50% of shares delivered by the Company upon vesting or exercise of equity awards granted under the Company's equity plans, until the applicable stock ownership threshold has been met. Under the policy, each executive officer is expected to meet the guideline within five years of becoming a participant under the policy. As of December 31, 2021, each of our NEOs met the stock ownership requirement.
Absolute Hedging and Pledging Prohibitions
Our executive officers (including all of our NEOs) and directors are subject to the Company's Insider Trading and Information Policy, which includes a complete prohibition on engaging in any form of speculative hedging transaction involving the Company's equity securities. In addition, our executive officers and directors may not hold Company securities in a margin account or pledge such securities as collateral for a loan.
Clawback Policy
The Company's Clawback Policy allows the Company to recover certain cash and equity-based incentive compensation provided to certain covered individuals (including all of the Company's NEOs) after February 9, 2017, if the Company is required to prepare a material accounting restatement due to its material noncompliance with financial reporting requirements under applicable securities laws.
Tax Considerations and Deductibility of Compensation
In connection with fiscal year 2021 compensation decisions, while the Committee considered the potential tax deductibility of executive compensation under Section 162(m), the Committee also considered delivering competitive levels and forms of compensation. The Committee reserves the right to establish compensation arrangements that may not be fully tax deductible under applicable tax laws.
Severance Plan
The Company's Severance Plan provides for payment of cash severance and continuation of healthcare coverage upon certain involuntary terminations of employment by the Company, as specified in the Severance Plan, including a workforce reduction, elimination of an eligible employee's position, lack of work or any other reason approved in the sole discretion of the Company (each, a "Severance Termination"). The Severance Plan applies to all of the Company's regular full- or part-time employees, including our NEOs. Upon a Severance Termination, subject to certain conditions including the applicable executive's execution and non-revocation of a separation agreement and release, the Severance Plan provides that an eligible NEO would receive three months' base salary and three months' of health coverage contributions (paid at the active employee rate) for each full year of service, with a maximum benefit of 12 months' base salary and 12 months' of health coverage contributions. Based on their years of service as of December 31, 2021, Messrs. Leatherberry, Mathis, Shuster and Pollitzer were eligible for 12 months of benefits.
Change in Control Severance Plan (CIC Severance Plan)
The Company's CIC Severance Plan contemplates that the Committee will designate from time-to-time, in its sole discretion, the executive officers who are eligible to receive benefits under the CIC Severance Plan. The Committee has designated each of the Company's NEOs as participants in the CIC Severance Plan. Each executive designated by the

    2022 PROXY STATEMENT    34

Compensation of Named Executive Officers | Compensation Discussion and Analysis
__________________________________________________________________________________________________________________________________________________________________________
Committee to receive benefits under the CIC Severance Plan has received a "participation notice," confirming the terms of the executive's participation, including (i) a severance multiple for purposes of determining the participant's cash severance amount (the Severance Multiple) and (ii) the period of time during which the participant is eligible for medical insurance premium reimbursements (the COBRA Period). Participants in the CIC Severance Plan are also participants in the Severance Plan, but participants are not entitled to benefits under both plans, to avoid duplication of payments.
The Committee has named each of the Company's NEOs as participants in the CIC Severance Plan at the following Severance Multiples and COBRA Periods:

NEO	Severance Multiple	COBRA Period
Claudia J. Merkle	2.0x	24 months
Bradley M. Shuster	2.0x	24 months
Adam S. Pollitzer	1.5x	18 months
William J. Leatherberry	1.5x	18 months
Patrick Mathis	1.5x	18 months
The CIC Severance Plan requires a "double-trigger" to be eligible for benefits. The CIC Severance Plan provides that upon a participant's termination of employment without "Cause" or for "Good Reason" (in each case as defined in the CIC Severance Plan) within 24 months after a "Change in Control" (as defined in the CIC Severance Plan), or six months before a Change in Control (if the termination within that six month period occurs after a definitive agreement that contemplates such Change in Control is executed and the Change in Control occurs), such participant shall be entitled to the following payments, subject to the participant's execution and non-revocation of a release of claims: (i) a lump sum cash payment equal to (A) the sum of the participant's base salary and target annual incentive bonus, in each case, as in effect immediately prior to the termination, multiplied by (B) the participant's Severance Multiple; (ii) a lump sum cash payment equal to the cost of monthly healthcare premiums in effect as of the date of termination for the duration of the participant's COBRA Period; (iii) a lump sum cash payment equal to the participant's target annual incentive bonus for the fiscal year in which the participant is terminated, pro-rated through the date of termination as described in the CIC Severance Plan; and (iv) any other earned and vested amounts or benefits that the Company is required to pay or provide or which the participant is eligible to receive from the Company through the date of the termination, to the extent not yet paid or provided.
As noted earlier in this Proxy Statement, Claudia Merkle departed as Chief Executive Officer and director of the Company, effective December 31, 2021. In connection with her departure, Ms. Merkle entered into a Separation and Release Agreement with the Company (the "Separation Agreement") as described above under "- Executive Summary - Compensation of Ms. Merkle in 2021".
Compensation Committee Report
    We have reviewed and discussed the Compensation Discussion and Analysis with the Company's management and, based on our review and discussions, we recommend to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Members of the Compensation Committee
James G. Jones (Chair)
Michael Embler
Priya Huskins
Steven L. Scheid

Compensation of Named Executive Officers | Compensation and Related Tables
__________________________________________________________________________________________________________________________________________________________________________

COMPENSATION AND RELATED TABLES
2021 Summary Compensation Table
The following summary compensation table sets forth information regarding the compensation paid, awarded to or earned by our NEOs who were serving as executive officers on December 31, 2021, for services rendered in all capacities during the fiscal years presented.

Name and Principal Position	Year	Salary	Bonus(2)	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Claudia J. Merkle, Former Chief Executive Officer	2021	$780,000	$—	$2,315,962	$—	$1,684,800	$190,187	$4,970,949
	2020	$750,000	$39,000	$2,099,940	$—	$921,000	$67,157	$3,877,097
	2019	$650,000	$—	$1,087,110	$362,371	$1,300,000	$65,504	$3,464,985
Bradley M. Shuster, Executive Chairman	2021	$650,000	$—	$949,992	$—	$1,170,000	$54,879	$2,824,871
	2020	$650,000	$33,800	$1,199,483	$—	$798,200	$57,153	$2,738,636
	2019	$650,000	$—	$1,087,110	$362,371	$1,300,000	$62,986	$3,462,467
Adam S. Pollitzer, President, Chief Executive Officer(5)	2021	$591,000	$—	$1,122,998	$—	$1,063,800	$44,806	$2,822,604
	2020	$550,000	$28,600	$1,044,948	$—	$675,400	$45,039	$2,343,987
	2019	$500,000	$—	$674,998	$224,998	$900,000	$45,950	$2,345,946
William J. Leatherberry, Chief Legal Officer	2021	$509,000	$—	$966,966	$—	$916,200	$44,806	$2,436,972
	2020	$485,000	$25,220	$921,444	$—	$595,580	$46,247	$2,073,491
	2019	$460,000	$—	$620,987	$206,998	$828,000	$45,950	$2,161,935
Patrick Mathis, Chief Operating Officer	2021	$488,000	$—	$926,992	$—	$878,400	$44,806	$2,338,198
	2020	$465,000	$24,180	$883,500	$—	$571,020	$45,040	$1,988,740
	2019	$435,000	$—	$473,046	$157,682	$783,000	$45,950	$1,894,678
(1) Represents the grant date fair value of the RSUs, PRSUs and options, as applicable, granted to our NEOs in the respective fiscal year, calculated in accordance with FASB ASC Topic 718, Compensation-Stock Compensation (ASC Topic 718). The amount in this column representing the grant date fair value of 2021 PRSU awards assumes achievement at the target level of performance. Assuming achievement at the maximum level of performance, the value of each NEO's 2021 PRSU award on the grant date would have been $2,315,962, $1,122,998, $966,966 and $926,992 for Ms. Merkle and for each of Messrs. Pollitzer, Leatherberry and Mathis, respectively. See Note 10, "Share-Based Compensation" of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended December 31, 2021 for an explanation of the assumptions made in valuing these awards.
(2)    Amounts contained in this column represent amounts paid in the Committee's exercise of discretion under the Company's applicable bonus plan.
(3)    The amounts reported in this column for each fiscal year represent each NEO's annual incentive bonus that was earned in such year, awarded by the Committee, and paid in the subsequent fiscal year. Amounts contained in this column for fiscal year 2020 exclude amounts paid in the Committee's exercise of discretion under the Company's 2020 bonus plan. See "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Compensation Program Details - Short-Term Incentive Program," above for additional information regarding our NEOs' 2021 bonus awards.
(4)    The amounts reported in this column for 2021 include: (a) executive cash allowances of $38,400 for Ms. Merkle and Mr. Shuster and $30,000 for each of Messrs. Pollitzer, Leatherberry and Mathis; (b) matching 401(k) contributions of $5,200 for Ms. Merkle and $14,500 on behalf of each of Messrs. Shuster, Pollitzer, Leatherberry and Mathis; (c) reserved parking fees for each NEO; (d) spousal travel payments for Mr. Shuster; and (e) accrued but unused PTO payout of $135,000 and insurance benefits for Ms. Merkle.
(5)    Mr. Pollitzer served as our Chief Financial Officer in 2021 and effective as of January 1, 2022, he was appointed as President and Chief Executive Officer.

    2022 PROXY STATEMENT    36

Compensation of Named Executive Officers | Compensation and Related Tables
__________________________________________________________________________________________________________________________________________________________________________

Employment Arrangements with our NEOs
The Company does not have employment agreements with any of our NEOs, each of whom was employed by the Company in 2021 on an "at-will" basis and, other than Mr. Mathis, pursuant to an offer letter. In 2021, Ms. Merkle served as the Company's CEO pursuant to a December 28, 2018 offer letter (Merkle Letter), and Mr. Shuster served as the Company's Executive Chairman pursuant to a December 28, 2018 offer letter (Shuster Letter). Mr. Pollitzer has served as the Company's Chief Financial Officer since 2017, pursuant to a February 1, 2017 offer letter (Pollitzer Letter). Mr. Leatherberry has served as our Chief Legal Officer since 2014, pursuant to a July 14, 2014 offer letter (Leatherberry Letter, and together with each of our NEOs' offer letters, the Offer Letters). In 2021, Mr. Mathis served as our Chief Operating Officer.
Among other things, each of the Offer Letters provides that the relevant executive shall (i) receive an annual base salary; (ii) participate in the Company's benefit plans; (iii) be eligible for a discretionary annual cash bonus under the Company's annual bonus plan; and (iv) be eligible for equity grants under the Company's equity plans. Although not memorialized in an offer letter, Mr. Mathis is also eligible for these same benefits. The material components of our NEOs' 2021 employment arrangements are summarized below.
Salary. Each NEO is entitled to an annual base salary as determined annually by the Committee. Each NEO's 2021 base salary is quantified above, in "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Compensation Program Details - Base Salary."
Annual Bonus. Each NEO is eligible for a discretionary annual cash bonus, with a target annual bonus opportunity in 2021 of 100% (120% in the case of our CEO) of the executive's annual base salary. See "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Compensation Program Details - Short-Term Incentive Program," above for a discussion of payment of bonuses to our NEOs under the 2021 Bonus Plan.
Equity Awards. Each NEO has received equity awards under our 2014 Plan and 2012 Stock Incentive Plan (2012 Plan) and remains eligible to receive future awards under both plans. Our NEOs' 2021 equity awards and outstanding equity awards as of December 31, 2021 are described and quantified below under "- Grants of Plan-Based Awards for 2021" and "- Outstanding Equity Awards at 2021 Fiscal Year-End," respectively.
Benefit Plans. Each NEO is eligible to participate in the Company's benefit plans, including the Company's 401(k) retirement plan and the executive cash allowance program, as discussed above in "Compensation Discussion and Analysis - Elements of Executive Compensation Program."
Severance Benefits. In 2021, each NEO was eligible to participate in the Company's Severance Plan. See "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Other Aspects of our Executive Compensation Program - Severance Plan."
CIC Severance Plan Benefits. Each of our NEOs was a participant in the Company's CIC Severance Plan in 2021. See "Compensation Discussion and Analysis - Other Aspects of our Executive Compensation Program - Change In Control Severance Plan (CIC Severance Plan)" above. See below under "- Potential Payments Upon Termination of Employment or Change in Control as of December 31, 2021" for a description of the change-in-control severance benefits that our NEOs would have been eligible to receive as of December 31, 2021.

Compensation of Named Executive Officers | Compensation and Related Tables
__________________________________________________________________________________________________________________________________________________________________________

Grants of Plan-Based Awards for 2021

	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Claudia J. Merkle		$468,000	$936,000	$1,684,800	—	—	—	—	$—
	2/10/2021	$—	$—	$—	—	—	—	50,347	$1,157,981
	2/10/2021	$—	$—	$—	25,174	50,347	100,694	—	$1,157,981
Bradley M. Shuster		$325,000	$650,000	$1,170,000	—	—	—	—	$—
	2/10/2021	$—	$—	$—	—	—	—	41,304	$949,992
Adam S. Pollitzer		$295,500	$591,000	$1,063,800	—	—	—	—	$—
	2/10/2021	$—	$—	$—	—	—	—	24,413	$561,499
	2/10/2021	$—	$—	$—	12,207	24,413	48,826	—	$561,499
William J. Leatherberry		$254,500	$509,000	$916,200	—	—	—	—	$—
	2/10/2021	$—	$—	$—	—	—	—	21,021	$483,483
	2/10/2021	$—	$—	$—	10,511	21,021	42,042	—	$483,483
Patrick Mathis		$244,000	$488,000	$878,400	—	—	—	—	$—
	2/10/2021	$—	$—	$—	—	—	—	20,152	$463,496
	2/10/2021	$—	$—	$—	10,076	20,152	40,304	—	$463,496
(1)    In 2021, the Committee established corporate performance objectives under the 2021 bonus plan to provide for compensation that was intended to serve as an incentive for performance in 2021, based on established performance measures, notwithstanding that the Committee retained discretion to award payouts of any amount irrespective of the Company's actual performance against such objectives. The amounts earned by our NEOs in 2021 based on actual achievement of the 2021 performance objectives, but awarded and paid in 2022, are shown in the "Non-Equity Incentive Plan Compensation" column of the 2021 Summary Compensation Table above. See "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Compensation Program Details - Short-Term Incentive Program," above for additional information regarding our NEOs' 2021 bonus awards.
(2)    Represents February 10, 2021 PRSU awards, which are eligible to vest after the Performance Period ends on December 31, 2023, subject to such NEOs' continued employment with the Company through the vesting date, with the percentage of the PRSUs that are eligible to vest dependent on the Company meeting cumulative BVPS growth targets set forth in the awards. See "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Compensation Program Details - Long-Term Incentive Program," above for a description of the 2021 PRSU awards.
(3)    Our NEOs' (other than Mr. Shuster) 2021 RSU grants are eligible to vest 40% on each of the first and second anniversaries of the grant date, with the remaining 20% eligible to vest on the third anniversary of the grant date. Mr. Shuster's 2021 RSU grant is eligible to vest in thirds on the first, second, and third anniversaries of the grant date.
(4)    The amounts included in this column reflect the grant date fair value of our NEOs' 2021 RSU and PRSU awards at target level of performance.
While the vesting of the equity awards granted to our NEOs generally requires continued service through the applicable vesting date, in some instances the vesting of such equity awards will be accelerated upon a qualifying termination of employment or in connection with a change in control. In the case of Ms. Merkle's separation from the Company on December 31, 2021 and in accordance with her Separation Agreement described under "- Compensation Discussion and Analysis - Executive Summary - Compensation of Ms. Merkle in 2021", (i) her outstanding unvested stock options and RSU awards were accelerated and vested in full on December 31, 2021, and (ii) her outstanding PSRU awards remained outstanding and are eligible to vest based on the Company’s actual achievement of the applicable performance metrics as of the end of the applicable performance period. For a further description of the treatment of equity upon certain qualifying terminations of employment or in connection with a change in control, see "- Potential Payments Upon Termination of Employment or Change in Control as of December 31, 2021" below.

    2022 PROXY STATEMENT    38

Compensation of Named Executive Officers | Compensation and Related Tables
__________________________________________________________________________________________________________________________________________________________________________

Outstanding Equity Awards at 2021 Fiscal Year-End
The following table provides our NEOs' outstanding equity awards as of December 31, 2021:

		Option Awards					Stock Awards
Name	Grant Year	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(14))	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(14)
Claudia J. Merkle	2018	28,713	—	—	$18.70	3/31/2022(11)	—	$—	—	$—
	2019	40,950	—	—	$22.19	3/31/2022(11)	1,969(1)	$43,023	—	$—
	2020	—	—	—	—	—	8,371(1)	$182,906	67,740(2)	$1,480,119
	2021	—	—	—	—	—	50,347(1)	$1,100,082	100,694(3)	$2,200,164
Bradley M. Shuster	2014	115,072	—	—	$12.32	2/12/2024	—	$—	—	$—
	2015	263,800	—	—	$8.50	2/12/2025	—	$—	—	$—
	2017	330,788	—	—	$11.10	2/9/2027	—	$—	—	$—
	2018	195,252	—	—	$18.70	2/7/2028	—	$—	—	$—
	2019	27,300	13,650(4)	—	$22.19	2/13/2029	16,331(5)	$356,832	—	$—
	2020	—	—	—	—	—	25,796(6)	$563,643	—	$—
	2021	—	—	—	—	—	41,304(7)	$902,492	—	$—
Adam S. Pollitzer	2017	—	—	—	—	—	37,037(8)	$809,258	—	$—
	2018	16,264	—	—	$18.70	2/7/2028	—	$—	—	$—
	2018	19,435	—	—	$16.00	3/15/2028	—	$—	—	$—
	2019	16,950	8,476(4)	—	$22.19	2/13/2029	10,141(5)	$221,581	—	$—
	2020	—	—	—	—	—	10,113(9)	$220,969	33,708(12)	$736,520
	2021	—	—	—	—	—	24,413(10)	$533,424	48,826(13)	$1,066,848
William J, Leatherberry	2017	22,482	—	—	$18.70	2/7/2028	—	$—	—	$—
	2018	9,718	—	—	$16.00	3/15/2028	—	$—	—	$—
	2019	15,594	7,798(4)	—	$22.19	2/13/2029	9,329(5)	$203,839	—	$—
	2020	—	—	—	—	—	8,918(9)	$194,858	29,724(12)	$649,469
	2021	—	—	—	—	—	21,021(10)	$459,309	42,042(13)	$918,618
Patrick Mathis	2017	16,709	—	—	$11.10	6/30/2022(15)	—	—	—	$—
	2018	21,965	—	—	$18.70	6/30/2022(15)	—	$—	—	$—
	2019	11,878	5,941(4)	—	$22.19	6/30/2022(15)	7,106(5)	$155,266	—	$—
	2020	—	—	—	—	—	8,550(9)	$186,818	28,500(12)	$622,725
	2021	—	—	—	—	—	20,152(10)	$440,321	40,304(13)	$880,642
(1)    These RSUs vested on 1/8/2022 in connection with Ms. Merkle's departure from the Company on December 31, 2021 and pursuant to the accelerated vesting provision under her Separation Agreement as described under "-Compensation Discussion and Analysis - Executive Summary - Compensation of Ms. Merkle in 2021".
(2)    Represents Ms. Merkle's February 12, 2020 PRSU award, which is eligible to vest and be settled based on the Company's actual achievement of the applicable performance metrics at the end of the Performance Period on December 31, 2022, in accordance with Ms. Merkle's Separation Agreement, dated September 9, 2021, with the percentage of the PRSUs that are eligible to vest dependent on the Company meeting BVPS growth targets specified in the award. The amount in the table assumes maximum performance. See "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Compensation Program Details - Long-Term Incentive Program," above for a description of such NEOs' 2020 PRSU awards.

Compensation of Named Executive Officers | Compensation and Related Tables
__________________________________________________________________________________________________________________________________________________________________________

(3) Represents Ms. Merkle's February 10, 2021 PRSU award, which is eligible to vest and be settled based on the Company’s actual achievement of the applicable performance metrics at the end of the Performance Period on December 31, 2023, in accordance with Ms. Merkle's Separation Agreement, dated September 9, 2021, with the percentage of the PRSUs that are eligible to vest dependent on the Company meeting BVPS growth targets specified in the award. The amount in the table assumes maximum performance. See "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Compensation Program Details - Long-Term Incentive Program," above for a description of such NEOs' 2021 PRSU awards.
(4)    These stock options vested on 2/13/2022.
(5)    These RSUs vested on 2/13/2022.
(6)     Half of these RSUs vested on 2/12/2022, with the other half eligible to vest on 2/12/2023.
(7)     One-third of these RSUs vested on 2/10/2022, with the second third eligible to vest on 2/10/2023 and the remaining third eligible to vest on 2/10/2024.
(8)    These RSUs are eligible to vest on 5/10/2022.
(9)     Two-thirds of these RSUs vested on 2/12/2022, with the remaining one-third eligible to vest on 2/12/2023.
(10)    40% of these RSUs vested on 2/10/2022, with 40% eligible to vest on 2/10/2023 and the remaining 20% eligible to vest on 2/10/2024.
(11)     Under Ms. Merkle's Separation Agreement, the stock options will remain exercisable until the 90th day following 12/31/21.
(12)    Represents February 12, 2020 PRSU award, which is eligible to vest after the Performance Period ends on December 31, 2022, subject to continued employment with the Company through the vesting date, with the percentage of the PRSUs that are eligible to vest dependent on the Company meeting BVPS growth targets specified in the award. The amount in the table assumes maximum performance. See "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Compensation Program Details - Long-Term Incentive Program," above for a description of such NEOs' 2020 PRSU awards.
(13)    Represents February 10, 2021 PRSU award, which is eligible to vest after the Performance Period ends on December 31, 2023, subject to such NEO's continued employment with the Company through the vesting date, with the percentage of the PRSUs that are eligible to vest dependent on the Company meeting BVPS growth targets specified in the award. The amount in the table assumes maximum performance. See "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Compensation Program Details - Long-Term Incentive Program," above for a description of such NEOs' 2020 PRSU awards.
(14)    The value is based on the $21.85 closing price of our common stock on NASDAQ on 12/31/2021 multiplied by the number of unvested RSUs or PRSUs, as applicable, as of 12/31/2021.
(15)     Mr. Mathis retired on 4/1/22 pursuant to that certain Separation Agreement, dated November 12, 2021, by and between Mr. Mathis and the Company.

Option Exercises and Stock Vested during Fiscal Year 2021

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Claudia J. Merkle	42,247	$563,072	66,219	$1,464,526
Bradley M. Shuster	60,077	$665,035	36,804	$821,022
Adam S. Pollitzer	—	$—	62,437	$1,432,506
William J. Leatherberry	—	$—	23,124	$514,767
Patrick Mathis	—	$—	20,477	$455,590

    2022 PROXY STATEMENT    40

Compensation of Named Executive Officers | Compensation and Related Tables
__________________________________________________________________________________________________________________________________________________________________________

Potential Payments upon Termination of Employment or Change in Control as of December 31, 2021
The following summarizes the compensation and benefits payable to each of our NEOs if an NEO's employment is terminated under various circumstances, in each case assuming a termination date as of December 31, 2021. In addition to the amounts described below, the NEOs would be entitled to earned but unpaid base salary and earned and awarded but unpaid annual bonus for a prior award period (other than any portion of such annual bonus that was previously deferred which would have been paid in accordance with the applicable deferral arrangement) (collectively, the Accrued Compensation) and any accrued and unpaid benefits, including accrued paid-time off and the timely payment of any amounts due and payable under any of our applicable plans, programs, policies or practices (collectively, the Accrued Benefits).
Termination of Employment without Cause or Resignation with Good Reason
NEOs' Unvested Stock Option Awards
All of our NEOs' outstanding, unvested stock option grants have been under the 2012 Plan. Each NEO's 2019 stock option award agreement provides that if the NEO's employment is terminated by us without cause on or after the first anniversary of the grant date, a prorated portion of the executive's unvested options that would have vested on the next vesting date would vest, based on the number of days that such executive was employed during the applicable vesting term (referred to herein as a "pro-rata vesting"). Our NEOs would have 90 days following a termination of employment without cause or for good reason, as applicable, to exercise any of their vested stock options.
NEOs' Unvested RSU and PRSU Awards
All of our NEOs' outstanding, unvested RSU and PRSU grants have been under the 2014 Plan. Each NEO's 2019, 2020 and 2021 RSU award agreement provides for pro-rata vesting if the NEO's employment is terminated by us without cause on or after the first anniversary of the grant date.
Each of our NEOs (other than Mr. Shuster) received a PRSU award in 2020 and 2021. Each NEO's PRSU award agreement provides for vesting under the following terms, if such an NEO is terminated by us without cause during the term of the agreement:
(i) If such a termination occurs on or following the completion of the Performance Period, the then outstanding PRSUs shall vest, with the number of earned shares determined by the Compensation Committee in accordance with the standard vesting terms that apply following completion of the Performance Period. See "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Compensation Program Details - Long Term Incentive Program - Performance-based RSUs" above; or
(ii) If such a termination occurs prior to the expiration of the Performance Period, (A) the PRSUs shall remain outstanding through the last day of the Performance Period, without regard to the termination, (B) the number of PRSUs that become earned shares, if any, shall be determined based on the Compensation Committee's computation and certification of the BVPS Vesting Percentage as if no termination of employment had occurred, and (C) the number of earned shares that become vested shall be determined by multiplying (x) the number of earned shares by (y) a fraction, the numerator of which is the number of days which elapsed from the commencement of the Performance Period through the date of the termination of employment and the denominator of which is 1,095, and any then unvested PRSUs and shares which are earned but do not vest in accordance with such formula as of such date shall immediately be forfeited for no consideration, and the NEO's rights in any such unvested PRSUs or unvested earned shares shall immediately lapse and expire.
Severance Plan Termination
In 2021, each NEO was eligible to participate in the Severance Plan. See "Compensation Discussion and Analysis - Other Aspects of our Executive Compensation Program - Severance Plan," above. Upon a Severance Termination as of December 31, 2021, subject to the NEO's execution of a separation agreement and release and based on their years of service, Messrs. Leatherberry, Mathis, Shuster and Pollitzer would have received 12 months' base salary and 12 months of healthcare insurance premium contributions. Insurance premium contributions are paid at the active employee rate.
Termination of Employment for Cause or Voluntary Resignation
For each of our NEOs, all unvested equity awards will be forfeited following the Company's termination of the executive's employment for "cause" (as defined in the applicable equity plan). If any NEO is terminated for cause or voluntarily resigns, such NEO would not be entitled to payment of any severance benefit, but would be paid Accrued

Compensation of Named Executive Officers | Compensation and Related Tables
__________________________________________________________________________________________________________________________________________________________________________

Compensation and Accrued Benefits, if any.
Termination of Employment Due to Death or Disability
Upon a termination of employment due to death or disability, our NEOs are entitled to payment of Accrued Compensation and Accrued Benefits. Each NEO equity award (other than the PRSU awards) provides for pro-rata vesting if an NEO's employment is terminated due to death or disability. Any such vested options would become and remain exercisable until the first anniversary of the related termination of employment. Each of the 2020 and 2021 PRSU awards provide that if an NEO's employment is terminated due to death or disability, any unvested PRSUs would fully vest and be deemed to be earned.
Change in Control
The Company's CIC Severance Plan provides for "double-trigger" severance benefits for our NEOs following a change in control. See "Compensation Discussion and Analysis - Other Aspects of our Executive Compensation Program - Change in Control Severance Plan," above. Under the CIC Severance Plan, if an NEO's employment is terminated without cause or for good reason, within 24 months after a change in control, or six months before a change in control (if the termination within that six month period occurs after a definitive agreement that contemplates such change in control is executed and the change in control occurs), such participant shall be entitled to the following lump sum cash payments, subject to the NEO's execution and non-revocation of a separation agreement and release:
(i)    a lump sum cash payment equal to (A) the sum of the NEO's base salary and target annual incentive bonus, in each case, as in effect immediately prior to the termination, multiplied by (B) the participant's Severance Multiple;
(ii)    a lump sum cash payment equal to the cost of monthly healthcare premiums in effect as of the date of termination for the duration of the NEO's COBRA Period;
(iii)    a lump sum cash payment equal to the NEO's target annual incentive bonus for the fiscal year in which the NEO is terminated, pro-rated through the date of termination as described in the CIC Severance Plan; and
(iv)    any Accrued Compensation and Accrued Benefits.
In addition, pursuant to the terms of the applicable award agreements, upon a "change in control" (as defined in the applicable equity plan), all outstanding stock options and RSUs granted to our NEOs will immediately vest and options would become exercisable. If an NEO's employment is terminated for any reason (other than for "cause" as defined in the applicable equity plan) during the two years following a change in control, all vested stock options shall remain outstanding and exercisable until the earlier of the tenth anniversary of the date of grant or the fifth anniversary of the employment termination.
Under our NEOs' 2021 PRSU award agreements, if a change in control occurs (i) on or following the completion of the Performance Period, then (A) the Compensation Committee would determine the number of earned shares which is equal to the level of achievement that would result by determining the Company's BVPS Vesting Percentage through the completion of the Performance Period, and (B) all earned shares would immediately vest and any unvested PRSUs as of such date would be forfeited, or (ii) prior to the expiration of the Performance Period, then (A) the last day of the calendar quarter prior to the date of the change in control shall be deemed to be the last day of the Performance Period, (B) the Compensation Committee would determine that the number of earned shares is equal to the greater of (x) the level of achievement that would result by determining the BVPS Vesting Percentage through such date and (y) the total number of shares at target achievement, and (C) all earned shares would immediately vest and any unvested PRSUs as of such date would be forfeited.

    2022 PROXY STATEMENT    42

Compensation of Named Executive Officers | Compensation and Related Tables
__________________________________________________________________________________________________________________________________________________________________________

NEO Termination Payments
The following table reflects the estimated payments to our NEOs (other than Ms. Merkle) that would have been made upon certain hypothetical terminations of employment or a change in control, with such payments based on the assumption that such an event occurred on December 31, 2021. Ms. Merkle departed the Company on December 31, 2021 and the below table reflects the actual severance termination payments made to Ms. Merkle.
The closing price of our common stock on December 31, 2021 on NASDAQ was $21.85 per share (the Closing Price).

Name	Scenario	Cash Severance ($)	Stock Option Vesting ($)	Restricted Stock Unit Vesting ($)	Benefits ($)	Total ($)
Claudia J. Merkle	Voluntary Resignation	-	-	-	-	-
	Termination without Cause	-	-	-	-	-
	Severance Termination	$780,000	$0 (1)	$3,659,897	$28,092	$4,467,989
	Involuntary Termination for Cause	-	-	-	-	-
	Death or Disability	-	-	-	-	-
	Termination Following Change in Control	-	-	-	-	-
	No Termination Following Change in Control	-	-		-	-
Bradley M. Shuster	Voluntary Resignation	-	-	-	-	-
	Termination without Cause or for Good Reason	-	$0 (1)	$562,397 (2)	-	$562,397
	Severance Termination	$650,000 (3)	$0 (1)	$562,397 (2)	$18,737 (3)	$1,231,134
	Involuntary Termination for Cause	-	-	-	-	-
	Death or Disability	-	$0 (4)	$562,397 (4)	-	$562,397
	Termination Following Change in Control	$3,287,473 (5)	$0 (6)	$1,822,967 (7)	-	$5,110,440
	No Termination Following Change in Control	-	$0 (6)	$1,822,967 (7)	-	$1,822,967
Adam S. Pollitzer	Voluntary Resignation	-	-	-	-	-
	Termination without Cause	-	$0 (1)	$1,458,684 (2)	-	$1,458,684
	Severance Termination	$591,000 (3)	$0 (1)	$1,458,684 (2)	$39,319 (3)	$2,089,003
	Involuntary Termination for Cause	-	-	-	-	-
	Death or Disability	-	$0 (4)	$1,747,476 (4)	-	$1,747,476
	Termination Following Change in Control	$2,422,978 (8)	$0 (6)	$2,739,575 (7)	-	$5,162,553
	No Termination Following Change in Control	-	$0 (6)	$2,739,575 (7)	-	$2,739,575
William J. Leatherberry	Voluntary Resignation	-	-	-	-	-
	Termination without Cause	-	$0 (1)	$827,656 (2)	-	$827,656
	Severance Termination	$509,000 (3)	$0 (1)	$827,656 (2)	$26,799 (3)	$1,363,455
	Involuntary Termination for Cause	-	-	-	-	-
	Death or Disability	-	$0 (4)	$1,077,861 (4)	-	$1,077,861
	Termination Following Change in Control	$2,076,199 (8)	$0 (6)	$1,688,481 (7)	-	$3,764,680
	No Termination Following Change in Control	-	$0 (6)	$1,688,481 (7)	-	$1,688,481
Patrick Mathis	Voluntary Resignation	-	-	-	-	-
	Termination without Cause	-	$0 (1)	$758,239 (2)	-	$758,239
	Severance Termination	$488,000 (3)	$0 (1)	$758,239 (2)	$42,967 (3)	$1,289,206
	Involuntary Termination for Cause	-	-	-	-	-
	Death or Disability	-	$0 (4)	$998,086 (4)	-	$998,086
	Termination Following Change in Control	$2,016,451 (8)	$0 (6)	$1,578,597 (7)	-	$3,595,048
	No Termination Following Change in Control	-	$0 (6)	$1,578,597 (7)	-	$1,578,597

(1)     At December 31, 2021, our NEOs' 2019 stock option grants provided for pro-rata vesting for a termination by us without cause,

Compensation of Named Executive Officers | Compensation and Related Tables
__________________________________________________________________________________________________________________________________________________________________________

including a Severance Termination under the Severance Plan. See "Compensation and Related Tables - Outstanding Equity Awards at 2021 Fiscal Year-End" and " -Termination of Employment without Cause or Resignation with Good Reason - NEOs' Unvested Stock Option Awards" above. On December 31, 2021, the closing stock price for NMIH common stock was $21.85, which was below the exercise price of our NEOs’ 2019 stock option grants.
(2)    At December 31, 2021, our NEOs' 2019 and 2020 RSU grants (other than Mr. Shuster's) and Mr. Pollitzer's 2017 RSU grant provided for pro-rata vesting for a termination by us without cause, including a Severance Termination under the Severance Plan. Any unvested RSUs under Mr. Shuster's 2019 and 2020 RSU grants would have fully vested upon a termination of employment without cause or for good reason, including a Severance Termination under the Severance Plan. No value is included in this table for pro-rata vesting under our NEOs' 2021 RSU grants, because pro-rata vesting would only have been triggered on or after the first anniversary of the grant date. Each of our NEOs (other than Mr. Shuster) received PRSU awards in 2020 and 2021. With a hypothetical termination of employment without cause at December 31, 2021 and prior to the end of their respective Performance Periods for each of the 2020 and 2021 PRSU grants, the 2020 and 2021 PRSUs would have remained outstanding through the end of their respective Performance Periods, after which the Committee would make its determination of which PRSUs, if any, would be earned and eligible to vest. Notwithstanding that the 2020 and 2021 PRSUs would not have been eligible to vest upon a termination of employment occurring on December 31, 2021, we included values for the 2020 and 2021 PRSUs, respectively, assuming achievement of 119.8% and 179.3% of target levels, respectively, as of December 31, 2021. See "Compensation and Related Tables - Outstanding Equity Awards at 2021 Fiscal Year-End" and "- Termination of Employment without Cause or Resignation with Good Reason - NEOs' Unvested RSU and PRSU Awards" above.
(3)    Amounts payable under the Severance Plan upon a Severance Termination. At December 31, 2021, each of our NEOs would have been eligible to be paid 12 months' base salary and to receive 12 months of healthcare insurance premium contributions.
(4)    At December 31, 2021, our NEOs' equity awards (other than 2020 and 2021 PRSUs granted to NEOs other than Mr. Shuster) provided for pro-rata vesting if an NEO's employment had been terminated due to death or disability. Each NEO's unvested 2020 and 2021 PRSUs would have vested and been deemed to be earned in full at target performance if such NEO's employment had been terminated due to death or disability at December 31, 2021.
(5)    Under the CIC Severance Plan, at December 31, 2021, Mr. Shuster would have been entitled to a lump sum cash payment equal to the sum of (i) two times the sum of his 2021 annual base salary and 2021 target annual bonus; (ii) his 2021 target annual bonus; and (iii) the cost of monthly healthcare premiums in effect as of the date of termination for the duration of his COBRA period. In 2021, the COBRA period was 24 months for Mr. Shuster.
(6)    Upon a change in control at December 31, 2021, any unvested stock options would have fully vested and become exercisable. On December 31, 2021, the closing stock price for NMIH common stock was $21.85, which was below the exercise price of our NEOs’ 2019 stock option grants.
(7)    Upon a change in control at December 31, 2021, any unvested RSUs would have fully vested. Each of our NEOs (other than Mr. Shuster) received a PRSU award in 2020 and 2021. With a hypothetical change in control at December 31, 2021, the end of the Performance Period would have been deemed to be September 30, 2021, and each such NEO would have been eligible to earn a number of PRSUs based on the greater of (x) achievement of the BVPS Vesting Percentage for a performance period from January 1, 2021 to September 30, 2021, or (y) target achievement. The values shown for the 2020 and 2021 PRSUs, respectively, assume achievement of 119.8% and 179.3% of target levels, respectively, and that 100% of the 2020 and 2021 PRSUs were deemed to be earned and vested.
(8)    Under the CIC Severance Plan, at December 31, 2021, Messrs. Pollitzer, Leatherberry and Mathis would have been entitled to a lump sum cash payment equal to the sum of (i) one and one-half times the sum of the NEO's 2021 annual base salary and 2021 target annual bonus; (ii) the NEO's 2021 target annual bonus; and (iii) the cost of monthly healthcare premiums in effect as of the date of termination for the duration of the participant's COBRA period. In 2021, the COBRA period was 18 months for these NEOs.

    2022 PROXY STATEMENT    44

Compensation of Named Executive Officers | CEO Pay Ratio
__________________________________________________________________________________________________________________________________________________________________________
CEO PAY RATIO
Below is: (i) the 2021 annual total compensation of our CEO; (ii) the 2021 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our CEO to that of our median employee; and (iv) the methodology we used to calculate our CEO pay ratio.

Ms. Merkle's 2021Annual Total Compensation*	$4,970,949
Median Employee's 2021 Annual Total Compensation	$173,991
CEO to Median Employee Pay Ratio	28:1
* Our CEO's 2021 annual total compensation is the same amount disclosed above in the 2021 Summary Compensation Table.
Methodology
Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. We explain below our methodology and process for identifying our median employee and calculating our CEO to median employee pay ratio:
•Determined Employee Population. Our employee population consisted of all full- and part-time employees (other than Ms. Merkle) who were employed by the Company on December 31, 2021, the date we selected to identify our employees for purposes of the pay ratio calculation (2021 Population). As of December 31, 2021, our 2021 Population, excluding Ms. Merkle, consisted of 246 individuals employed in the United States.
•Identified the Median Employee. Consistent with Instruction 2 to Item 402(u) of Regulation S-K, we may identify the median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our 2021 CEO pay ratio disclosure. We reviewed the changes in our employee population and employee compensatory arrangements and determined there has been no change in our employee population or employee compensatory arrangements that would significantly impact the 2021 CEO pay ratio disclosure and ultimately require us to identify a new median employee for 2021. Accordingly, the Company is permitted to use the same median employee as was used in fiscal 2020. Our methodology to confirm the median employee is consistent with last year. We compiled compensation information for each employee in the 2021 Population for full fiscal year 2021 using a consistently applied compensation measure in accordance with SEC rules. To confirm the median employee, we used the following elements of compensation: 2021 annual cash compensation (i.e., salary, or wages, as applicable); cash bonuses and commissions earned and/or paid in 2021 and the grant date fair value of equity awards granted in 2021. We included bonuses, commissions, equity grants and the value of other benefits in our calculation, as these compensation components are widely distributed across our workforce.
•Calculated CEO Pay Ratio. We calculated our median employee's 2021 annual total compensation according to the SEC's instructions for preparing the Summary Compensation Table, including the value of all other compensation earned. We then calculated our CEO's 2021 annual total compensation using the same approach to determine the pay ratio shown above.
Comparability
We believe the ratio above is a reasonable estimate, based on the methodology we have described. Given the different methodologies, exclusions, estimates and assumptions other companies may use to calculate their respective CEO pay ratios, as well as differences in employment and compensation practices between companies, the estimated ratio reported above may not be comparable to that reported by other companies.

Beneficial Ownership of Common Stock
__________________________________________________________________________________________________________________________________________________________________________
BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information about the beneficial ownership of our common stock as of March 23, 2022 for:
•each person known to us to be the beneficial owner of more than five percent of our Class A common stock;
•each NEO except for Ms. Merkle who departed the Company on December 31, 2021;
•each director and nominee; and
•all of our current executive officers, identified above under the caption "Executive Officers," and directors as a group.
Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o NMI Holdings, Inc., 2100 Powell Street, 12th Floor, Emeryville, California 94608. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 86,249,601 shares of our Class A common stock outstanding as of March 23, 2022. There are currently no shares of our Class B common stock issued and outstanding.

In computing the number of shares of common stock beneficially owned by a person and such person's percentage of ownership of all outstanding shares, we deemed as owned and outstanding for such person those shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of March 23, 2022 and RSUs held by that person that will vest within 60 days of March 23, 2022. We, however, did not deem such shares as outstanding for the purpose of computing the percentage ownership of any other person.

	Shares of Class A Common Stock Beneficially Owned
Named Executive Officers and Directors:	Number	%
Bradley M. Shuster (1)	1,321,286	1.5%
Adam S. Pollitzer (2)	142,750	*
William J. Leatherberry (3)	141,002	*
Patrick Mathis (4)	13,881	*
Steven L. Scheid (5)	77,767	*
Michael Embler (6)	79,693	*
James G. Jones (7)	192,006	*
Michael Montgomery (8)	73,093	*
Regina Muehlhauser (9)	47,900	*
Lynn S. McCreary (10)	20,676	*
Priya Huskins (11)	5,130	*
All executive officers and directors as a group (15 persons)	2,197,189	2.5%

*    Represents less than 1% of beneficial ownership.
(1)    Represents 328,274 shares held directly, 47,150 shares held indirectly in the Shuster Family Trust, of which Mr. Shuster and his wife are co-trustees and beneficiaries, and 945,862 vested stock options.
(2)    Represents 44,588 shares held directly, 37,037 RSUs expected to vest within 60 days of March 23, 2022, and 61,125 vested stock options.
(3)    Represents 85,410 shares held directly and 55,592 vested stock options.
(4)    Represents 13,881 shares held directly.

    2022 PROXY STATEMENT    46

Beneficial Ownership of Common Stock
__________________________________________________________________________________________________________________________________________________________________________
(5)    Represents 62,637 shares held directly, 10,000 shares held in the Scheid Family Trust, of which Mr. Scheid and his wife are co-trustees and beneficiaries, and 5,130 RSUs expected to vest within 60 days of March 23, 2022.
(6)    Represents 74,563 shares held directly and 5,130 RSUs expected to vest within 60 days of March 23, 2022.
(7)    Represents 104,563 shares held directly, 57,000 shares held in the James G. Jones and Maria F. Jones Revocable Trust, 25,313 vested stock options, and 5,130 RSUs expected to vest within 60 days of March 23, 2022.
(8)    Represents 30,150 shares held directly, 37,813 vested stock options, and 5,130 RSUs expected to vest within 60 days of March 23, 2022.
(9)    Represents 42,770 shares held directly and 5,130 RSUs expected to vest within 60 days of March 23, 2022.
(10) Represents 13,369 shares held directly and 7,307 RSUs expected to vest within 60 days of March 23, 2022.
(11) Represents 5,130 RSUs expected to vest within 60 days of March 23, 2022.

Greater than 5% Stockholders, as of March 23, 2022	Number	%
BlackRock, Inc.(1)	13,599,314	15.8%
Vanguard Group Inc.(2)	5,691,805	6.6%
Oaktree Capital Management L.P.(3)	5,320,000	6.2%

(1)    Based on a Schedule 13G/A filed with the SEC on January 27, 2022. The number of shares reported includes: (a) 13,414,119 shares over which BlackRock, Inc. has sole voting power and (b) 13,599,314 shares over which it has sole dispositive power. Subsidiaries of BlackRock, Inc. reported to have acquired the securities being reported include the following: BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors (such entity beneficially owns 5% or greater of the outstanding shares of NMI), BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(2)    Based on a Schedule 13G/A filed with the SEC on February 10, 2022. The number of shares reported includes: (a) 82,436 shares over which The Vanguard Group has shared voting power; (b) 5,537,406 shares over which The Vanguard Group has sole dispositive power; and (c) 154,399 shares over which The Vanguard Group has shared dispositive power. The reporting person's principal business address is 100 Vanguard Blvd., Malvern, PA 19355.
(3)    Based on a Schedule 13G/A filed with the SEC on February 14, 2022. The number of shares reported includes 5,320,000 shares over which each of the following entities have shared voting and dispositive power: (1) Oaktree Value Equity Holdings, L.P., a Delaware limited partnership (VE Holdings), in its capacity as the direct owner of 5,320,000 Shares; (2) Oaktree Value Equity Fund GP, L.P., a Cayman Islands exempted limited partnership (VEF GP), in its capacity as the general partner of VE Holdings; (3) Oaktree Value Equity Fund GP Ltd., a Cayman Islands exempted company (VEF Ltd.), in its capacity as the general partner of VEF GP; (4) Oaktree Capital Management, L.P., a Delaware limited partnership (Management), in its capacity as the sole director of VEF Ltd.; (5) Oaktree Capital Management GP, LLC, a Delaware limited liability company (Management GP), in its capacity as the general partner of Management; (6) Atlas OCM Holdings LLC, a Delaware limited liability company (Atlas), in its capacity as the sole managing member of Management GP;     (7) Oaktree Fund GP I, L.P., a Delaware limited partnership (GP I), in its capacity as sole shareholder of VEF Ltd.; (8) Oaktree Capital I, L.P., a Delaware limited partnership (Capital I), in its capacity as the general partner of GP I; (9) OCM Holdings I, LLC, a Delaware limited liability company (Holdings I), in its capacity as the general partner of Capital I; (10) Oaktree Holdings, LLC, a Delaware limited liability company (Holdings LLC) in its capacity as the managing member of Holdings I; (11) Oaktree Capital Group, LLC, a Delaware limited liability company (OCG), in its capacity as the managing member of Holdings LLC; (12) Oaktree Capital Group Holdings GP, LLC, a Delaware limited liability company (OCGH), in its capacity as the indirect owner of the class B units of each of OCG and Atlas; (13) Brookfield Asset Management Inc., a Canadian corporation (BAM), in its capacity as the indirect owner of the class A units of each of OCG and Atlas; and (14) BAM Partners Trust, a trust formed under the laws of Ontario (BAM Partnership), in its capacity as the sole owner of Class B Limited Voting Shares of BAM. The principal business address for each of the above reporting persons is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

Beneficial Ownership of Common Stock
__________________________________________________________________________________________________________________________________________________________________________
Delinquent Section 16(a) Reports
SEC rules require our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our common stock with the SEC. Such persons are required to furnish us with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to us and/or written representations that no additional forms were required, we believe that all our officers, directors and greater than 10% beneficial owners complied with their filing requirements for 2021.
Equity Compensation Plans Information
The following table sets forth information as of December 31, 2021 with respect to compensation plans under which shares of the Company's common stock may be issued:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (2)	Weighted-average exercise price of outstanding options, warrants, and rights (3)	Number of securities remaining available for future issuance under equity compensation plans(4)
Equity compensation plans approved by security holders (1)	2,445,741	$13.78	1,813,485
Equity compensation plans not approved by security holders	—	—	—
Total	2,445,741	$13.78	1,813,485
(1)    NMI Holdings, Inc. 2012 Stock Incentive Plan (2012 Plan) and NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan (2014 Plan).
(2)    Includes 1,106,889 and 263,800 shares to be issued upon exercise of outstanding stock options under the 2012 and 2014 Plans, respectively, and 71,428 and 1,003,624 unvested RSUs granted under the 2012 and 2014 Plans, respectively.
(3)    Weighted-average exercise price is based solely on outstanding options.
(4)    The amount shown includes 481,733 shares available for use with awards granted under the 2012 Plan and 1,331,752 shares available for use with awards granted under the 2014 Plan.

    2022 PROXY STATEMENT    48

Item 2 - Advisory Approval of Our Executive Compensation
__________________________________________________________________________________________________________________________________________________________________________
ITEM 2 - ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

Under Section 14A of the Exchange Act, this "say-on-pay" proposal gives our stockholders the opportunity to approve on a non-binding, advisory basis, the compensation of our NEOs as described in detail above under the heading "Compensation of Named Executive Officers."
We have implemented strong governance and compensation practices. As described in this proxy statement, our executive compensation programs are designed to attract, retain and motivate our NEOs, who are critical to our success, while maximizing stockholder value creation over the long-term. In addition to weighting NEO compensation towards performance-based, variable compensation, we also (i) utilize a fully independent compensation committee and compensation consultant in overseeing our NEOs' compensation; (ii) prohibit hedging or other speculative transactions in our stock; (iii) impose a compensation clawback policy; (iv) impose stock ownership and share retention requirements; and (v) encourage and solicit feedback regarding our executive compensation program.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described above. Accordingly, we strongly believe you should approve our NEOs' compensation paid in 2021. Although the say-on-pay vote is advisory, we value stockholder input, and the Committee will review and consider the voting results when making future decisions regarding the Company's compensation philosophy and plan design.
Stockholder Vote Required
    Advisory approval of the compensation of our NEOs requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.
Board Recommendation
    The Board unanimously recommends that you vote for the advisory approval of our executive compensation.

Item 3 - Approval of the Amended and Restated 2014 Omnibus Incentive Plan
ITEM 3 - APPROVAL OF THE AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN

The Board has approved an Amendment and Restatement to our Amended and Restated 2014 Omnibus Incentive Plan (initially adopted in 2014 and previously amended and restated in 2017 (2014 Plan)) and is submitting a proposal for approval of the NMI Amended and Restated 2014 Omnibus Incentive Plan (Amended Plan) by our stockholders. The Company may currently award equity-based compensation to our executives and other employees under our 2014 Plan, which 2014 Plan is expiring on May 8, 2024 and our 2012 Stock Incentive Plan (2012 Plan), which 2012 Plan is expiring on April 24, 2022. If the Amended Plan is approved by our stockholders, the Amended Plan will become effective on May 13, 2022 (the Effective Date). If the Amended Plan is not approved by our stockholders, the 2014 Plan will remain in effect until its expiration on May 8, 2024 and shall not be amended and restated as described in this disclosure. The 2012 Plan will remain in effect until its expiration on April 24, 2022 (though the Company has not made any grants under the 2012 Plan in 2022) and is not impacted by stockholder action on this proposal.

Key Features of the Amended Plan
The Amended Plan includes the following changes which, subject to stockholder approval, will take effect as of the Effective Date:

•Increased Share Reserve. Authorize an additional 2,250,000 shares for issuance under the Amended Plan, bringing the total number of shares available for future awards under the Amended Plan to 3,290,569.
•Limit on Awards to Non-Employee Directors. No individual who is a non-employee member of the Board may be granted awards (other than cash-based awards) with a grant date value in excess of $600,000 in a calendar year.
•Term Extension. Extend the term of the Amended Plan to 10 years from the date the stockholders approve the Amended Plan.

Purpose of the Amended Plan
The granting of equity awards to a broad spectrum of our employees continues to be an important aspect of the Company’s compensation program, and the Board and Company management believe that the effective use of long-term equity compensation has been integral to our success in the past and is vital to continuing to achieve strong performance.

As of March 23, 2022, the total shares of Company common stock (referred to in this description of the Amended Plan as "shares") available for issuance under the 2014 Plan was 1,040,569. The 2012 Plan will cease being available for new grants on April 24, 2022 and the Company has not made any grants under the 2012 Plan in 2022. Based on our current planning estimates and expected future grant practices, we believe that without the requested increase in available shares, the existing number of available shares could be inadequate for our expected 2023 equity awards and the Company could lose its competitive advantage and ability to provide incentives for performance of services that are tied to our profitability and stockholder value. Approving the Amended Plan would authorize an additional 2,250,000 shares for future awards under the Amended Plan, bringing the total number of shares available for future awards to 3,290,569. When calculating the size of the additional share request, we took into account the Company's past grant practices, anticipated future grant practices, share price expectations and expected forfeitures, among other factors.

More shares for future grants are essential for employees and director retention. If this approval is not obtained, we believe we will have insufficient shares available for our anticipated 2023 employees and non-employee director equity awards. We believe our inability to continue to use stock-based compensation with these individuals would adversely affect our ability to retain and reward these employees and directors who are critical to our stability and long-term success. The proposed 2,250,000 additional shares would allow us to continue to offer competitive compensation. The Board believes that our compensation program, and particularly the granting of equity awards, allows the Company to align the interests of its executives and other employees of the Company who are selected to receive awards with those of stockholders by rewarding long-term decision-making and actions for the benefit of the Company. The Company believes that equity-based compensation assists in the attraction and retention of qualified executives and other employees and provides them with additional incentive to devote their best efforts to pursue and sustain our superior long-term performance, enhancing the value of the Company for the benefit of its stockholders. With the Company located in the San Francisco Bay Area near Silicon Valley, it competes for talent

    2022 PROXY STATEMENT    50

with other firms that grant significant equity incentive opportunities. As a result, the Company believes that providing equity compensation, as opposed to all cash, as a portion of the Company's total compensation philosophy, is important for both prudent capital planning and continued employee retention goals. Furthermore, the Company believes it is important to have the flexibility to grant various types of equity awards to its employees so that it can react appropriately to the changing competitive and regulatory environment while being mindful of the impact to stockholders.

In determining the number of shares to be available under the Amended Plan, the Compensation Committee considered data prepared by its independent compensation consultant, Semler Brossy. The data included historical analysis of the equity awarded annually by the Company as a percentage of common shares outstanding (a measure commonly known as "burn rate" or "annual dilution"), as shown below:

Burn Rate Table	2019	2020	2021
Stock Options
Grants	162,648	—	—
Forfeitures	—	—	—
Restricted stock units
Grants	470,293	645,424	589,074
Forfeitures	(50,711)	(121,785)	(39,567)
Net shares granted	582,230	523,639	549,507
Basic weighed average common share outstanding	67,572,507	78,023,076	85,619,729
Annual burn rate (Net)*	0.9%	0.7%	0.6%

*Net burn rate is calculated by dividing the net shares granted by the basic weighted average common shares outstanding.

When the shareholders approved the amendment and restatement of the 2014 Plan in 2017, we anticipated that the additionally authorized 2,000,000 shares would be sufficient to cover three years of equity grants; however, the additional shares have provided over four years of equity grants. The above table shows the Company's burn rate over the prior three years.

Other Amendments

We monitor the evolution of governance practices in the marketplace and take those evolving practices into consideration in our plans and policies. We believe that the Amended Plan and our related governance practices and policies contain provisions that are designed to protect our stockholders' interests and to reflect good corporate governance practices.

Stockholder Approval

By approving the Amended Plan, the stockholders will be approving, among other things, the increase in the number of shares reserved for issuance under the Amended Plan and plan participation eligibility requirements. By approving the Amended Plan, the stockholders will also satisfy the NASDAQ requirements for stockholder approval of equity compensation plans. This summary is qualified in its entirety by reference to the text of the Amended Plan, which is included as Appendix A to this proxy statement.

Shares Available for the Amended Plan

The Amended Plan makes an additional 2,250,000 shares of Company common stock available for grant, in addition to the six million shares previously authorized for issuance upon the approval of the 2014 Plan, for a total of 8,250,000 shares authorized for issuance. Such shares may be either authorized but unissued shares or treasury shares. With an additional 2,250,000 shares authorized, there would be 3,290,569 shares available for future equity awards under the Amended Plan, as of March 23, 2022. The 2012 Plan will cease being available for new grants on April 24, 2022 and the Company has not made any grants under the 2012 Plan in 2022. The closing price of our common stock on the NASDAQ on March 23, 2022 was $20.81.

Item 3 - Approval of the Amended and Restated 2014 Omnibus Incentive Plan
Under the 2014 Plan, any shares in respect of which awards have lapsed or expired or have been forfeited, canceled or settled in cash and any shares withheld to satisfy tax withholding obligations shall again be available for awards. This use of shares will remain in effect under the Amended Plan. When the Company, at its option, withholds shares in connection with the vesting or exercise of an award to satisfy tax withholding obligations, such withheld shares are added back to the pool of shares issuable in connection with awards granted under the Amended Plan. Because such withheld shares are never issued nor sold, the Company believes it is appropriate to have such shares remain available for awards, which permits the Company to maximize share usage under the Amended Plan over time. However, as was the case under the 2014 Plan, following the Effective Date, any shares tendered to or withheld by the Company to satisfy the payment of the exercise price or base price of an option or stock appreciation right will not be added back to the share pool under the Amended Plan and will not be available for grants of awards under the Amended Plan. Awards payable solely in cash will not reduce the number of shares available for awards under the Amended Plan.

Individual and Specific Limits

The Amended Plan provides for the following individual or specific limits:

•no individual may receive stock options or stock appreciation rights with respect to more than 1,000,000 shares in any calendar year;
•the maximum number of shares granted under the Amended Plan pursuant to stock options designated as incentive stock options is 6,000,000 shares; and
•no individual who is a non-employee director of the Company may be granted share settled awards with a grant date value in excess of $600,000 in any calendar year.

Plan Administration
The Amended Plan is administered by the Compensation Committee. The Compensation Committee is comprised solely of independent directors.

Eligibility

Awards under the Amended Plan may be granted to directors, officers, employees or consultants of the Company or any of its subsidiaries or affiliates, or any prospective employee or consultant who has accepted an offer of employment or consultancy from the Company or its subsidiaries or affiliates, who are or will be responsible for, or contribute to, the management, growth or profitability of the business of the Company or its subsidiaries or affiliates, determined at the discretion of the Compensation Committee. As of March 23, 2022, there were 8 executive officers, 7 non-employee directors and approximately 250 other employees who are eligible to receive awards under the Amended Plan.

Vesting Requirements

Awards granted under the Amended Plan following the Effective Date will vest over a service period or performance period of at least one year, except that the Compensation Committee may, in its discretion, (i) grant awards covering up to 5% of the total number of shares reserved for issuance under the Amended Plan that do not satisfy such requirements and (ii) grant awards that vest (in whole or in part) upon an award holder’s death, disability or other termination of service or upon a change in control.

Dividends and Dividend Equivalents

Awards granted under the Amended Plan following the Effective Date will provide that no dividends or dividend equivalents will be paid in respect of an award of restricted stock, restricted stock units or performance units or other stock-based awards until the restrictions and risks of forfeiture underlying the award have lapsed, except that the Compensation Committee may, in its discretion, provide that any such dividends or dividend equivalents be accumulated and paid on the date on which such restrictions or risks of forfeiture have lapsed in respect of the underlying award.

Stock Options

Subject to the terms and provisions of the Amended Plan, options to purchase shares may be granted to eligible individuals at any time and from time to time as determined by the Compensation Committee. Options may be granted as

    2022 PROXY STATEMENT    52

incentive stock options, which are intended to qualify for favorable treatment to the recipient under federal tax law, or as non-qualified stock options, which do not qualify for this favorable tax treatment. Incentive stock options may be granted only to employees of the Company and its subsidiaries or parent corporation. The Compensation Committee determines the exercise price and other terms for each option granted, except that the per share exercise price of an option may not be less than the fair market value of a share on the date of grant and the term may be no longer than 10 years from the date of grant. The Amended Plan prohibits "repricing" of stock options without stockholder approval.

Stock Appreciation Rights (SARs)

The Compensation Committee in its discretion may grant SARs under the Amended Plan. SARs may be "tandem SARs," which are granted in conjunction with a stock option, or "free-standing SARs," which are not granted in conjunction with a stock option. A SAR entitles the holder to receive upon exercise an amount in cash, shares or a combination of both equal to the excess, if any, of the aggregate fair market value of a specified number of shares to which such SAR pertains over the aggregate exercise price for the underlying shares. The exercise price of a free-standing SAR may not be less than the fair market value of a share of common stock on the date of grant.

A tandem SAR may be granted only at the grant date of the related stock option. A tandem SAR will be exercisable only at such time or times and to the extent that the related stock option is exercisable and will have the same exercise price as the related stock option. A tandem SAR will terminate or be forfeited upon the exercise or forfeiture of the related stock option, and the related stock option will terminate or be forfeited upon the exercise or forfeiture of the tandem SAR.

The Company may make payment of the amount to which the participant exercising SARs is entitled by delivering shares, cash or a combination of stock and cash as set forth in the award agreement relating to the SARs. The Amended Plan prohibits "repricing" of free-standing SARs without stockholder approval.

Restricted Stock and Restricted Stock Unit Awards
The Amended Plan provides for the award of shares that are subject to forfeiture and restrictions on transferability as may be determined by the Compensation Committee. Except for these restrictions, upon the grant of restricted stock, the recipient will have rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock on such terms as will be set forth in the applicable award agreement. Unless otherwise determined by the Compensation Committee, if declared, cash dividends on the shares that are the subject of the restricted stock award shall be payable in cash and shall be held subject to vesting of the underlying restricted stock and dividends payable in common stock shall be payable in the form of restricted stock of the same class as the common stock with which such dividend was paid and shall be held subject to the vesting of the underlying restricted stock or held subject to meeting performance goals applicable only to dividends. Restricted stock granted under the Amended Plan may or may not be subject to performance conditions.
The Amended Plan authorizes the Compensation Committee to grant restricted stock units and deferred share rights (together, "restricted stock units"). Restricted stock units are not shares and do not entitle the recipients to the rights of a stockholder, although the award agreement may provide for rights with respect to dividend equivalents. Unless otherwise determined by the Compensation Committee, an award of restricted stock units shall be adjusted to reflect the deemed reinvestment in additional restricted stock units of the dividends that would be paid and distributions that would be made with respect to the award of restricted stock units if it consisted of actual shares. Restricted stock units granted under the Amended Plan may or may not be subject to performance conditions. Restricted stock units will be settled in cash or shares (or a combination of cash and shares), in an amount based on the fair market value of the common stock on the settlement date.
Performance Units

The Amended Plan provides for the award of performance units that are valued by reference to a designated amount of cash or other property other than shares. The payment of the value of a performance unit is conditioned upon the achievement of performance goals and may be paid in cash, shares, other property or a combination thereof.
Other Stock-Based Awards

The Amended Plan also permits the Compensation Committee to make other types of awards that are valued by reference to shares.

Item 3 - Approval of the Amended and Restated 2014 Omnibus Incentive Plan
Cash-Based Awards

Cash-based awards (awards denominated in dollar amounts) may be granted under the Amended Plan. Cash-based awards may be paid in cash.
Performance Goals

The Amended Plan provides that performance goals may be established by the Compensation Committee in connection with the grant of any award under the plan. Such goals will be based on the attainment of specified levels of one or more of the following measures: new insurance written volume, insurance in force levels, policies in force, market share, premiums written, premiums earned, investment income, total operating revenue (excluding net realized investment gains (losses) and gain (loss) from change in fair value of warrant liability), total underwriting expense, total incurred or paid losses, loss ratio, expense ratio, combined ratio, cost/expense management, net income (loss) (including earnings before tax, earnings before interest and tax and earnings before interest, tax, depreciation and amortization), operating earnings (loss) (excluding net realized investment gains (losses) and gain (loss) from change in fair value of warrant liability), return on equity or assets, book value, book value including net operating loss carry forward, return on investment portfolio (absolute and relative to a benchmark), cash flow (excluding net realized investment gains (losses) and gain (loss) from change in fair value of warrant liability), capital management/liquidity, average premium of portfolio, earned premium yield of portfolio, average FICO score of portfolio, average LTV of portfolio, delinquency rate of portfolio, objective customer service measures or indices, employee management, common stock share price, and total return to stockholders, in each case with respect to the Company or any one or more subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies). The Board believes that it is appropriate to provide a broad range of potential performance goals so that the Company can be responsive to changing business needs and objectives.
Transferability

Except as otherwise determined by the Compensation Committee, the recipient of an unvested award generally may not sell, transfer, pledge, exchange or otherwise encumber the award prior to vesting. In addition, except as otherwise determined by the Compensation Committee, stock options and SARs are nontransferable except by will or by the laws of descent or distribution.
Treatment of Awards upon Termination of Employment and Change in Control
Unless otherwise determined by the Compensation Committee or provided in the applicable award agreement, upon a participant's termination of employment, stock options and SARs shall generally be treated as follows:
•If termination of employment is by reason of death or disability, any stock option or SAR held by the participant shall immediately vest in full and may be exercised until the earlier of the third anniversary of the termination of employment and the expiration of the term of such stock option or SAR.
•If termination of employment is for cause, all of the participant's stock options and SARs (whether vested or unvested) will immediately terminate.
•If termination of employment is for any other reason, any stock option or SAR held by the participant, to the extent it was then exercisable at the time of termination, or on such accelerated basis as the Compensation Committee may determine, may be exercised for the lesser of 90 days following the date of termination and the expiration of the term of such stock option or SAR.

Unless otherwise determined by the Compensation Committee or provided in the applicable award agreement, upon a participant's termination of employment, restricted stock and restricted stock units shall generally be treated as follows:
•If termination of employment is by reason of death or disability, the restrictions, including any performance goals, applicable to any restricted stock or restricted stock units shall lapse (with performance goals deemed met at the applicable target level), and such restricted stock or restricted stock units shall become free of all restrictions and be fully vested and transferable or settled (as applicable).
•If termination of employment is for any other reason, all shares still subject to restriction under the restricted stock or restricted stock unit award shall be forfeited; provided, that, the Compensation Committee shall have

    2022 PROXY STATEMENT    54

the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such participant's restricted stock or restricted stock units.

Unless provided otherwise in the applicable award agreement, the following terms will apply in the event of a "change in control" of the Company (as defined in the Amended Plan):
•If equivalent replacement awards are not substituted for awards granted and outstanding under the Amended Plan at the time of such change in control, upon the occurrence of a change in control, unless otherwise provided in the applicable award agreement, (i) all then-outstanding awards (other than performance-based awards) will vest in full, be free of restrictions, and be deemed to have been earned, and (ii) any performance-based award will be deemed to have been earned based on performance goal achievement at the greater of the applicable target level and the actual level of achievement as determined by the Compensation Committee through the latest practicable date that such performance can be measured, but not later than the date of the change in control.
•If equivalent replacement awards are substituted for awards granted and outstanding under the Amended Plan at the time of such change in control, such replacement awards will vest and be deemed earned upon a termination of employment by the Company other than for cause within twenty-four months after such change in control (i.e., the awards "double-trigger" vest). Unless otherwise agreed in connection with the change in control, applicable performance goals will be deemed met at the greater of the applicable target level and the level of achievement as determined by the Compensation Committee through the latest practicable date preceding termination of employment as to which performance can be determined (but not later than the applicable performance period).
•Upon the termination of a participant’s employment by the Company during the twenty-four-month period following a change in control for any reason other than for cause, any stock option or SAR held by the participant as of the date of the change in control that remains outstanding as of the date of such termination of employment shall become fully vested and exercisable and may thereafter be exercised until the expiration of the term of the stock option or SAR.

An award qualifies as a "replacement award" under the Amended Plan if the following conditions are met: (i) it is of the same type as the award being replaced (the "replaced award"); (ii) it has a value equal to the value of the replaced award as of the date of the change in control, as determined by the Compensation Committee in its sole discretion; (iii) if the underlying replaced award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company
Amendment
The Amended Plan may be amended or discontinued at any time by the Board or the Compensation Committee, but not in a way that would materially impair the rights of a participant under any award previously granted, without the participant’s consent (subject to specified exceptions). In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of NASDAQ.
Federal Income Tax Treatment

The following is a summary of the current federal income tax consequences upon the granting and exercise of stock options, stock appreciation rights, restricted stock, and restricted stock unit awards.
Incentive Stock Options. An employee who is granted an incentive stock option under the Amended Plan will not be subject to federal income tax upon the grant or exercise of the option. However, the exercise of an incentive stock option is a tax preference item and may be subject to the alternative minimum tax.
In the event of a sale of the shares received upon exercise of an incentive stock option after two years from the date of grant and after one year after the date of exercise (the Holding Period) any appreciation of the shares received above the exercise price should be a capital gain. We would not be entitled to a tax deduction with respect to the grant or exercise of an incentive stock option, or with respect to any disposition of such shares after the Holding Period. However, if shares acquired pursuant to the exercise of an incentive stock option are sold by the employee before the end of the Holding Period, any gain on the sale (to the extent such gain does not exceed the excess of the fair market value of the shares on the exercise date over the

Item 3 - Approval of the Amended and Restated 2014 Omnibus Incentive Plan
option price) will be ordinary income for the taxable year in which the sale occurs. Any additional gain will be capital gain. We will be entitled to a tax deduction in the amount of the ordinary income realized by the employee.
Nonqualified Stock Options. A recipient who is granted a stock option under the Amended Plan that is not an incentive stock option will not be subject to federal tax upon the grant of the option, and the Company will not be entitled to a tax deduction by reason of such grant. Upon exercise of a stock option under the Amended Plan that is not a statutory incentive stock option, the excess of the fair market value of the shares on the exercise date over the option price will be considered compensation taxable as ordinary income to the recipient. We may claim a tax deduction in the amount of the taxable compensation realized by the recipient.
Stock Appreciation Rights. Stock appreciation rights will not result in taxable income to the recipient or a tax deduction for us at the time of grant. The exercise of stock appreciation rights will result in compensation taxable as ordinary income to the recipient and a tax deduction to us in the amount of any cash paid or the fair market value of any shares issued or transferred.
Restricted Stock and Other Stock Awards. Stock awards made without restrictions are treated as compensation to the recipient in the amount of the fair market value of the shares and are deductible by us. Stock awards with restrictions will not be subject to federal tax upon grant and we will not be entitled to a tax deduction upon grant, unless the recipient makes an election under Section 83(b) of the Code to have the award taxed at the time of the grant. Assuming no such election is made, upon lapse of restrictions, the fair market value of shares free of restrictions will be considered compensation taxable as ordinary income to the recipient and we may claim a tax deduction at the same time in the same amount. Dividends paid on shares subject to restrictions will be deemed compensation to the recipient and deductible by us.
Restricted Stock Unit Awards. Restricted stock unit awards will not result in taxable income to the recipient or a tax deduction for us at the time of grant. At the time the restriction lapses and shares are issued to the recipient, such shares will be treated as compensation to the recipient in the amount of the fair market value of the shares at such time and will be deductible by us.
Plan Benefits

As of the date of this Proxy Statement, no awards have been granted under the Amended Plan. All awards to be made under the Amended Plan are subject to the future exercise of discretion by the Committee or its delegates, and accordingly are not presently determinable. For purposes of illustration, awards granted under the existing 2014 Plan in 2021 to the Chief Executive Officer and each of the NEOs are shown under "Grants of Plan-Based Awards for 2021," above.
Stockholder Vote Required
The approval of the Amended and Restated 2014 Omnibus Incentive Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting.
Board Recommendation
The Board unanimously recommends that you vote for approval of the Amended and Restated 2014 Omnibus Incentive Plan.

    2022 PROXY STATEMENT    56

Item 4 - Ratification of Appointment of Independent Auditors
__________________________________________________________________________________________________________________________________________________________________________
ITEM 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Audit Committee has appointed the accounting firm of BDO USA, LLP (BDO) as our independent registered public accounting firm for the year ending December 31, 2022. As a matter of good corporate governance, the Board is seeking stockholder ratification of the appointment even though ratification is not legally required. If stockholders do not ratify this appointment, the Audit Committee will take this into consideration in its future selection of an independent registered public accounting firm. A representative of BDO is expected to attend the Annual Meeting and will be given an opportunity to make a statement and respond to appropriate questions.
Audit and Other Fees
For the years ended December 31, 2021 and December 31, 2020, BDO billed us fees for services of the following types:

Audit and Other Fees	2021	2020
Audit Fees	$847,625	$822,090
Audit-Related Fees	$88,095	$196,720
Tax Fees	—	—
All Other Fees	—	—
Total Audit and Other Fees	$935,720	$1,018,810
Audit Fees for 2021 and 2020 include BDO's review of our quarterly GAAP financial statements, audit of our year-end financial statements on a GAAP and statutory basis, review of SEC filings and expenses incurred by BDO in connection with providing services to NMI under the terms of the engagement.
Audit-Related Fees for 2021 and 2020 are fees for assurance and related services (e.g., due diligence services) that are reasonably related to the performance of the audit or review of the financial statements and which are not reported under "Audit Fees." Audit-Related Fees for 2021 and 2020 also include professional services rendered in connection with reinsurance transactions.
The Audit Committee is responsible for pre-approving audit services and all permitted non-audit services to be performed by the independent auditor that will cost in excess of $25,000. The Audit Committee is also responsible for establishing policies and procedures for the engagement of the independent auditor to provide permitted audit and non-audit services. If we desire the independent auditor to provide an audit or non-audit service that has not been pre-approved, the service may be presented for pre-approval by the Audit Committee at its next meeting, or for services that arise between Audit Committee meetings, such pre-approval may be delegated to the Chair of the Audit Committee or a sub-committee of the Audit Committee, with any such delegated approval reported to the Audit Committee at its next meeting. The Audit Committee pre-approved all of the services that BDO provided in 2021.
Stockholder Vote Required
The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.
Board Recommendation
The Board unanimously recommends that you vote for the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022.

Appendix A - NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan
__________________________________________________________________________________________________________________________________________________________________________
APPENDIX A

NMI HOLDINGS, INC. AMENDED AND RESTATED
2014 OMNIBUS INCENTIVE PLAN

Section 1.     Purpose; Definitions

The purpose of this Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a compensation plan providing incentives for future performance of services directly linked to the profitability of the Company’s businesses and increases in Company shareholder value.

For purposes of this Plan, the following terms are defined as set forth below:

(a)     “Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.

(b)    “Applicable Exchange” means the NASDAQ or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(c)    “Award” means a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Other Stock-Based Award or Cash-Based Award granted pursuant to the terms of this Plan.

(d)     “Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

(e)    “Beneficial Ownership” shall have the meaning given in Rule 13d3 promulgated under the Exchange Act.

(f)    “Board” means the Board of Directors of the Company.

(g)    “Business Combination” has the meaning set forth in Section 11(e)(iii).

(h)    “Cash-Based Award” means an Award denominated in a dollar amount.

(i)    “Cause” means, unless otherwise provided in an Award Agreement, (1) “Cause” as defined in any Individual
Agreement to which the Participant is a party as of the Grant Date, or (2) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of, or plea of guilty or nolo contendere by, the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) willful and deliberate failure on the part of the Participant to perform his or her employment duties in any material respect, (C) dishonesty in the course of fulfilling the Participant’s employment duties, (D) a material violation of the Company’s ethics and compliance program or (E) prior to a Change in Control, such other events as shall be determined by the Committee. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(j)    “Change in Control” has the meaning set forth in Section 11(e).

(k)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(l)    “Commission” means the Securities and Exchange Commission or any successor agency.

(m)    “Committee” means the Committee referred to in Section 2.

(n)    “Common Stock” means common stock, no par value per share, of the Company.

i

Appendix A - NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan
__________________________________________________________________________________________________________________________________________________________________________
(o)    “Company” means NMI Holdings, Inc., a Delaware corporation, or its successor.

(p)    “Corporate Transaction” has the meaning set forth in Section 3(d).

(q)    “Disability” means, unless otherwise provided in an Award Agreement, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any existing Individual Agreement, or, in the absence of such an Individual Agreement or if it does not define disability, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, as determined by the Committee, based upon medical evidence acceptable to it. Notwithstanding the above, with respect to each Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, the foregoing definition shall apply for purposes of vesting of such Award, provided that such Award shall not be settled until the earliest of: (i) the Participant’s “disability” within the meaning of Section 409A of the Code, (ii) the Participant’s “separation from service” within the meaning of Section 409A of the Code and (iii) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement.

(r)    “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(s)    “Effective Date” has the meaning set forth in Section 13(a).

(t)    “Eligible Individuals” means any director, officer, employee or consultant of the Company or any of its Subsidiaries or Affiliates, or any prospective employee and consultant who has accepted an offer of employment or consultancy from the Company or its Subsidiaries or Affiliates, who are or will be responsible for, or contribute to, the management, growth or profitability of the business of the Company or its Subsidiaries or Affiliates.

(u)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(v)    “Fair Market Value” means, except as otherwise determined by the Committee, the closing price of a Share on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded on the Applicable Exchange, as reported by such source as the Committee may select. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and Sections 422(c)(1) of the Code.

(w)    “Free-Standing SAR” has the meaning set forth in Section 5(b).

(x)    “Full-Value Award” means any Award other than a Cash-Based Award, Stock Option or Stock Appreciation
Right.

(y)    “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares, or the formula for earning a number of Shares, to be subject to such Award or the cash amount subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.

(z)    “Incentive Stock Option” means any Stock Option designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(aa)    “Incumbent Board” has the meaning set forth in Section 11(e)(ii).

(bb)    “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the
Company or one of its Subsidiaries or Affiliates, and, after a Change in Control, a change in control or salary continuation agreement between a Participant and the Company or one of its Subsidiaries or Affiliates. If a Participant is party to both an employment agreement and a change in control or salary continuation agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change in Control, and the change in control or salary continuation agreement shall be the relevant “Individual Agreement” after a Change in Control.

(cc)    “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

    2022 PROXY STATEMENT    ii

Appendix A - NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan
__________________________________________________________________________________________________________________________________________________________________________

(dd)    “Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) unrestricted stock, dividend equivalents, and convertible debentures.

(ee)    “Outstanding Common Stock” has the meaning set forth in Section 11(e)(i).

(ff)    “Outstanding Company Voting Securities” has the meaning set forth in Section 11(e)(i).

(gg)    “Participant” means an Eligible Individual to whom an Award is or has been granted.

(hh)    “Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award. Such goals shall be based on the attainment of specified levels of one or more of the following measures: new insurance written (“NIW”) volume, insurance in force levels (“IIF”), policies in force, market share, premiums written, premiums earned, investment income, total operating revenue (excluding net realized investment gains (losses) and gain (loss) from change in fair value of warrant liability), total underwriting expense, total incurred or paid losses, loss ratio, expense ratio, combined ratio, cost/expense management, net income (loss) (including earnings before tax, earnings before interest and tax and earnings before interest, tax, depreciation and amortization), operating earnings (loss) (excluding net realized investment gains (losses) and gain (loss) from change in fair value of warrant liability), return on equity or assets, book value, book value including net operating loss (“NOL”) carry forward, return on investment portfolio (absolute and relative to a benchmark), cash flow (excluding net realized investment gains (losses) and gain (loss) from change in fair value of warrant liability), capital management/liquidity, average premium (“BPS”) of portfolio, earned premium yield of portfolio, average FICO score of portfolio, average LTV of portfolio, delinquency rate of portfolio, objective customer service measures or indices, employee management, common stock share price, and total return to shareholders, in each case with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies).

(ii)    “Performance Period” means that period established by the Committee at the time any Performance Unit or Cash-Based Award is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

(jj)    “Performance Unit” means any Award granted under Section 8 of a unit valued by reference to a designated amount of cash or other property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(kk)    “Person” has the meaning set forth in Section 11(e)(i).

(ll)    “Plan” means the NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan, as set forth herein and as hereinafter amended from time to time.

(mm)    “Replaced Award” has the meaning set forth in Section 11(b)

(nn)    “Replacement Award” has the meaning set forth in Section 11(b).

(oo)    “Restatement Effective Date” has the meaning set forth in Section 13(a).

(pp)    “Restricted Stock” means an Award granted under Section 6.

(qq)    “Restricted Stock Unit” has the meaning set forth in Section 7(a).

(rr)    “Restriction Period” has the meaning set forth in Section 6(c)(ii).

(ss)    “Section 16(b)” has the meaning set forth in Section 12(d).

(tt)    “Share” means a share of Common Stock.

(uu)    “Stock Appreciation Right” means an Award granted under Section 5(b) or 5(c).

(vv)    “Stock Option” means an Award granted under Section 5(a).

Appendix A - NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan
__________________________________________________________________________________________________________________________________________________________________________
(ww)    “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(xx)    “Tandem SAR” has the meaning set forth in Section 5(b).

(yy)    “Term” means the maximum period during which a Stock Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(zz)    “Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall also be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “non-qualified deferred compensation plan” within the meaning of Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Employment” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”).

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

Section 2.    Administration

(a)    Committee. The Plan shall be administered by the Board directly, or if the Board elects, by the Compensation Committee or such other committee of the Board as the Board may from time to time designate, which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. All references in this Plan to the “Committee” refer to the Board as a whole, unless a separate committee has been designated or authorized consistent with the foregoing.

Subject to the terms and conditions of this Plan, the Committee shall have absolute authority:

(i)    To select the Eligible Individuals to whom Awards may from time to time be granted;

(ii)    To determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Other Stock-Based Awards, Cash-Based Awards or any combination thereof are to be granted hereunder;

(iii)    To determine the number of Shares to be covered by each Award granted hereunder;

(iv)    To approve the form of any Award Agreement and determine the terms and conditions of any Award granted hereunder, including, but not limited to, the exercise price (subject to Section 5(d)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

(v)    To modify, amend or adjust the terms and conditions of any Award (subject to Sections 5(d) and 13(d)), at any time or from time to time, including, but not limited to, Performance Goals;

(vi)    To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred;

(vii)    To determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;

    2022 PROXY STATEMENT    iv

Appendix A - NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan
__________________________________________________________________________________________________________________________________________________________________________
(viii)    To determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

(ix)    To adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

(x)    To establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable, but in no event shall such blackout period conflict with or be more permissive than the blackout period determined under the Company’s Insider Trading Policy as may be in effect from time to time;

(xi)    To interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Award Agreement relating thereto);

(xii)    To decide all other matters that must be determined in connection with an Award; and

(xiii)    To otherwise administer this Plan.

(b)    Procedures.

(i)    The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may (to the extent permitted by applicable law) delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(ii)    Subject to Section 12(c), any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c)    Discretion of Committee. Subject to Section 1(i), any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of this Plan shall be final, binding and conclusive on all persons, including the Company, Participants and Eligible Individuals.

(d)    Cancellation or Suspension. Subject to Section 5(d), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

(e)    Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award; provided, however, that the terms of a Cash-Based Award may, but are not required to, be set forth in an Award Agreement. The effectiveness of an Award shall be subject to the Award Agreement being signed by the Company and the Participant receiving the Award unless otherwise provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 13(d) hereof.

Section 3.    Common Stock Subject to Plan

(a)    Plan Maximums. The maximum number of Shares that may be granted pursuant to Awards under this Plan shall be 8,250,000 Shares (which amount includes, for the avoidance of doubt the number of Shares subject to outstanding awards and otherwise available for issuance under the Prior Plan). The maximum number of Shares that may be granted pursuant to Stock Options intended to be Incentive Stock Options shall be 6,000,000 Shares. Shares subject to an Award under this Plan may be authorized and unissued Shares.

(b)    Individual Limits.

(i)    No Participant may be granted Performance Units (other than Stock Options and Stock Appreciation Rights) covering in excess of 1,000,000 Shares during any calendar year. No Participant may be granted

v

Appendix A - NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan
__________________________________________________________________________________________________________________________________________________________________________
Stock Options and Stock Appreciation Rights covering in excess of 1,000,000 Shares during any calendar year.

(ii)    During any given calendar year, no Participant who is a non-employee member of the Board may be granted Awards (other than Cash-Based Awards) with a value in excess of $600,000 in respect of such Board service. For purposes of this Section 3(b)(ii), the value of an Option or Stock Appreciation right shall be determined in accordance with the Black-Scholes or other pricing model used to determine Option values in the Company’s most recent report on Form 10-K and the value of any Award of Restricted Stock, Restricted Stock Units or Performance Units or Other Stock-Based Awards shall be determined based on the Fair Market Value of the underlying Shares on the grant date of the Award.

(c)    Rules for Calculating Shares Delivered. To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under this Plan. If the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or withholding Shares relating to such Award, the net number of Shares subject to the Award after payment of the tax withholding obligations shall be deemed to have been granted for purposes of the first sentence of Section 3(a), and the number of Shares delivered or withheld to satisfy the tax withholding obligations shall again be available for Awards under the Plan. If any Shares subject to a Stock Option or Stock Appreciation Right are not delivered to a Participant because the Stock Option or Stock Appreciation Right is exercised through a reduction of Shares subject to the Award (i.e., “net exercised”), the number of Shares that are not delivered to the Participant shall no longer be available for issuance under the Plan. If any Shares are reacquired by the Company as consideration for the exercise of a Stock Option or a Stock Appreciation Right, such Shares shall no longer be available for issuance under the Plan.

(d)    Adjustment Provisions.

(i)    In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (ii) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number of Shares considered delivered based on the type of Award granted as set forth in Section 3(c), (iv) the number and kind of Shares or other securities subject to outstanding Awards; (v) the Performance Goals applicable to outstanding Awards; and (vi) the exercise price of outstanding Awards.

(ii)    In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; (D) the Performance Goals applicable to outstanding Awards; and (E) the exercise price of outstanding Awards.

(iii)    In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value (as determined by the Board) of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Stock Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with

    2022 PROXY STATEMENT    vi

Appendix A - NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan
__________________________________________________________________________________________________________________________________________________________________________
new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s filings with the Commission.

(iv)    Any adjustments made pursuant to this Section 3(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and (ii) any adjustments made pursuant to Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Section 409A of the Code or (B) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

(v)    Any adjustment under this Section 3(d) need not be the same for all Participants.

Section 4.     Awards

(a)    Eligibility. Awards may be granted under this Plan to Eligible Individuals; provided, however, that Incentive
Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

(b)    Vesting. Notwithstanding anything contained in this Plan to the contrary, Awards granted under the Plan (i)
that vest based upon the continued service of the applicable Participant shall vest over a minimum service period of one year and (ii) that vest based on the attainment of Performance Goals shall vest over a minimum Performance Period of one year; provided, however, that (x) the Committee may, in its discretion, determine that such restrictions may lapse (in whole or in part) in the event of a Participant’s death or disability or other termination of employment or services or upon a Change in Control and (y) up to 5% of the total number of Shares reserved for issuance under the Plan pursuant to Section 3(a) may be subject to Awards granted after the Restatement Effective Date which do not meet the preceding vesting or acceleration limitations.

(c)    Dividends. Notwithstanding anything contained in this Plan to the contrary, no dividends (whether payable in cash or Common Stock) shall be paid in respect of an Award of Restricted Stock, Restricted Stock Units or Performance Units or Other Stock-Based Awards until the restrictions and risks of forfeiture applicable to the underlying Award (or portion thereof) have lapsed; provided, however, that the Committee may, in its sole discretion, provide that any such dividends may be accumulated and paid upon the date on which such restrictions or risks of forfeiture have lapsed in respect of the associated Award.

Section 5.     Stock Options and Stock Appreciation Rights

(a)    Types of Stock Options. Stock Options may be granted alone or in addition to other Awards granted under this Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. The Award Agreement for a Stock Option shall indicate whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(b)    Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with a Stock Option, or “Free-Standing SARs,” which are not granted in conjunction with a Stock Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c)    Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Stock Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Stock Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Stock Option. A Tandem SAR shall

Appendix A - NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan
__________________________________________________________________________________________________________________________________________________________________________
terminate or be forfeited upon the exercise or forfeiture of the related Stock Option, and the related Stock Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d)    Exercise Price. The exercise price per Share subject to a Stock Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Stock Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be canceled in exchange for cash or other Awards or in conjunction with the grant of any new Stock Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Stock Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

(e)    Term. The Term of each Stock Option and each Free-Standing SAR shall be fixed by the Committee, but no Stock Option or Free-Standing SAR shall be exercisable more than 10 years after its Grant Date.

(f)    Exercisability. Except as otherwise provided herein, Stock Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

(g)    Method of Exercise. Subject to the provisions of this Section 5, Stock Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the Term thereof by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option or Free-Standing SAR to be purchased.

In the case of the exercise of a Stock Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Stock Options multiplied by the applicable exercise price) per Share by certified or bank check, wire transfer, or such other instrument or method as the Company may accept. If provided for in the applicable Award Agreement as approved by the Committee, payment in full or in part may also be made as follows:

(i)    In the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the Participant of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the Participant shall only have the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option if such right is set forth in the applicable Award Agreement.

(ii)    To the extent permitted by applicable law, by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale necessary to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.

(iii)    By instructing the Company to withhold a number of such shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Stock Option is exercised) equal to the product of (A) the exercise price per Share multiplied by (B) the number of shares of Common Stock in respect of which the Stock Option shall have been exercised.

(h)    Delivery; Rights of Shareholders. A Participant shall not be entitled to delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right until the exercise price therefor has been fully paid and applicable taxes have been withheld. Except as otherwise provided in Section 5(l), a Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 15(a) and (iii) in the case of a Stock Option, has paid in full for such Shares.

(i)    Nontransferability of Stock Options and Stock Appreciation Rights. No Stock Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonqualified Stock Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities

    2022 PROXY STATEMENT    viii

Appendix A - NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan
__________________________________________________________________________________________________________________________________________________________________________
Act of 1933, as amended, and any successor thereto). A Tandem SAR shall be transferable only with the related Stock Option as permitted by the preceding sentence. Any Stock Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such Stock Option is transferred pursuant to this Section 5(i), it being understood that the term “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

(j)    Termination of Employment. Unless otherwise determined by the Committee or provided in the applicable Award Agreement, upon a Participant’s Termination or Employment, his or her Stock Options and Stock Appreciation Rights shall be treated as set forth below:

(i)    Termination by Reason of Death. If a Participant incurs a Termination of Employment by reason of death, any Stock Option or Stock Appreciation Right held by such Participant shall immediately vest in full and may thereafter be exercised until the earlier of (A) the third anniversary of such Participant’s Termination of Employment and (B) the expiration of the stated full Term thereof. In the event of Termination of Employment by reason of death, if an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(ii)    Termination by Reason of Disability. If a Participant incurs a Termination of Employment by reason of Disability, any Stock Option or Stock Appreciation Right held by such Participant shall immediately vest in full and may thereafter be exercised until the earlier of (A) the third anniversary of such Participant’s Termination of Employment and (B) the expiration of the stated full Term thereof. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(iii)    Termination by the Company for Cause. If a Participant incurs a Termination of Employment for Cause, any Stock Options and Stock Appreciation Rights held by such Participant, whether vested or unvested, shall thereupon terminate.

(iv)    Other Termination. If a Participant incurs a Termination of Employment for any reason other than death, Disability, or for Cause, and except as otherwise set forth in this Section 5(j), any Stock Option or Stock Appreciation Right held by such Participant, to the extent it was then exercisable at the time of termination, or, subject to Section 4(b), on such accelerated basis as the Committee may determine, may be exercised for the lesser of (A) 90 days following the date of such Termination of Employment and (B) the balance of the stated full Term thereof.

(v)    Notwithstanding the foregoing provisions of Section 5(j) and subject to Section 4(b), the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment, provided that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement.

(k)    Additional Rules for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, no Stock Option which is intended to qualify as an Incentive Stock Option may be granted to any Eligible Employee who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a Share and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time a Stock Option for the Common Stock is granted) for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent a Stock Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a Nonqualified Stock Option.

(l)    Dividends and Dividend Equivalents. Dividends (whether paid in cash or Shares) and dividend equivalents may not be paid or accrued on Stock Options or Stock Appreciation Rights; provided that Stock Options and Stock Appreciation Rights may be adjusted under certain circumstances in accordance with the terms of Section 3(d).

Section 6.    Restricted Stock

Appendix A - NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan
__________________________________________________________________________________________________________________________________________________________________________
(a)    Administration. Shares of Restricted Stock are actual Shares issued to a Participant and may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 6(c).

(b)    Book Entry Registration or Certificated Shares. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. If any certificate is issued in respect of shares of Restricted Stock, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and     conditions (including forfeiture) of the NMI Holdings, Inc. 2014 Amended and Restated Omnibus Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of NMI Holdings, Inc.

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c)    Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Employment):

(i)    The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or (C) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient.

(ii)    Subject to the provisions of this Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(d)    Rights of a Shareholder. Except as provided in this Section 6 and the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends. As determined by the Committee in the applicable Award Agreement and subject to Section 15(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be payable in cash and shall be held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, and shall be held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends.

(e)    Delivery of Unlegended Certificates. If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

(f)    Termination of Employment. Unless otherwise determined by the Committee or provided in the applicable Award Agreement, upon a Participant’s Termination or Employment, his or her Restricted Stock shall be treated as set forth below:

(i)    Termination by Reason of Death or Disability. If a Participant incurs a Termination of Employment by reason of death or Disability, the restrictions, including any Performance Goals, applicable to any Restricted Stock shall lapse (with respect to Performance Goals, be deemed earned in full based on the

    2022 PROXY STATEMENT    x

Appendix A - NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan
__________________________________________________________________________________________________________________________________________________________________________
applicable target level), and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

(ii)    Other Termination. If a Participant incurs a Termination of Employment for any reason other than death or Disability during the Restriction Period or before the requisite service period or applicable Performance Goals are satisfied, all Shares still subject to restriction shall be forfeited by the Participant.

Section 7.    Restricted Stock Units

(a)    Nature of Awards. Restricted stock units and deferred share rights (together, “Restricted Stock Units”) are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or both, based upon the Fair Market Value of a specified number of Shares.

(b)    Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Employment):

(i)    The Committee shall, prior to or at the time of grant, condition (A) the vesting of Restricted Stock Units upon the continued service of the applicable Participant, or (B) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or (C) the grant or vesting of an Award of Restricted Stock Units upon the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee in the applicable Award Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

(ii)    Subject to the provisions of this Plan and the applicable Award Agreement, during the Restriction Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iii)    The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 15(e) below).

(c)    Rights of a Shareholder. A Participant to whom Restricted Stock Units are awarded shall have no rights as a shareholder with respect to the Shares represented by the Restricted Stock Units unless and until Shares are actually delivered to the participant in settlement thereof. Unless otherwise determined by the Committee and subject to Section 15(e), an Award of Restricted Stock Units shall be adjusted to reflect deemed reinvestment in additional Restricted Stock Units of the dividends that would be paid and distributions that would be made with respect to the Award of Restricted Stock Units if it consisted of actual Shares. Notwithstanding the immediately preceding sentence, if an adjustment to an Award of Restricted Stock Units is made pursuant to Section 3(d) as a result of any dividend or distribution, no increase to such Award (by means of deemed reinvestment in additional Restricted Stock Units) shall be made under this Section 7(c) as a result of the same dividend or distribution.

(d)    Termination of Employment. Unless otherwise determined by the Committee or provided in the applicable Award Agreement, upon a Participant’s Termination of Employment, his or her Restricted Stock Units shall be treated as set forth below:

(i)    Termination by Reason of Death or Disability. If a Participant incurs a Termination of Employment by reason of death or Disability, the restrictions, including any Performance Goals, applicable to any Restricted Stock Units shall lapse (with respect to Performance Goals, be deemed earned in full based on the applicable target level), and such Restricted Stock Units shall become fully vested and settled to the full extent of the original grant.

(ii)    Other Termination. If a Participant incurs a Termination of Employment for any reason other than death or Disability during the Restriction Period or before the applicable Performance Goals are satisfied, all unvested Restricted Stock Units shall be forfeited by the Participant.

Appendix A - NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan
__________________________________________________________________________________________________________________________________________________________________________
Section 8.    Performance Units

Performance Units may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under this Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit. The conditions for grant or vesting and the other provisions of Performance Units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Performance Units may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement.

Section 9.    Other Stock-Based Awards

The Committee may grant Awards of Shares or related to Shares not otherwise described herein in such amounts and subject to such terms and conditions consistent with the terms of this Plan as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (a) involve the transfer of actual Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares, (b) be subject to performance-based and/or service-based conditions, (c) be in the form of phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, or other Awards denominated in, or with a value determined by reference to, a number of Shares that is specified at the time of the grant of such Award, and (d) be designed to comply with applicable laws of jurisdictions other than the United States.

Section 10.    Cash-Based Awards

The Committee may grant Awards to Eligible Individuals that are denominated and payable in cash in such amounts and subject to such terms and conditions consistent with the terms of this Plan as the Committee shall determine. With respect to a Cash-Based Award subject to Performance Goals, the Performance Goals to be achieved during any performance period and the length of the performance period shall be determined by the Committee upon the grant of such Cash-Based Award, or (b) the grant or vesting of Cash-Based Awards upon the attainment of Performance Goals or (c) the grant or vesting of a Cash-Based Awards upon the attainment of Performance Goals and the continued service of the applicable Participant.

Section 11.    Change-in-Control Provisions

(a)    General. The provisions of this Section 11 shall, subject to Section 3(d), apply notwithstanding any other provision of this Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.

(b)    Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement: (i) all then-outstanding Stock Options and Stock Appreciation Rights shall become fully vested and exercisable, and all Full-Value Awards (other than performance-based Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 11(c) (any award meeting the requirements of Section 11(c), a “Replacement Award”) is provided to the Participant pursuant to Section 3(d) to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”),and (ii) any performance-based Award that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)).

(c)    Replacement Awards. An Award shall meet the conditions of this Section 11(c) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 3(d); (iii) if the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains terms relating to vesting (including with respect to a Termination of Employment) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. The determination whether the

    2022 PROXY STATEMENT    xii

Appendix A - NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan
__________________________________________________________________________________________________________________________________________________________________________
conditions of this Section 11(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(d)    Termination of Employment. Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Award Agreement (or other severance, change in control or employment agreement), upon a Termination of Employment of a Participant by the Company other than for Cause within 24 months following a Change in Control, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full (with respect to Performance Goals, unless otherwise agreed in connection with the Change in Control, at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee taking into account performance through the latest date preceding the Termination of Employment as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)), and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, any Stock Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Employment may thereafter be exercised until the expiration of the stated full Term of such Stock Option or Stock Appreciation Right.

(e)    Definition of Change in Control. For purposes of this Plan, a “Change in Control” shall mean the happening of any of the following events:

(i)    An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 11(e); or

(ii)    A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this Section 11(e), any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered as a member of the Incumbent Board; or

(iii)    The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a non- corporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of

Appendix A - NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan
__________________________________________________________________________________________________________________________________________________________________________
the board of directors (or, for a non-corporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)    The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Section 12.    Section 16(b); Section 409A

(a)    The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

(b)    The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable by reason of a Participant’s Separation from Service during the six-month period immediately following such Separation from Service shall instead be paid or provided on the first business day following the date that is six months following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days following the date of the Participant’s death.

Section 13.    Term, Amendment and Termination

(a)    Effectiveness. The Plan was approved by the Board on March 21, 2014, and became effective upon approval by the Company’s shareholders on May 8, 2014 (the “Effective Date”). The first amendment and restatement of the Plan was approved by the Board on February 9, 2017 and became effective upon approval by the Company’s shareholders on May 11, 2017. This second amendment and restatement of the Plan was approved by the Board on March 16, 2022, and it will be effective as of the date of such approval by the Company’s shareholders (the “Restatement Effective Date”).

(b)    Termination. The Plan will terminate on the tenth anniversary of the Restatement Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

(c)    Amendment of Plan. The Board or the Committee may amend, alter, or discontinue this Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d)    Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or Award to comply with applicable law, Applicable Exchange listing standards or accounting rules.

Section 14.    Unfunded Status of Plan

It is intended that this Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

    2022 PROXY STATEMENT    xiv

Appendix A - NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan
__________________________________________________________________________________________________________________________________________________________________________
Section 15.    General Provisions

(a)    Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under this Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b)    Additional Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c)    No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of this Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d)    Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding of up to the maximum amount permitted to be withheld for tax purposes, but in no event less than the minimum amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock; provided, however, unless otherwise subsequently determined by the Committee, with respect to a Participant subject to Section 16 of the Exchange Act, the withholding of Shares by the Company or any of its Affiliates to satisfy tax, exercise price or other withholding obligations in respect of an Award shall be mandatory.

(e)    Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then-outstanding Awards). If sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 15(e).

(f)    Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

(g)    Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of this Plan. All Shares underlying Awards that are forfeited or canceled revert to the Company.

(h)    Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

Appendix A - NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan
__________________________________________________________________________________________________________________________________________________________________________
(i)    Non-Transferability. Except as otherwise provided in Sections 5(i), 6(c)(ii) and 7(b)(ii) or as determined by the Committee, Awards under this Plan are not transferable except by will or by laws of descent and distribution.

(j)    Recoupment Policy. Awards shall be subject to any incentive compensation recoupment policy established from time to time by the Company and in all events shall be subject to such forfeiture and recoupment provisions as may be required by applicable law or exchange rule or regulation.

    2022 PROXY STATEMENT    xvi

Appendix B - Explanation and Reconciliation of our use of Non-GAAP Financial Measures
APPENDIX B

EXPLANATION AND RECONCILIATION OF OUR USE OF NON-GAAP FINANCIAL MEASURES
We believe the use of the non-GAAP measure of adjusted net income enhances the comparability of our fundamental financial performance between periods and provides relevant information to investors. This non-GAAP financial measure aligns with the way the Company's business performance is evaluated by management. The measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently and their measures may not be comparable to ours in how these measures are calculated and presented.
    Adjusted net income is defined as GAAP net income, excluding the after-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.
Although adjusted net income excludes certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.
•Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statement of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by the equity market and general economic factors that do not impact or reflect our current period operating results. We believe trends in our operating performance can be more clearly identified by excluding fluctuations related to the change in fair value of our warrant liability.
•Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.
•Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
•Infrequent or unusual non-operating items. Items that are the result of unforeseen or uncommon events, which occur separately from operating earnings and are not expected to recur in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are non-recurring in nature, are not part of our primary operating activities and do not reflect our current period operating results. There were no infrequent or unusual non-operating items for the periods presented in this proxy statement.
ii

Appendix B - Explanation and Reconciliation of our use of Non-GAAP Financial Measures

Non-GAAP Financial Measure Reconciliation

	Year Ended
	2021	2020
As Reported	(In Thousands)
Revenues
Net premiums earned	$444,294	$397,172
Net investment income	38,072	31,897
Net realized investment gains	729	930
Other revenues	1,977	3,284
Total revenues	485,072	433,283
Expenses
Insurance claims and claims expenses	12,305	59,247
Underwriting and operating expenses(1)	142,303	131,610
Service expenses(1)	2,509	2,840
Interest expense	31,796	24,387
(Gain) loss from change in fair value of warrant liability	(566)	(2,907)
Total expenses	188,347	215,177

Income before income taxes	296,725	218,106
Income tax expense	65,595	46,540
Net income	$231,130	$171,566
Adjustments:
Net realized investment (gains)	(729)	(930)
(Gain) loss from change in fair value of warrant liability	(566)	(2,907)
Capital markets transaction costs	3,979	7,237
Other infrequent, unusual or non-operating items(1)	3,829	—
Adjusted income before taxes	303,238	221,506

Income tax expense on adjustments(2)	806	1,324
Adjusted net income	$236,837	$173,642
(1) Represents severance, restricted stock modification and other expenses incurred in connection with the CEO transition announced on September 9, 2021. See "CEO Transition & Compensation of Mr. Pollitzer in 2022" above.
(2) Marginal tax impact of non-GAAP adjustments is calculated based on our statutory U.S. federal corporate income tax rate of 21%, except for those items that are not eligible for an income tax deduction. Such non-deductible items include gains or losses from the change in the fair value of our warrant liability and certain costs incurred in connection with the CEO transition, which are limited under Section 162(m) of the Internal Revenue Code.
ii

Appendix B - Explanation and Reconciliation of our use of Non-GAAP Financial Measures
    We also believe that use of the non-GAAP measures of adjusted operating income, adjusted return-on-equity and adjusted expense ratio assist in the measurement of performance for bonus determination. Use of these non-GAAP financial measures are consistent with the performance goals set forth in the NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan and the Company's 2021 operational plan and budget approved by the Board.
    Adjusted operating income, as approved by the Compensation Committee, is defined as GAAP pre-tax income, excluding the pre-tax impact of bonus accruals and performance awards above/below target, gains or losses related to the change in fair value of our warrant liability, net realized investment gains or losses from our investment portfolio, non-budgeted capital transactions and budgeted capital transactions with unexpected accounting treatment.
Adjusted return-on-equity, as approved by the Compensation Committee, is defined as GAAP net income, excluding the after-tax impact of bonus accruals and performance awards above/below target, gains or losses related to the change in fair value of our warrant liability, net realized investment gains or losses from our investment portfolio, non-budgeted capital transactions and budgeted capital transactions with unexpected accounting treatment, divided by average of 12/31/2020 and 12/31/2021 GAAP shareholders' equity, excluding the GAAP impact of changes in accumulated comprehensive other income from plan, gains or losses related to the change in fair value of our warrant liability, and warrant exercises.
Adjusted expense ratio, as approved by the Compensation Committee, is defined as GAAP net operating expense, excluding the pre-tax impact of bonus accruals and performance awards above/below target and expenses related to non-budgeted capital transactions and budgeted capital transactions with unexpected accounting treatment, divided by GAAP net premiums earned.
The items excluded from adjusted operating income, adjusted return-on-equity and adjusted expense ratio represent items that are calculated in accordance with formulas approved by the Compensation Committee. The primary purpose of the exclusions from operating income is to remove elements of income or loss which, in the judgment of the Compensation Committee, are not appropriate to consider for purposes of assessing the Company's achievement of the corporate bonus objectives.
•Net realized investment gains and losses. The recognition of net investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
•Change in fair value of warrant liability. We exclude fluctuations related to the change in fair value of our warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statements of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by the equity market and general economic factors that do not impact or reflect our current period operating results.
•Bonus accruals and performance awards above/below target. Adjusted operating income is one of the metrics used to set the threshold for the establishment of a bonus pool and performance targets; therefore, the metric was defined in a manner that would illustrate trends in profitability and operating performance without the impact of bonuses or performance awards above/below target. Expenses associated with these items are estimates recorded throughout the fiscal year, which are ultimately dependent on approval from the Compensation Committee.
•Capital markets transactions. Non-budgeted capital transactions and budgeted capital transactions with unexpected accounting treatment are excluded. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.

ii

FORM OF PROXY CARD

NMI HOLDINGS, INC. 2100 POWELL STREET, 12th FLOOR EMERYVILLE, CA 94608	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on Wednesday, May 11, 2022. Have this proxy card and the information that is printed in the box marked by the arrow in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
During the Meeting - Go to www.virtualshareholdermeeting.com/NMIH2022

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting until voting is closed. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time on Wednesday, May 11, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D73469-P68072	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NMI HOLDINGS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the Election of Directors, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.		ú	ú	ú
1.	Election of Directors
Nominee:
01)	Bradley M. Shuster	06)	Lynn McCreary
02)	Adam S. Pollitzer	07)	Michael Montgomery
03)	Michael Embler	08)	Regina Muehlhauser
04)	Priya Huskins	09)	Steven L. Scheid
05)	James G. Jones
					For	Against	Abstain
2.	Advisory approval of our executive compensation.				ú	ú	ú

3.	Approval of the NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan				ú	ú	ú

4.	Ratification of the appointment of BDO USA, LLP as NMI Holdings, Inc.'s independent auditors.				ú	ú	ú

5.	Any other matters that may properly come before the Annual Meeting.				ú	ú	ú

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]			Date	Signature (Joint Owners)		Date

To the Stockholders of NMI Holdings, Inc.:
The 2022 Annual Meeting of Stockholders (Annual Meeting) of NMI Holdings, Inc. (NMI) will be held as a virtual meeting on Thursday, May 12, 2022, at 8:30 a.m. Pacific Time, to vote on the following matters:
1.     Election of nine directors;
2.    Advisory approval of our executive compensation;
3.    Approval of the NMI Amended and Restated 2014 Omnibus Incentive Plan;
4.    Ratification of the appointment of BDO USA, LLP as NMI's independent auditors; and
5.    Any other matters that properly come before the Annual Meeting.
The proxy statement contains information regarding the Annual Meeting, including information on the matters to be voted on prior to and during the Annual Meeting. If you have chosen to view our proxy statements and annual reports over the Internet instead of receiving paper copies in the mail, you can access our proxy statement and 2021 Annual Report and vote at www.proxyvote.com.
Your vote is important. Whether or not you expect to attend the Annual Meeting, we encourage you to promptly vote these shares by one of the methods listed on the reverse side of this proxy card.
You will be able to attend the Annual Meeting via live audio webcast by visiting NMI's virtual meeting website at www.virtualshareholdermeeting.com/NMIH2022 on Thursday, May 12, 2022, at 8:30 a.m. Pacific Time. Upon visiting the meeting website, you will be prompted to enter the 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail. The unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website. Further instructions on how to attend and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.

Sincerely,
Bradley M. Shuster
Executive Chairman
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D73470-P68072
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NMI HOLDINGS, INC.
The undersigned hereby appoints Bradley M. Shuster and William J. Leatherberry, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Class A Common Stock of NMI Holdings, Inc. which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of NMI Holdings, Inc. to be held on May 12, 2022 or any adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting.
        THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED (1) FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1; (2) FOR PROPOSAL 2; (3) FOR PROPOSAL 3; (4) FOR PROPOSAL 4; AND (5) IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed on the reverse side)